     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1995
                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            SPRINGS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          SOUTH CAROLINA                         5023                           57-0252730
 (State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
  incorporation or organization)     Classification Code Number)           Identification No.)

                             ---------------------

                             205 NORTH WHITE STREET
                        FORT MILL, SOUTH CAROLINA 29715
                                 (803) 547-1500
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                            C. POWERS DORSETT, ESQ.
                VICE PRESIDENT -- GENERAL COUNSEL AND SECRETARY
                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                        FORT MILL, SOUTH CAROLINA 29715
                                 (803) 547-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

               George L. Cohen, Esq.                              Edward J. Hawie, Esq.
           Sutherland, Asbill & Brennan                              King & Spalding
            999 Peachtree Street, N.E.                            191 Peachtree Street
              Atlanta, GA 30309-3996                             Atlanta, GA 30303-1763
                  (404) 853-8000                                     (404) 572-4600

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
        TITLE OF EACH CLASS                               PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
           OF SECURITIES                AMOUNT TO BE       OFFERING PRICE  AGGREGATE OFFERING REGISTRATION
          TO BE REGISTERED               REGISTERED          PER SHARE           PRICE            FEE
- ----------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $.25..............................  3,000,000 shares(1)    $39.1174(2)    $117,352,200(2)     $40,467
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Class A Common Stock of the Registrant issuable to shareholders of Dundee Mills, Incorporated upon the consummation of the merger of Dundee Mills, Incorporated with Dundee Acquisition Corp. pursuant to the terms of the Agreement and Plan of Merger.
(2) Estimated solely for purposes of calculating the registration fee and based, pursuant to Rules 457(f)(2) and (3) promulgated under the Securities Act of 1933, on the value of the common stock of Dundee Mills, Incorporated to be acquired by the Registrant in the merger of Dundee Mills, Incorporated with Dundee Acquisition Corp. in exchange for the securities registered, based on the book value of the common stock of Dundee Mills, Incorporated as of December 31, 1994 ($121,527,846) and the maximum number of shares of Dundee Mills, Incorporated which could be received by the Registrant in the merger described herein less $4,175,700, representing the corresponding amount of cash to be paid by the Registrant in the merger based on conversion of the maximum number of shares of Dundee Common Stock convertible into Class A Common Stock of the Registrant under the Agreement and Plan of Merger, assuming a price of the Registrant's Class A Common Stock of $37.9375 per share, the average of the high and low prices of the Registrant's Class A Common Stock on the New York Stock Exchange on March 7, 1995.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            SPRINGS INDUSTRIES, INC.

            CROSS-REFERENCE SHEET TO FORM S-4 REGISTRATION STATEMENT
                  (PURSUANT TO ITEM 501(B) OF REGULATION S-K)

                PART 1 -- INFORMATION REQUIRED IN THE PROSPECTUS

                                                           LOCATION IN PROXY STATEMENT AND
            FORM S-4 ITEM NUMBERS AND CAPTIONS                        PROSPECTUS
      -----------------------------------------------  ----------------------------------------
A.     INFORMATION ABOUT THE TRANSACTION
       1.    Forepart of Registration Statement and
               Outside Front Cover Page of
               Prospectus............................  Facing Page; Outside Front Cover Page of
                                                         Proxy Statement and Prospectus
       2.    Inside Front and Outside Back Cover
               Pages of Prospectus...................  Inside Front Cover Page of Proxy
                                                       Statement and Prospectus; Available
                                                         Information; Information Incorporated
                                                         by Reference; Table of Contents
       3.    Risk Factors, Ratio of Earnings to Fixed
               Charges and Other Information.........  Summary
       4.    Terms of the Transaction................  Summary; The Merger; Comparison of
                                                       Rights of Holders of Springs Class A
                                                         Stock and Holders of Dundee Common
                                                         Stock
       5.    Pro Forma Financial Information.........  Springs Industries, Inc. Pro Forma
                                                       Combined Financial Data
       6.    Material Contacts with the Company Being
               Acquired..............................  Summary; The Merger
       7.    Additional Information Required for
               Reoffering by Persons and Parties
               Deemed to be Underwriters.............                     *
       8.    Interests of Named Experts and
               Counsel...............................  Legal Matters; Experts
       9.    Disclosure of Commission Position on
               Indemnification for Securities Act
               Liabilities...........................                     *
B.     INFORMATION ABOUT THE REGISTRANT
      10.    Information with respect to S-3
               Registrants...........................  Available Information; Summary
      11.    Incorporation of Certain Information by
               Reference.............................  Information Incorporated by Reference
      12.    Information with Respect to S-2 or S-3
               Registrants...........................                     *
      13.    Incorporation of Certain Information by
               Reference.............................                     *
      14.    Information with Respect to Registrants
               Other than S-2 or S-3 Registrants.....                     *
C.     INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.    Information with Respect to S-3
               Companies.............................                     *
      16.    Information with Respect to S-2 or S-3
               Companies.............................                     *

                                                           LOCATION IN PROXY STATEMENT AND
            FORM S-4 ITEM NUMBERS AND CAPTIONS                        PROSPECTUS
      -----------------------------------------------  ----------------------------------------
      17.    Information with Respect to Companies
               Other than S-2 or S-3 Companies.......  Summary; Dundee Common Stock Prices and
                                                         Dividend Policies; Dundee Selected
                                                         Financial Data; Dundee Management's
                                                         Discussion and Analysis of Financial
                                                         Condition and Results of Operations;
                                                         Business of Dundee; Dundee Voting
                                                         Securities and Principal Holders;
                                                         Dundee Mills, Incorporated Financial
                                                         Statements
D.     VOTING AND MANAGEMENT INFORMATION
      18.    Information if Proxies, Consents or
               Authorizations are to be Solicited....  Summary; The Meeting; The Merger;
                                                         Ratification of Certain Issuances of
                                                         Dundee Common Stock; Business of
                                                         Springs; Information Incorporated by
                                                         Reference; Dundee Voting Securities
                                                         and Principal Holders; Springs
                                                         Management and Principal Shareholders
      19.    Information if Proxies, Consents or
               Authorizations are not to be Solicited
               or in an Exchange Offer...............                     *

- ---------------

* Omitted since the answer is negative or the Item is not applicable.

                                    DUNDEE
                          DUNDEE MILLS INCORPORATED

                                           , 1995

Dear Shareholder:

     You are cordially invited to attend an important Special Meeting of the Shareholders (the "Meeting") of Dundee Mills, Incorporated ("Dundee") to be held at Griffin Technical Institute, 501 Varsity Road, Griffin, Georgia 30223 on
            , 1995 at             .m. local time.

     At the Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger, as amended (the "Merger Agreement") which provides for the acquisition of Dundee by Springs Industries, Inc. ("Springs") in exchange for shares of Class A common stock of Springs and, to a limited extent, cash, through the merger of Dundee with a wholly owned subsidiary of Springs (the "Merger"). If the Merger is consummated, each outstanding share of Dundee common stock, with certain exceptions, will be converted into and exchanged for the right to receive an amount of Springs Class A common stock equal in value to $2,525.00 (subject to variation based on market prices) or cash in that amount, at the shareholder's election and subject to certain limitations. Dundee shareholders may also elect to convert a portion of their holdings of Dundee common stock into cash and the remaining portion into Springs Class A common stock. Details of the Merger are set forth in the accompanying Proxy Statement and Prospectus, which you should read carefully.

     Springs' obligation to consummate the Merger is conditioned upon, among other things, Dundee shareholder approval of the Merger Agreement and Dundee shareholder approval and ratification of certain past issuances of Dundee common stock. The affirmative votes of a majority of the outstanding shares of Dundee common stock will be necessary for approval and adoption of the Merger Agreement.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF DUNDEE HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AS BEING IN THE BEST INTERESTS OF DUNDEE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF DUNDEE HAS BEEN ADVISED BY THE ROBINSON-HUMPHREY COMPANY, INC. THAT, IN ITS OPINION, THE CONSIDERATION TO BE PAID BY SPRINGS IN THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, TO DUNDEE SHAREHOLDERS AS OF THE DATE OF SUCH OPINION.

     All shareholders are invited to attend the Meeting in person. In order that your shares may be represented at the Meeting, you are urged to promptly complete, sign, date and return the accompanying proxy card in the enclosed, postage-paid envelope, whether or not you plan to attend the Meeting. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting even if you have previously returned your proxy.

     If you wish to receive any cash in the Merger, you must follow the procedures described under "IMPORTANT NOTICES" below.

                                          Sincerely,

                                          /s/  JOHN T. NEWTON
                                          -----------------------------------
                                               JOHN T. NEWTON
                                               Chairman of the Board



                       P.O. Drawer E, Griffin, GA 30224
                                (404) 227-5581
                              Fax (404) 412-5656
                           TOWEL MAKERS SINCE 1888

                           DUNDEE MILLS, INCORPORATED

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD             , 1995

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Dundee Mills, Incorporated, a Georgia corporation ("Dundee"), will be held at Griffin
Technical Institute, 501 Varsity Road, Griffin, Georgia 30223 on             ,
at             , local time, for the following purposes:

          1. To consider and vote on a proposal to approve the Agreement and Plan of Merger dated as of February 6, 1995, as amended (the "Merger Agreement"), among Dundee, Springs Industries, Inc. ("Springs") and Dundee Acquisition Corp., a wholly-owned subsidiary of Springs ("Subcorp"), which provides for the acquisition of Dundee by Springs in exchange for shares of Class A common stock of Springs and, to a limited extent, cash, through the merger of Dundee with Subcorp (the "Merger"). If the Merger is consummated, each outstanding share of Dundee common stock, with certain exceptions, will be converted into and exchanged for the right to receive an amount of Springs Class A common stock equal in value to $2,525.00 (subject to variation based on market prices) or cash in that amount, at the shareholder's election and subject to certain limitations. The terms of the Merger are described in the accompanying Proxy Statement and Prospectus.

          2. To approve and ratify the terms and conditions of certain past issuances of Dundee common stock, as described in the accompanying Proxy Statement and Prospectus.

          3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on             ,
1995 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting and at any adjournment thereof.

     The affirmative votes of a majority of the outstanding shares of Dundee common stock will be necessary for approval and adoption of the Merger Agreement, and for approval and ratification of the terms and conditions of certain past issuances of Dundee common stock.

     Shareholders of Dundee have the right to dissent from the Merger and demand payment of the fair value of their shares of Dundee common stock if the Merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with the requirements of the applicable provisions of Georgia law, which are attached as Exhibit C to the Proxy Statement and Prospectus and are incorporated herein by reference.

                                          By Order of the Board of Directors

                                          DOUGLAS R. TINGLE
                                          Secretary

Griffin, Georgia
            , 1995

                               IMPORTANT NOTICES

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN (EXACTLY AS YOUR NAME APPEARS THEREON) THE ENCLOSED PROXY, AND RETURN IT PROMPTLY TO DUNDEE MILLS, INCORPORATED IN THE POSTAGE PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

YOU MUST RETURN THE ENCLOSED LETTER OF TRANSMITTAL WITH YOUR STOCK CERTIFICATES REPRESENTING DUNDEE COMMON STOCK TO RECEIVE ANY MERGER CONSIDERATION. IF YOU WANT TO RECEIVE SOME OR ALL OF YOUR MERGER CONSIDERATION IN CASH INSTEAD OF SPRINGS CLASS A COMMON STOCK, YOU NEED TO COMPLETE THE CASH ELECTION FORM IN THE ENCLOSED LETTER OF TRANSMITTAL AND SEND IT (WITH ALL OF YOUR STOCK CERTIFICATES) TO WACHOVIA BANK OF NORTH CAROLINA, N.A. IN THE SEPARATE ENVELOPE PROVIDED NO
LATER THAN THE CLOSE OF BUSINESS ON                  , 1995. THE LETTER OF
TRANSMITTAL WILL ALSO PERMIT YOU TO RECEIVE SPRINGS CLASS A COMMON STOCK FOR SOME OR ALL OF YOUR SHARES OF DUNDEE COMMON STOCK IF YOU SO DESIRE.

EVEN IF YOU WANT TO RECEIVE ALL CASH OR ALL SPRINGS CLASS A COMMON STOCK FOR YOUR SHARES OF DUNDEE COMMON STOCK, IN SOME CIRCUMSTANCES YOU MAY STILL RECEIVE THE OTHER, AS DESCRIBED IN THE FOLLOWING PROXY STATEMENT AND PROSPECTUS.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION
DATED MARCH 8, 1995

                         PROXY STATEMENT AND PROSPECTUS

           PROXY STATEMENT                          PROSPECTUS
      DUNDEE MILLS, INCORPORATED             SPRINGS INDUSTRIES, INC.
         301 RAILROAD AVENUE                  205 NORTH WHITE STREET
              P.O. BOX E                           P.O. BOX 70
        GRIFFIN, GEORGIA 30224           FORT MILL, SOUTH CAROLINA 29715

     This Proxy Statement and Prospectus and the accompanying notice and form of proxy are being furnished to the shareholders of Dundee Mills, Incorporated, a
Georgia corporation ("Dundee") on or about                  , 1995 in connection
with the solicitation of proxies by the Board of Directors of Dundee from holders of Dundee's outstanding shares of common stock, $25.00 par value ("Dundee Common Stock"), for use at a special meeting of shareholders of Dundee
to be held on                  , 1995, at Griffin Technical Institute, 501
Varsity Road, Griffin, Georgia 30223 at             , local time, and at any
adjournments or postponements thereof (the "Meeting").

     At the Meeting, the Dundee shareholders will be asked to vote upon a proposal to approve an Agreement and Plan of Merger dated as of February 6, 1995, as amended (the "Merger Agreement"), among Springs Industries, Inc., a South Carolina corporation ("Springs"), Dundee Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of Springs ("Subcorp"), and Dundee. Under the Merger Agreement, Dundee will become a wholly-owned subsidiary of Springs through a merger of Dundee with Subcorp (the "Merger"), and each outstanding share of Dundee Common Stock, with certain exceptions, will be converted into and exchanged for the right to receive a number of shares of Springs Class A Common Stock, $.25 par value ("Springs Class A Stock") equal in value to $2,525.00 (subject to variation based on market prices) or cash in that amount, at the shareholder's election and subject to certain limitations. The Merger Agreement is attached to this Proxy Statement and Prospectus as Exhibit A and is incorporated herein by reference. DUNDEE SHAREHOLDERS WHO PREFER TO RECEIVE CASH FOR SOME OR ALL OF THEIR SHARES OF DUNDEE COMMON STOCK MUST CAREFULLY FOLLOW THE PROCEDURES DISCUSSED UNDER "THE MERGER -- CASH ELECTION PROCEDURE."

     At the Meeting, the Dundee shareholders will also be asked to vote upon the approval and ratification of the terms and conditions of certain past issuances of Dundee Common Stock, which are described in this Proxy Statement and Prospectus.

     The Board of Directors of Dundee knows of no business that will be presented at the Meeting other than the matters described in this Proxy Statement and Prospectus. If any other matters are presented at the Meeting, proxies will be voted in accordance with the discretion of the proxy holders.

     Springs has filed a Registration Statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 3,000,000 shares of Springs Class A Stock to be issued in connection with the Merger. This Proxy Statement, along with the materials which are incorporated by reference, also constitutes the Prospectus of Springs filed as part of the Registration Statement.

     THE DESCRIPTION OF ALL DOCUMENTS IN THIS PROXY STATEMENT AND PROSPECTUS IS QUALIFIED BY REFERENCE TO THE TEXT OF THOSE DOCUMENTS, INCLUDING BUT NOT LIMITED TO, THOSE DOCUMENTS ATTACHED AS EXHIBITS TO THIS PROXY STATEMENT AND PROSPECTUS.

     On                  , 1995, the last sale price of Springs Class A Stock as
reported on the New York Stock Exchange was $       per share. Dundee
shareholders are urged to obtain current quotes for Springs Class A Stock.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement and Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement and Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer, or solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement and Prospectus nor any distribution of the securities offered pursuant to this Proxy Statement and Prospectus shall create an implication that there has been no change in the affairs of Dundee or Springs since the date of this Proxy Statement and Prospectus.
                             ---------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

  The date of this Proxy Statement and Prospectus is                  , 1995.

                             AVAILABLE INFORMATION

     Springs is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements and other matters. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such materials may be inspected and copied at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005, where Springs Class A Stock is listed.

     Springs has filed a Registration Statement under the Securities Act with the SEC covering the Springs Class A Stock to be issued in connection with the Merger. This Proxy Statement and Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. With respect to statements made in this Proxy Statement and Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected at the public reference facilities of the Commission listed above.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SPRINGS WILL PROVIDE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROXY STATEMENT AND PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, COPIES OF ALL SUCH DOCUMENTS (OTHER THAN THE EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO SPRINGS INDUSTRIES, INC., 205 NORTH WHITE STREET, FORT MILL, SC 29715, ATTN: C. POWERS DORSETT, TELEPHONE: (803) 547-1500. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN                  , 1995
(FIVE BUSINESS DAYS BEFORE THE DATE OF THE MEETING).

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by Springs (File No. 1-5315) with the SEC under the Exchange Act are incorporated by reference herein: (a) Springs' Annual Report on Form 10-K for the fiscal year ended December 31, 1994; and (b) the description of the Springs Class A Stock contained or incorporated in Springs' Registration Statement on Form 10, filed on November 17, 1966, as updated by certain information contained in Springs' Forms 10-Q for the quarters ended April 7, 1987 and October 1, 1988.

     All documents filed by Springs pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the date of the Meeting, shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of the filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement and Prospectus.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY...............................................................................     1
  The Companies.......................................................................     1
  The Meeting.........................................................................     1
  Reasons for the Merger; Recommendation of Dundee's Board of Directors...............     2
  The Merger..........................................................................     2
  Merger Consideration................................................................     2
  Dissenters' Rights..................................................................     4
  Certain Terms of the Merger.........................................................     4
  Tax Consequences....................................................................     4
  Comparison of Shareholder Rights....................................................     5
  Market Prices.......................................................................     5
  Opinion of Dundee's Financial Advisor...............................................     5
  Interests of Certain Persons in the Merger..........................................     5
  Governmental and Regulatory Requirements............................................     6
  Ratification of Certain Issuances of Dundee Common Stock............................     6
  Selected Financial Data.............................................................     7
  Summary Pro Forma Financial Data (Unaudited)........................................     8
  Comparative Per Share Data..........................................................     9
THE MEETING...........................................................................    10
  General.............................................................................    10
  Record Date and Shares Entitled to Vote.............................................    10
  Vote Required; Security Ownership of Management.....................................    10
  Solicitation and Revocation of Proxies..............................................    11
  Rights of Dissenting Shareholders...................................................    11
THE MERGER............................................................................    13
  Background..........................................................................    13
  Dundee Reasons for the Merger; Recommendation of the Board of Directors of Dundee...    14
  Opinion of Dundee's Financial Advisor...............................................    15
  Springs Reasons for the Merger......................................................    18
  The Merger Agreement................................................................    18
  Merger Consideration................................................................    18
  Limitation on Cash Elections........................................................    19
  Limitation on Springs Class A Stock.................................................    20
  Cash Election Procedure.............................................................    20
  Exchange of Certificates for Non-Cash Election Shares...............................    21
  Fractional Shares...................................................................    21
  Conditions to the Merger............................................................    21
  Effective Time and Termination......................................................    22
  Amendment...........................................................................    23
  Representations, Warranties, Covenants and Agreements...............................    23
  Governmental and Regulatory Requirements............................................    23
  Expenses............................................................................    24
  Resale of Springs Class A Stock.....................................................    24
  Interests of Certain Persons........................................................    24
  Option and Proxy Agreements.........................................................    25
  Tax Consequences....................................................................    25
  Accounting Treatment................................................................    27
RATIFICATION OF CERTAIN ISSUANCES OF DUNDEE COMMON STOCK..............................    27

                                                                                        PAGE
                                                                                        ----
DUNDEE COMMON STOCK PRICES AND DIVIDEND POLICIES......................................    29
DUNDEE SELECTED FINANCIAL DATA........................................................    30
DUNDEE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................    31
  Background..........................................................................    31
  Results of Operation................................................................    31
  Seasonality.........................................................................    32
  Cost of Raw Materials...............................................................    32
BUSINESS OF SPRINGS...................................................................    33
  Home Furnishings....................................................................    33
  Specialty Fabrics...................................................................    33
BUSINESS OF DUNDEE....................................................................    35
  Towels..............................................................................    35
  Baby Products/Healthcare............................................................    35
  Broadcloth Fabric...................................................................    35
  Organization and Employees..........................................................    35
  Properties..........................................................................    36
SPRINGS MANAGEMENT AND PRINCIPAL SHAREHOLDERS.........................................    37
DUNDEE VOTING STOCK AND PRINCIPAL HOLDERS.............................................    38
COMPARISON OF RIGHTS OF HOLDERS OF SPRINGS CLASS A STOCK AND HOLDERS OF DUNDEE COMMON
  STOCK...............................................................................    39
  Voting Rights.......................................................................    39
  Liability of Directors..............................................................    40
  Indemnification of Officers and Directors...........................................    40
  Directors...........................................................................    40
  Dividends and Distributions.........................................................    41
  Special Shareholder Meetings; Action Without a Meeting..............................    41
  Preemptive Rights...................................................................    42
  Shareholder Inspection Rights.......................................................    42
  Amendment of Articles of Incorporation and Bylaws...................................    42
  Appraisal Rights....................................................................    43
  Anti-Takeover Provisions............................................................    43
  Shareholder Approval of Mergers and Asset Sales.....................................    44
SPRINGS CAPITAL STOCK.................................................................    45
  Voting Rights.......................................................................    45
  Dividends and Other Distributions...................................................    45
  Convertibility of Class B Stock.....................................................    46
  Restrictions on Transfer of Class B Stock...........................................    46
  Other Information Regarding Class A Stock and Class B Stock.........................    46
LEGAL MATTERS.........................................................................    46
EXPERTS...............................................................................    46
OTHER MATTERS.........................................................................    47
INDEX TO FINANCIAL STATEMENTS.........................................................   F-1
EXHIBIT A  --   AGREEMENT AND PLAN OF MERGER, AS AMENDED
EXHIBIT B  --   OPINION OF THE ROBINSON-HUMPHREY COMPANY, INC.
EXHIBIT C  --   GEORGIA BUSINESS CORPORATION CODE, ARTICLE 13

                                    SUMMARY

     The following summary is intended to highlight certain information contained elsewhere in this Proxy Statement and Prospectus. This summary is not a complete statement of all material information presented elsewhere herein and is qualified in its entirety by the more detailed information contained elsewhere herein and in the accompanying exhibits and the documents referred to herein. Shareholders are urged to read this Proxy Statement and Prospectus and the accompanying exhibits in their entirety. As used in this Proxy Statement and Prospectus, the terms "Springs" and "Dundee" refer to such corporations, respectively, and, except where the context otherwise requires, such entities and their respective subsidiaries. All information concerning Springs included in the Proxy Statement and Prospectus has been provided by Springs, and all information concerning Dundee included in this Proxy Statement and Prospectus has been provided by Dundee. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement and Prospectus.

THE COMPANIES

     Springs Industries, Inc., a South Carolina corporation ("Springs") is a diversified textile and home furnishings manufacturer and finisher, serving a variety of markets. Springs' principal business is concentrated in two segments. In its home furnishings business segment, Springs manufactures, purchases for resale and markets domestic bedding and bath products and decorative window products. In its specialty fabrics business segment, Springs manufactures, purchases for resale and markets a broad range of fabrics for industrial, apparel and specialty end uses. Dundee Acquisition Corp., a Georgia corporation ("Subcorp"), is a newly formed subsidiary of Springs organized for the purpose of effecting the Merger. The principal executive offices of Springs and Subcorp are located at 205 North White Street, Fort Mill, South Carolina 29715, and the telephone number is (803) 547-1500.

     Dundee Mills, Incorporated, a Georgia corporation ("Dundee") is a leading manufacturer of towels, infant and toddler bedding, knitted infant apparel, and baby and healthcare products. The business of Dundee is divided into three primary divisions: terry towel products, baby and healthcare products, and broadcloth fabric. The principal executive offices of Dundee are located at 301 Railroad Avenue, Griffin, Georgia 30224, and the telephone number is (404) 227-5581.

THE MEETING

     The Meeting will be held on             , 1995 at             local time at
Griffin Technical Institute, 501 Varsity Road, Griffin, Georgia 30223. The purposes of the Meeting are to consider and vote upon a proposal to approve the Merger Agreement and to consider and vote upon a proposal to approve and ratify the terms and conditions of issuances by Dundee of Dundee common stock, $25.00 par value ("Dundee Common Stock") during 1990-1994.

     Only holders of record of Dundee Common Stock at the close of business on
            , 1995 (the "Record Date") will be entitled to notice of and to vote at the Meeting. At the close of business on such date, there were 46,728 shares of Dundee Common Stock outstanding. The affirmative votes of a majority of the outstanding shares of Dundee Common Stock will be necessary for approval of the Merger Agreement, and for approval and ratification of the terms and conditions of issuances by Dundee of Dundee Common Stock during 1990-1994. See "The Meeting."

     The directors and one officer of Dundee have entered into agreements (i) granting proxies to Springs under which Springs may vote certain shares of Dundee Common Stock owned or controlled by such persons in favor of the Merger at the Meeting and against any other acquisition of Dundee requiring shareholder approval, and (ii) granting options at a cash price of $2,525.00 per share to Springs to purchase such shares exercisable upon the occurrence of certain events. These agreements cover approximately 23.5% of the outstanding Dundee Common Stock. See "The Merger -- Option and Proxy Agreements." As of March 1, 1995, executive officers and directors of Dundee and their affiliates held in the aggregate approximately 32.3% of the then outstanding Dundee Common Stock. See "Dundee Voting Stock and Principal Holders."

     Representatives of Dundee's independent auditors, Ernst & Young LLP, will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

     No vote of the shareholders of Springs is required to approve the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF DUNDEE'S BOARD OF DIRECTORS

     Dundee's Board of Directors has unanimously approved the Merger and has determined that the Merger is fair to, and in the best interests of, Dundee and its shareholders. Accordingly, Dundee's Board of Directors unanimously recommends that Dundee's shareholders vote FOR approval of the Merger Agreement. In approving the Merger Agreement, Dundee's directors considered, among other things, Dundee's financial condition, the financial terms and tax consequences of the Merger, and a report and opinion from The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") regarding the fairness, from a financial point of view, of the consideration to be received in the Merger by the shareholders of Dundee. See "The Merger -- Dundee Reasons for the Merger; Recommendation of the Board of Directors of Dundee" and "The Merger -- Opinion of Dundee's Financial Advisor."

THE MERGER

     Under the terms of the Merger Agreement, Dundee will merge with Subcorp and will thus become a wholly-owned subsidiary of Springs. After the Merger, either Subcorp will remain as the surviving corporation in the Merger or, alternatively, if 80% or more of the outstanding shares of Dundee Common Stock is converted into Springs Class A Common Stock, $.25 par value ("Springs Class A Stock") in the Merger, Springs may, at its option, cause Subcorp to merge with and into Dundee, thus leaving Dundee as the surviving corporation in the Merger. Subject to the approval of the shareholders of Dundee and the satisfaction or waiver of conditions precedent to the Merger but no later than the third business day thereafter (the "Closing Date"), the Merger will become effective at the time that a certificate of merger is filed with the Secretary of State of the State of Georgia, unless a different effective time is specified in the certificate of merger (the "Effective Time"). If Subcorp is the surviving corporation in the Merger, at the Effective Time and by reason of the Merger, Subcorp will change its corporate name from "Dundee Acquisition Corp." to "Dundee Mills, Incorporated." Assuming that the Merger Agreement is approved at the Meeting and all other conditions to the Merger are satisfied or waived, it is anticipated that the Effective Time will occur on the date of the Meeting, or as soon thereafter as practicable.

MERGER CONSIDERATION

     Amount and Payment. At the Effective Time, each outstanding share of Dundee Common Stock, with certain exceptions, will be converted into and exchanged for the right to receive an amount of Springs Class A Stock equal in value to $2,525.00 (subject to variation based on market prices) or cash in that amount, at the shareholder's election (a "Cash Election") and subject to certain limitations (such shares of Springs Class A Stock and cash being hereinafter referred to as the "Merger Consideration"). Dundee shareholders may elect to convert a portion of their holdings of Dundee Common Stock into cash and the remaining portion into Springs Class A Stock. In order to assure that the Merger will qualify as a tax-free reorganization, the maximum number of shares of Dundee Common Stock that can be converted into the right to receive cash is 23,363 shares of Dundee Common Stock less the total number of shares of Dundee Common Stock as to which the holders have exercised dissenters' rights with respect to the Merger pursuant to Georgia law (the "Maximum Number of Cash Election Shares"). If Cash Elections are properly made with respect to more than the Maximum Number of Cash Election Shares, a number of shares of Dundee Common Stock held by holders of ten or more Cash Election shares shall be treated pro rata as if they have not been subject to Cash Elections, as necessary to reduce the number of shares as to which Cash Elections have been made to the Maximum Number of Cash Election Shares (or the most practicable number immediately below such number). FOR A DISCUSSION OF THE PROCEDURES TO FOLLOW IN MAKING A CASH ELECTION SEE "THE MERGER -- CASH ELECTION PROCEDURE." A Dundee shareholder who makes a Cash Election will, subject to certain limitations, fix the amount of consideration to be received for each share of Dundee Common Stock at $2,525.00 per share. A person making a Cash Election, to the extent cash is received, will not be subject to the risk of declines in the market value of Springs Class A Stock but will not have the opportunity to profit from any increases in the market value of Springs Class A Stock. The Merger is expected to qualify as a reorganization under the Internal Revenue Code of 1986, as amended, and thus a Dundee shareholder will not be subject to income taxation on the Merger Consideration if the shareholder's Merger Consideration is received solely in Springs Class A Common Stock, but will be subject to income taxation on any gain realized to the extent the Merger Consideration is received in cash. See "The Merger -- Tax Consequences."

     The maximum number of shares of Springs Class A Stock into which shares of Dundee Common Stock will be converted in the Merger will be 3,000,000 shares. If Dundee shareholders not making Cash Elections or exercising dissenters' rights would otherwise be entitled to receive a total of more than 3,000,000 shares of Springs Class A Stock, a number of shares of Dundee Common Stock held by holders of ten or more shares shall be treated pro rata as having been subject to Cash Elections, as necessary to reduce the number of shares of Springs Class A Stock issued in the Merger to 3,000,000. If the maximum number of shares of Springs Class A Stock is issued, the 3,000,000 shares would represent approximately 23.5% of the shares of Springs Class A Stock expected to be outstanding after the Merger, and approximately 14.6% of the aggregate number of shares of Springs Class A Stock and Springs Class B Common Stock, $.25 par value ("Springs Class B Stock") expected to be outstanding after the Merger (based on the number of outstanding shares of Springs Class A Stock and Springs Class B Stock on March 6, 1995 plus the maximum number of shares of Springs Class A Stock to be issued in the Merger). See "The Merger -- Limitation on Springs Class A Stock." As of March 6, 1995, these 3,000,000 shares would have represented approximately 6.8% of the voting power of all outstanding Springs voting securities, or a higher percentage in voting on certain matters. See "Springs Capital Stock."

     The conversion ratio of Dundee Common Stock into Springs Class A Stock will be based upon the average of the closing prices per share of Springs Class A Stock on the New York Stock Exchange ("NYSE") for the ten trading days immediately preceding the date which is three calendar days prior to the Closing Date (the "Reported Market Price"). If the Reported Market Price is $33.50 or more but not more than $38.50, the conversion ratio of Dundee Common Stock into Springs Class A Stock shall be equal to:

                                   $2,525.00
                             Reported Market Price

and shares of Springs Class A Stock issued in exchange for Dundee Common Stock will have a market value of $2,525.00 per share of Dundee Common Stock, based on the Reported Market Price.

     If the Reported Market Price of Springs Class A Stock is less than $33.50, the conversion ratio shall be equal to:

$2,525.00           or 75.37313 shares of
- ----------          Springs Class A Stock
  $33.50            per share of Dundee Common Stock

and shares of Springs Class A Stock issued in exchange for Dundee Common Stock will have a market value less than $2,525.00 per share of Dundee Common Stock, based on the Reported Market Price.

     If the Reported Market Price of Springs Class A Stock exceeds $38.50, the conversion ratio shall be equal to:

$2,525.00           or 65.58442 shares of
- ----------          Springs Class A Stock
  $38.50            per share of Dundee Common Stock

and shares of Springs Class A Stock issued in exchange for Dundee Common Stock will have a market value greater than $2,525.00 per share of Dundee Common Stock, based on the Reported Market Price.

     No fractional shares of Springs Class A Stock will be issued in the Merger. The value of any such fractional shares will be paid by Springs in cash. See "The Merger -- Fractional Shares."

     Cash Election Procedure. Dundee shareholders who desire to receive cash for some or all of their shares of Dundee Common Stock must complete the Cash Election Form (the "Cash Election Form") contained in the enclosed Letter of Transmittal (the "Letter of Transmittal"). TO RECEIVE CASH IN EXCHANGE FOR ANY SHARES OF DUNDEE COMMON STOCK, THE LETTER OF TRANSMITTAL CONTAINING A COMPLETED CASH ELECTION FORM, ALONG WITH ALL CERTIFICATES REPRESENTING SHARES OF DUNDEE COMMON STOCK HELD BY THE SHAREHOLDER MAKING THE CASH ELECTION, MUST BE RECEIVED BY WACHOVIA BANK OF NORTH CAROLINA, N.A. (THE "EXCHANGE AGENT"), PRIOR TO THE
CLOSE OF BUSINESS ON                  , 1995. SEE "THE MERGER -- CASH ELECTION
PROCEDURE."

     Non-Cash Election Shares. Each holder of record of Dundee Common Stock at the Effective Time who has not made or has revoked a Cash Election will be entitled to receive shares of Springs Class A Stock in exchange for such shares of Dundee Common Stock. See "The Merger -- Exchange of Certificates for Non-Cash Election Shares."

DISSENTERS' RIGHTS

     Each holder of Dundee Common Stock who dissents from the Merger is entitled to the rights and remedies of dissenting shareholders provided in the applicable Georgia statutes, subject to compliance with the procedures set forth therein. A copy of such statutory provisions, as in effect on the date of this Proxy Statement and Prospectus, is attached to this Proxy Statement and Prospectus as Exhibit C, and a summary thereof is set forth under "The Meeting -- Rights of Dissenting Shareholders." Springs will not be obligated to complete the Merger if holders of more than 8% of the outstanding shares of Dundee Common Stock exercise their dissenters' rights.

CERTAIN TERMS OF THE MERGER

     Conditions to the Merger. The obligations of Springs, Dundee and Subcorp to consummate the Merger are subject to the prior satisfaction of various conditions, including, among others, (a) approval of the Merger Agreement by Dundee's shareholders; (b) holders of not more than 8% of the outstanding shares of Dundee Common Stock having exercised dissenters' rights under Georgia law;
(c) Dundee having taken corporate action to assure that all shares of Dundee Common Stock issued by Dundee since July 1, 1989 were validly issued, fully paid and nonassessable and that no preemptive rights exist with respect to such issuances; (d) Springs' Registration Statement for the Springs Class A Stock to be issued in the Merger having become effective under the Securities Act and no stop order having been issued or become pending or threatened; (e) Dundee and Springs each having received a satisfactory opinion from Sutherland, Asbill & Brennan, counsel for Springs, as to the tax consequences of the Merger; and (f) the shares of Springs Class A Stock to be issued in the Merger having been authorized for listing on the NYSE upon official notice of issuance. In addition, neither Springs nor Dundee is obligated to complete the Merger unless certain additional conditions have been satisfied. See "The Merger -- Conditions to the Merger."

     Termination. The Merger Agreement may be terminated prior to the filing of the certificate of merger in certain circumstances, including (a) by mutual action of the Springs and Dundee Boards of Directors; (b) by Springs or Dundee if any of certain conditions to their respective obligations has not been satisfied or waived (or by its nature cannot be cured or eliminated) prior to the Closing Date; (c) by Springs or Dundee if any general suspension of, or limitation on, trading on the NYSE has continued for a period of 15 days or a bank moratorium in the United States has continued for a period of 15 days; or
(d) if the Merger has not been consummated by July 31, 1995. See "The
Merger -- Effective Time and Termination."

     Under certain circumstances, if the Merger Agreement is terminated, Dundee may be obligated to pay Springs liquidated damages in the amount of $3,000,000 plus Springs' out-of-pocket expenses reasonably incurred in connection with the Merger. See "The Merger -- Effective Time and Termination."

TAX CONSEQUENCES

     No ruling of the Internal Revenue Service is being sought in connection with the Merger, but it is anticipated that the Merger will not result in a taxable transaction for a holder of shares of Dundee Common Stock if the shareholder's Merger Consideration is received solely in the form of Springs Class A Stock, but the holder will be subject to income taxation on any gain realized to the extent the Merger Consideration is received in cash. The parties' obligation to consummate the Merger is subject to receipt of a satisfactory opinion from Sutherland, Asbill & Brennan as to the federal income tax consequences to Dundee and its shareholders as described above. See "The Merger -- Tax Consequences."

COMPARISON OF SHAREHOLDER RIGHTS

     If the Merger is consummated, holders of shares of Dundee Common Stock will become holders of Springs Class A Stock, which will result in their rights as shareholders being governed by South Carolina law. A discussion of the material differences between the rights of holders of Dundee Common Stock and holders of Springs Class A Stock is set forth in "Comparison of Rights of Holders of Springs Class A Stock and Holders of Dundee Common Stock."

MARKET PRICES

     Springs Class A Stock is quoted on the NYSE under the symbol "SMI." There is no public trading market for Dundee Common Stock. The following table shows the last sale price per share of Springs Class A Stock as reported by the NYSE
(a) on January 12, 1995, the last trading day prior to the announcement of the letter of intent between Springs and Dundee with respect to the Merger, (b) on February 6, 1995, the last trading day prior to the announcement of the
execution of the Merger Agreement and (c) on            , 1995. The table also
indicates, as of such dates, the market value of the Merger Consideration on an equivalent per share basis of Dundee Common Stock based on the market value of Springs Class A Stock on such dates (assuming that the Effective Time occurred on each date and that the Reported Market Price of Springs Class A Stock used in computing the Merger Consideration and the market value of Springs Class A Stock were the same on each date).

                                                                       EQUIVALENT MARKET VALUE OF
                                                                          MERGER CONSIDERATION
                                                                    PER SHARE OF DUNDEE COMMON STOCK
                                                                    --------------------------------
                                                                      SPRINGS CLASS A
                                                                           STOCK
                                                    MARKET VALUE    --------------------
                                                     OF SPRINGS                  STOCK       CASH
                                                    CLASS A STOCK    SHARES      VALUE       VALUE
                                                    -------------   --------   ---------   ---------
Shareholder receiving 100% Springs Class A Stock:
As of January 12, 1995............................     $39.250      65.58442   $2,574.19      n/a
As of February 6, 1995............................      36.625      68.94198    2,525.00      n/a
As of            , 1995...........................                                            n/a
Shareholder receiving 100% cash:..................     n/a            n/a         n/a      $2,525.00

     DUNDEE SHAREHOLDERS ARE URGED TO OBTAIN CURRENT QUOTES FOR SPRINGS CLASS A STOCK.

OPINION OF DUNDEE'S FINANCIAL ADVISOR

     Robinson-Humphrey has rendered an opinion to Dundee that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considers relevant, as of the date of its opinion, the consideration to be received in the Merger is fair, from a financial point of view, to the shareholders of Dundee. The opinion of Robinson-Humphrey is attached as Exhibit B to this Proxy Statement and Prospectus. Dundee shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the review undertaken therewith. See "The Merger -- Opinion of Dundee's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Dundee's management and Board of Directors have interests in the Merger in addition to their interests as shareholders of Dundee generally. Those interests relate to, among other things, provisions in the Merger Agreement regarding continuation of employment and compensation, severance benefits, indemnification, and the condition to the Merger that Dundee take corporate action to validate issuances of Dundee Common Stock since July 1, 1989. See "The Merger -- Interests of Certain Persons."

GOVERNMENTAL AND REGULATORY REQUIREMENTS

     Springs and Dundee are not aware of any governmental or regulatory requirements for consummation of the Merger other than compliance with applicable federal and state securities laws and the expiration or the termination of the waiting periods applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations thereunder. Under the HSR Act, certain acquisition transactions, such as the Merger, may not be consummated unless required information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the specified waiting period requirements have been satisfied. On February 8, 1995 and March 7, 1995, respectively, Springs and Dundee each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger. The applicable waiting period for the Merger will expire at 11:59 p.m. on April 6, 1995. See "The Merger -- Governmental and Regulatory Requirements."

RATIFICATION OF CERTAIN ISSUANCES OF DUNDEE COMMON STOCK

     The holders of Dundee Common Stock will also act upon a proposal to ratify issuances of shares of Dundee Common Stock during 1990-1994. Springs' obligation to consummate the Merger is conditioned on action by Dundee assuring that such shares were validly issued, fully paid and nonassessable and that no preemptive rights exist with respect to the issuance of such shares. A special committee (the "Special Committee") of the Board of Directors of Dundee has ratified such issuances and the terms and conditions thereof and has determined that such shares were issued to officers and employees of Dundee who were afforded an opportunity to purchase such shares as part of their compensation and that such issuances qualify for an exemption from preemptive rights for issuances as compensation to officers and employees if the terms and conditions of the issuances are approved and ratified by a majority vote of Dundee's shareholders. No member of the Special Committee obtained any shares in such issuances. The Special Committee has unanimously approved and ratified the terms and conditions of such sales and issuances and recommends that Dundee shareholders vote FOR the approval and ratification of the terms and conditions of such issuances so as to establish that no preemptive rights exist with respect thereto. Approval and ratification of the terms and conditions of such issuances will require the affirmative votes of a majority of the outstanding shares of Dundee Common Stock. See "Ratification of Certain Issuances of Dundee Common Stock."

SELECTED FINANCIAL DATA (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following tables set forth selected financial data for Springs and Dundee. Such information should be read in conjunction with Springs' audited consolidated financial statements and notes and its Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference herein, Dundee's audited financial statements and notes contained elsewhere herein and the unaudited interim financial information of Dundee and its Management's Discussion and Analysis of Financial Condition and Results of Operations included in this Proxy Statement and Prospectus. Unaudited interim financial data for Dundee includes all adjustments that Dundee considers necessary for a fair presentation of the operating results for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year. See "Dundee Selected Financial Data."

                                               FOR OR AT THE END OF FISCAL YEARS(A)
                                ------------------------------------------------------------------
                                   1990           1991       1992(B)        1993           1994
                                ----------     ----------   ----------   ----------     ----------
SPRINGS
STATEMENT OF OPERATIONS DATA:
Net sales.....................  $1,877,978     $1,890,406   $1,975,692   $2,022,816     $2,068,911
Net income (loss).............      (6,833)(c)     27,097       44,530      (25,287)(d)     62,227
Earnings (loss) per common
  share.......................        (.39)(c)       1.53         2.50        (1.42)(d)       3.50
Weighted average number of
  common shares...............      17,672         17,710       17,805       17,825         17,793
Dividends per common share:
  Class A.....................        1.20           1.20         1.20         1.20           1.20
  Class B.....................        1.08           1.08         1.08         1.08           1.08
BALANCE SHEET DATA:
Working capital...............     356,535        329,700      328,189      353,529        373,048
Total assets..................   1,201,128      1,251,298    1,250,303    1,292,131      1,289,043
Total long-term debt
  (excluding current
  portion)....................     260,423        287,837      273,551      293,028        265,384
Shareholders' equity..........     560,914        568,850      588,058      543,193        584,091

                                                                                                           FOR OR AT THE
                                                                                                         FOUR MONTHS ENDED
                                        FOR OR AT THE END OF FISCAL YEARS ENDED AUGUST 31,                  DECEMBER 31,
                                ------------------------------------------------------------------   --------------------------
                                 1990(E)          1991         1992         1993           1994         1993            1994
                                ----------     ----------   ----------   ----------     ----------   ----------      ----------
                                                                                                            (UNAUDITED)
DUNDEE
STATEMENT OF OPERATIONS DATA:
Net sales.....................  $  223,455     $  242,386   $  247,728   $  263,363     $  266,813   $   85,107      $   90,363
Net income (loss).............       9,697            134        6,452          870         (1,501)(f)     (241)(f)       1,065
Earnings (loss) per common
  share.......................      203.66           2.80       137.50        18.60         (32.00)(f)    (5.14)(f)       22.77
Weighted average number of
  common shares...............          48             48           47           47             47           47              47
Dividends per common share....       30.00          30.00        30.00        30.00          30.00         4.00            4.00
BALANCE SHEET DATA:
Working capital...............      80,199         79,293       93,085       88,424         82,728       84,864          81,251
Total assets..................     148,194        167,837      186,151      175,562        169,007      171,981         164,942
Total long-term debt
  (excluding current
  portion)....................      13,060         26,615       42,670       28,670         23,715       24,670          19,715
Shareholders' equity..........     121,751        121,417      124,300      123,925        120,736      123,495         121,528

- ---------------

(a) The fiscal years of Springs end on the Saturday nearest December 31. Selected Financial Data of Springs includes financial information relating to certain asset acquisitions accounted for by Springs as purchases from their dates of acquisition in April 1991, August 1992 and October 1992. Selected Financial Data of Springs also includes Springs' former subsidiary Clark-Schwebel Distribution Corp. until the date of its sale in June 1994.
(b) Springs' 1992 fiscal year contained fifty-three weeks.
(c) Includes a $70.0 million charge ($43.9 million after tax, or $2.46 per share) for restructuring.
(d) Includes a $72.5 million charge, net of income taxes, or $4.07 per share for the cumulative effect of adoption of SFAS Nos. 106 and 109.
(e) Includes information as to certain acquisitions accounted for as purchases from their dates of acquisition in January 1990 and May 1990.
(f) Includes a charge of $0.2 million, or $4.12 per share, for the adoption of SFAS No. 109.

SUMMARY PRO FORMA FINANCIAL DATA (UNAUDITED)

     The following tables set forth certain unaudited pro forma condensed combined financial data regarding the financial position and results of operations of Springs and Dundee upon completion of the Merger, which will be accounted for as a purchase by Springs in accordance with generally accepted accounting principles.

     This pro forma condensed combined financial data is based on various assumptions and estimates in arriving at the pro forma adjustments which give effect to the Merger as if the Merger had occurred as of the beginning of the period presented or as of the balance sheet date, should be read in conjunction with the Pro Forma Condensed Combined Financial Data and the notes thereto included in this Proxy Statement and Prospectus as required by the rules and regulations of the SEC, and is provided for comparative purposes only. This pro forma financial information does not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the date indicated or of results which may be obtained in the future.

                                                                     YEAR ENDED DECEMBER 31, 1994
                                                                    -------------------------------
                                                                    SCENARIO A(A)     SCENARIO B(B)
                                                                    -------------     -------------
                                                                            (IN THOUSANDS)
SPRINGS AND DUNDEE PRO FORMA
  CONDENSED COMBINED (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales.........................................................   $ 2,340,981       $ 2,340,981
Net income........................................................        64,507            62,425
BALANCE SHEET DATA:
Total assets......................................................     1,456,208         1,456,208
Total long-term debt (excluding current portion)..................       302,587           344,090
Shareholders' equity..............................................       684,591           643,088

- ---------------

(a) Scenario A assumes a Reported Market Price of $33.50 and conversion of 100% of the outstanding shares of Dundee Common Stock into the maximum number of shares of Springs Class A Stock issuable in the Merger (3,000,000 shares).
(b) Scenario B assumes a Reported Market Price of $38.50 and conversion of 50% of the outstanding shares of Dundee Common Stock into the minimum number of shares of Springs Class A Stock issuable in the Merger (1,532,380 shares).

COMPARATIVE PER SHARE DATA

     The following table sets forth certain data per share of Springs Class A Stock, per share of Dundee Common Stock and per share pro forma combined after giving effect to the Merger. This data should be read in conjunction with the consolidated financial statements of Springs and the notes thereto incorporated herein by reference, the financial statements of Dundee and the notes thereto included herein, and the Pro Forma Condensed Combined Financial Data and the notes thereto included herein. Equivalent pro forma combined per share information is calculated by applying an assumed conversion ratio of (a) under Scenario A, 75.37313 and (b) under Scenario B, 65.58442, shares of Springs Class A Stock for each share of Dundee Common Stock (based on the minimum and maximum possible Reported Market Price, respectively) to the pro forma combined per share data such that the equivalent pro forma combined per share amounts are expressed per share of Dundee Common Stock.

                                                               PRO FORMA COMBINED          EQUIVALENT PRO FORMA
                                                              (PER SPRINGS CLASS A               COMBINED
                                                                     SHARE)                 (PER DUNDEE SHARE)
                                                           --------------------------    -------------------------
                                 SPRINGS        DUNDEE      SCENARIO       SCENARIO       SCENARIO      SCENARIO
                                HISTORICAL    HISTORICAL      A(A)           B(B)           A(A)          B(B)
                                ----------    ----------   -----------    -----------    -----------   -----------
COMPARATIVE PER SHARE DATA:
Earnings (loss) per common
  share:
  Year ended December 31,
    1994......................    $ 3.50      $    (4.14)     $3.10          $3.23        $  233.66     $  211.84
Dividends per share:
  Year ended December 31,
    1994......................      1.20(c)        30.00       1.20(c)        1.20(c)         90.45         78.70
Book value per common share as
  of:
  December 31, 1994...........     33.20        2,600.75      33.24          33.62         2,505.40      2,204.95

- ---------------

(a) Scenario A assumes a Reported Market Price of $33.50 and conversion of 100% of the outstanding shares of Dundee Common Stock into the maximum number of shares of Springs Class A Stock issuable in the Merger (3,000,000 shares).
(b) Scenario B assumes a Reported Market Price of $38.50 and conversion of 50% of the outstanding shares of Dundee Common Stock into the minimum number of shares of Springs Class A Stock issuable in the Merger.
(c) Represents dividends per share of Springs Class A Stock.

                                  THE MEETING

GENERAL

     This Proxy Statement and Prospectus is being furnished to the holders of Dundee Common Stock in connection with the solicitation by the Dundee Board of Directors of proxies for use at the Meeting. At the Meeting, Dundee shareholders will be asked to consider and vote upon proposals (i) to approve the Merger Agreement, pursuant to which Dundee will merge with Subcorp, and (ii) to approve and ratify the terms and conditions of issuances by Dundee of Dundee Common Stock during 1990-1994 issued as compensation to officers and employees of Dundee. If the Merger is consummated, each outstanding share of Dundee Common Stock, with certain exceptions, will be converted into and exchanged for the right to receive an amount of Springs Class A Stock equal in value to $2,525.00 (subject to variation based on market prices) or cash in that amount, at the shareholder's election (a "Cash Election") and subject to certain limitations (such shares of Springs Class A Stock and cash being referred to as the "Merger
Consideration"). The Meeting will be held on                  , 1995 at
            , local time, at Griffin Technical Institute, 501 Varsity Road, Griffin, Georgia 30223. Springs' obligation to consummate the Merger is conditioned upon, among other things, Dundee shareholder approval of the Merger Agreement, and Dundee corporate action (including shareholder approval) approving and ratifying the terms and conditions of issuances by Dundee of Dundee Common Stock during 1990-1994 so as to assure that such shares were validly issued, fully paid and nonassessable and that no preemptive rights exist with respect to such issuances, both of which are being submitted to the Dundee shareholders at the Meeting. See "Ratification of Certain Issuances of Dundee Common Stock."

RECORD DATE AND SHARES ENTITLED TO VOTE

     The Board of Directors of Dundee has established the close of business on
                 , 1995 (the "Record Date") as the date for determining the Dundee shareholders entitled to notice of and to vote at the Meeting. Only holders of record of shares of Dundee Common Stock as of the Record Date will be entitled to vote at the Meeting. As of the Record Date, there were 46,728 shares of Dundee Common Stock issued and outstanding, held by approximately 290 holders of record. Holders of record of Dundee Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the Meeting.

VOTE REQUIRED; SECURITY OWNERSHIP OF MANAGEMENT

     The presence in person or by proxy of the holders of a majority of the shares of Dundee Common Stock outstanding as of the Record Date is necessary to constitute a quorum for the transaction of business at the Meeting. The affirmative votes of a majority of the outstanding shares of Dundee Common Stock will be necessary for approval of the Merger Agreement and for approval and ratification of the terms and conditions of issuances by Dundee of Dundee Common Stock during 1990-1994. Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting (assuming, with respect to broker non-votes, that the beneficial owner has granted the nominee discretion to vote on at least one matter). Abstentions and broker non-votes will not count as either votes for or against any proposals at the Meeting.

     As of the Record Date, the executive officers and directors of Dundee beneficially owned an aggregate of 15,093 shares of Dundee Common Stock, or approximately 32.3% of the shares of Dundee Common Stock then outstanding. At the time that the Merger Agreement was executed, each director and one officer of Dundee delivered a proxy in favor of Springs authorizing Springs to vote all shares beneficially owned or controlled by such person in favor of approving the Merger Agreement. Each executive officer of Dundee has advised Dundee that he intends to vote his shares for approval of the Merger Agreement, and each director and executive officer of Dundee has advised Dundee that he intends to vote his shares for approval and ratification of the terms and conditions of issuances by Dundee of Dundee Common Stock during 1990-1994.

SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is enclosed with this Proxy Statement and Prospectus. All shares of Dundee Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the approval of the Merger Agreement and FOR approval and ratification of the terms and conditions of issuances by Dundee of Dundee Common Stock during 1990-1994, and, in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. As of the date of this Proxy Statement and Prospectus, Dundee is unaware of any other matter to be presented at the Meeting.

     DUNDEE SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO DUNDEE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE MEETING. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT AND AGAINST THE APPROVAL AND RATIFICATION OF THE TERMS AND CONDITIONS OF CERTAIN PAST ISSUANCES OF DUNDEE COMMON STOCK.

     Any Dundee shareholder who has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) delivering to the Secretary of Dundee prior to the Meeting either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Meeting and voting in person, regardless of whether a proxy has previously been given. A proxy will not be revoked for death or intervening incapacity of the shareholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Secretary of Dundee. Presence at the Meeting will not revoke a shareholder's proxy unless the shareholder votes in person.

     Solicitations of proxies will be made by mail, but also may be made by telephone, telegram or in person by the directors, officers and employees of Dundee, who will receive no additional compensation for such solicitation, but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

     DUNDEE SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. DUNDEE STOCK CERTIFICATES SHOULD BE FORWARDED TO WACHOVIA BANK OF NORTH CAROLINA, N.A. ONLY WITH THE LETTER OF TRANSMITTAL INCLUDED WITH THIS PROXY STATEMENT AND PROSPECTUS. SEE "THE MERGER -- CASH ELECTION PROCEDURE" AND "THE MERGER -- EXCHANGE OF CERTIFICATES FOR NON-CASH ELECTION SHARES" FOR INFORMATION ABOUT RETURNING YOUR SHARE CERTIFICATES.

RIGHTS OF DISSENTING SHAREHOLDERS

     Each record holder of Dundee Common Stock is entitled to dissent from the Merger and obtain payment of the Fair Value of his shares of Dundee Common Stock pursuant to Article 13 of the Georgia Business Corporation Code (the "GBCC"), a copy of which is attached hereto as Exhibit C. The term "Fair Value" means the value of shares of Dundee Common Stock immediately prior to the effectuation of the Merger, exclusive of any appreciation or depreciation in anticipation of the Merger, as defined in Article 13 of the GBCC. The Fair Value of the Dundee Common Stock may be more or less than the consideration that a holder of such stock would be entitled to receive in the Merger. The following is a summary of the procedures to be followed by record holders of Dundee Common Stock who wish to dissent from the Merger.

     Pursuant to Section 14-2-1321 of the GBCC, any record holder who wishes to assert dissenters' rights (i) must deliver to Dundee prior to the shareholders' vote on the Merger written notice of his intent to demand payment for his shares if the Merger is effectuated, (ii) must not vote his shares in favor of the

Merger, and (iii) must file a payment demand and deposit his shares with Dundee in accordance with the terms set forth in the notice of approval of the Merger described below.

     Only a holder of record of shares of Dundee Common Stock is entitled to assert dissenters' rights for the shares of Dundee Common Stock registered in that holder's name. A record holder who wishes to dissent from the Merger must dissent with respect to all shares he owns or over which he has power to direct the vote, except that a record holder who is a nominee for several beneficial shareholders may dissent with respect to the shares held for one or more beneficial owners while not exercising such dissenters' rights with respect to the shares of Dundee Common Stock held for other beneficial owners. In such case, the notice provided to Dundee by the nominee pursuant to Section 14-2-1321 of the GBCC shall set forth the name and address of each person on whose behalf the nominee asserts dissenters' rights. SHAREHOLDERS WHO HOLD THEIR SHARES OF DUNDEE COMMON STOCK IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE DISSENTERS' RIGHTS SHOULD CONSULT WITH THEIR BROKERS TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF DEMAND FOR APPRAISAL BY SUCH NOMINEE.

     Any record holder who does not timely and completely comply with the provisions of Article 13 of the GBCC will be bound by the terms of the Merger Agreement and will be entitled to receive Springs Class A Stock or cash, or a combination thereof, as applicable, as provided in the Merger Agreement.

     Within ten days of the later of the effectuation of the Merger or receipt of a payment demand, either Subcorp or Dundee, as the surviving corporation in the Merger (the "Surviving Corporation"), will give written notice to each record holder of Dundee Common Stock who has perfected dissenters' rights and will make a written offer to pay each dissenter a specified price deemed by the Surviving Corporation to be the Fair Value of such shares, plus accrued interest. The offer of payment will be accompanied by financial information concerning Dundee, a statement of the Surviving Corporation's estimate of the Fair Value and an explanation as to how the interest was calculated. If a dissenter accepts the Surviving Corporation's offer by written notice within 30 days after the offer or is deemed to have accepted the Surviving Corporation's offer by failing to respond within 30 days, the Surviving Corporation will pay the Fair Value within 60 days of the making of such offer or the consummation of the Merger, whichever is later. Upon payment of the agreed value, the dissenter shall cease to have any interest in such shares of Dundee Common Stock.

     If the Surviving Corporation fails to make such written offer, or if it makes the offer and a dissenter believes that the amount offered is less than the Fair Value of his shares or that the interest due is incorrectly calculated, the dissenter may notify the Surviving Corporation in writing of his own estimate of the Fair Value of his shares and amount of interest due.

     If the Surviving Corporation and a dissenting record holder do not agree to the Fair Value of such dissenter's shares, the Surviving Corporation may file a petition in the Superior Court of Spalding County, Georgia to determine the Fair Value of the shares and accrued interest within 60 days of receiving the payment demand. If the Surviving Corporation fails to commence the proceeding within the 60-day period, it must pay the dissenter the amount demanded. Each record holder whose demand remains unsettled shall be made a party to the proceeding and shall be entitled to judgment for the amount which the court finds to be the Fair Value of his shares, plus interest to the date of judgment. The Court may appoint one or more appraisers to receive evidence and recommend a decision on the question of Fair Value.

     The Court shall determine all costs of the proceeding, including the compensation of appraisers appointed by the Court, but not including fees and expenses of attorneys and experts of the parties. Such costs shall be assessed against the Surviving Corporation, except that the Court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds any dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court also may assess the fees and expenses of attorneys and experts for the parties in amounts the court finds equitable, (i) against the Surviving Corporation, if the court finds the Surviving Corporation did not substantially comply with the requirements of the GBCC, or (ii) against either the Surviving Corporation or a dissenter, in favor of any other party, if the court finds such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13 of the GBCC. If the court finds that the services of attorneys for any dissenter substantially benefitted other similarly situated dissenters, and that the fees for such services should not be assessed against the Surviving Corporation, then the court may award such attorneys' reasonable fees to be paid out of the amounts awarded to those dissenters who were benefitted.

     The foregoing does not purport to be a complete statement of the proceedings to be followed by Dundee shareholders desiring to exercise dissenters' rights of appraisal. Because exercise of such rights requires strict adherence to the statutory provisions referred to above, each Dundee shareholder who may desire to exercise such rights should adhere to the provisions of such laws and consult with such holder's legal, financial and tax advisors.

     Springs will not be required to consummate the Merger if holders of more than 8% of the outstanding shares of Dundee Common Stock elect to exercise dissenter's rights pursuant to the GBCC.

     Springs shareholders will not have dissenters' rights in connection with the Merger.

                                   THE MERGER

     This section of the Proxy Statement and Prospectus describes certain aspects of the Merger. It does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement and Prospectus as Exhibit A and is incorporated herein by reference. Capitalized terms used herein without definition have the meaning attributed thereto in the Merger Agreement. Shareholders are urged to read carefully this Proxy Statement and Prospectus and the Merger Agreement in their entirety.

BACKGROUND

     Since the 1960's, executives of Springs and Dundee have communicated on an occasional basis about the possibility of a business combination between the two companies. During the last approximately ten years, Mr. John T. Newton, Chairman of the Board of Dundee, and Mr. Walter Y. Elisha, Chairman of the Board and Chief Executive Officer of Springs, have had several informal discussions concerning possible joint ventures or the acquisition of Dundee by Springs. During this period, Dundee opted to remain independent.

     During 1992, several conversations and meetings occurred between representatives of Springs and Dundee. On July 24, 1992, Mr. Elisha and Mrs. Crandall Bowles, Executive Vice President of Springs, met with Mr. J. Henry Walker, III, President and Chief Executive Officer of Dundee, to discuss a possible acquisition of Dundee by Springs. On November 17, 1992, Mr. Walker and Mr. M.J. Yates, Vice President of Dundee, met with Mr. Elisha and Mrs. Bowles and toured certain of Springs' facilities in South Carolina.

     In July 1993, Mr. Elisha contacted Mr. Newton again about the possible acquisition of Dundee by Springs. On July 19, 1993, Mr. Elisha and Mrs. Bowles met with Mr. Newton and Mr. Walker in Griffin, Georgia to discuss the potential acquisition. The Board of Directors of Dundee considered the Springs proposal, but on July 22, 1993 the Board resolved to decline to enter into formal negotiations with Springs concerning the sale of Dundee. In the latter part of 1994, the directors of Dundee began reassessing their prior decision to remain independent.

     On January 3, 1995, Mr. Newton called Mr. Elisha and asked if Springs would consider acquiring Dundee. On the morning of January 5, Mr. Newton and Mr. Elisha had a second telephone conversation concerning a possible transaction. On the afternoon of January 5, Mr. Newton, Mr. David G. Newton, Vice President of Dundee, Mr. Elisha, Mrs. Bowles, and Mr. J. Spratt White, Senior Vice President of Springs, met in Atlanta to discuss the possibility of Springs acquiring Dundee.

     On January 7, certain directors and officers of Dundee met with Dundee's legal advisors, King & Spalding, concerning the proposed Merger. The following day, officers and directors of both Springs and Dundee met at the offices of Springs' legal advisors, Sutherland, Asbill & Brennan, to negotiate a letter of intent (the "Letter of Intent"), pursuant to which Springs would exchange Springs Class A Stock and cash for Dundee Common Stock and Dundee would be merged with a wholly owned subsidiary of Springs. The Letter of Intent was signed by Messrs. John Newton and Elisha on January 8, 1995.

     On January 12, 1995, the Board of Directors of Dundee met to consider the Letter of Intent. At that meeting, the Board approved the Letter of Intent and appointed a special committee of outside directors (the "Special Committee") to
(i) consider the retention of a financial advisor to prepare a fairness opinion and (ii) consider the payment of certain compensation to certain officers of Dundee in connection with the proposed Merger. The parties issued a press release announcing the Letter of Intent on January 13, 1995. On January 18, the Special Committee retained The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") as the financial advisor to Dundee's Board of Directors.

     Beginning January 9, 1995, Dundee and Springs conducted due diligence investigations of each other and Springs' attorneys provided Dundee with a draft of a proposed merger agreement on January 17, 1995. On February 1, 1995, representatives of Springs and Dundee held detailed negotiations about the Merger Agreement at the offices of King & Spalding.

     On February 2, 1995, the Board of Directors of Dundee held a special meeting to consider the proposed terms of the transaction. At such meeting, members of Dundee's management, together with Dundee's legal and financial advisors, discussed the strategic rationale for the Merger, financial and valuation analyses of the transaction, the proposed terms of the Merger and the potential benefits and disadvantages of the proposed transaction to Dundee and its shareholders. Robinson-Humphrey discussed the basis for its opinion that the Merger was fair to the holders of Dundee Common Stock from a financial point of view. At this meeting, the Board of Dundee approved the proposed terms of the Merger, subject to the review of a definitive Merger Agreement.

     On February 2, 1995, at a special meeting, the Board of Directors of Springs unanimously approved the terms of the Merger and a form of the Merger Agreement and authorized the officers of Springs to execute the Merger Agreement.

     On February 6, 1995, the Board of Directors of Dundee held a special meeting, which its legal advisors attended, and reviewed in detail the terms of the Merger Agreement. The Board of Directors of Dundee then unanimously adopted the Merger Agreement, resolved that the Merger Agreement and the actions contemplated thereby should be submitted to the shareholders of Dundee for approval with the Board's recommendation, and authorized the Chairman of the Board and the Secretary to execute the Merger Agreement, which was executed by Springs and Dundee on that day. As authorized by the Board of Directors, on March 6, 1995, the Special Committee of the Board of Directors of Dundee by unanimous written consent approved and ratified the terms and conditions of issuances by Dundee of Dundee Common Stock during 1990-1994 to officers and employees of Dundee, and recommended that the terms and conditions of such issuances be submitted to the shareholders of Dundee for approval.

     The directors and one officer of Dundee have entered into agreements granting proxies to Springs under which Springs may vote at the Meeting certain shares of Dundee Common Stock owned or controlled by such persons in favor of the Merger and against any other acquisition of Dundee requiring shareholder approval, and granting options at a cash price of $2,525.00 per share to Springs to purchase such shares exercisable upon the occurrence of certain events. These agreements cover approximately 23.5% of the outstanding Dundee Common Stock. See "-- Option and Proxy Agreements." As of March 1, 1995, executive officers and directors of Dundee and their affiliates held in the aggregate approximately 32.3% of the then outstanding Dundee Common Stock. See "Dundee Voting Stock and Principal Holders."

DUNDEE REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF
DUNDEE

     Dundee's Board of Directors believes that the Merger is in the best interests of Dundee and its shareholders. As the home furnishings industry has become more integrated, certain of the largest companies in the industry manufacture both terry bath products and bedding products, many styles and components of which are coordinated. However, Springs presently does not manufacture towels and offers only a limited selection of terry products, and Dundee has no products in the bedding segment of the market other than infant and toddler bedding products. Accordingly, the Board believes that the businesses of the companies are highly compatible and that a business combination of Dundee and Springs will allow the combined entity to achieve an improved competitive position under current market conditions. Springs is a publicly traded company, which will provide Dundee shareholders who receive Springs Class A Stock greater liquidity than they presently have with Dundee Common Stock and an equity interest in a larger company. Additionally, the price per share offered for the Dundee Common Stock represents a substantial premium over the price for the stock in recent transactions of which Dundee is aware.

     At its February 2 and February 6, 1995 meetings, the Dundee Board determined that, taking into account the potential benefits of the combination of Dundee and Springs, the Merger is advisable and in the best interests of Dundee and its shareholders, and unanimously approved the Merger and the Merger Agreement. The Board of Directors unanimously recommends that holders of Dundee Common Stock vote FOR approval of the Merger Agreement.

     In reaching its conclusion, the Dundee Board considered the factors set forth above and: (i) the opinion of Robinson-Humphrey that the Merger is fair to the holders of Dundee Common Stock, from a financial point of view, (ii) the existing and historical financial condition, results of operations, assets, liabilities, management, operations and business of each company, as well as assessments of the earnings potential and future values of Dundee and Springs, both separately and as a combined entity, (iii) the nonfinancial terms of the Merger, including the opportunity for shareholders to receive a tax-free exchange of Dundee Common Stock for Springs Class A Stock for federal income tax purposes, (iv) the fact that no other entity had submitted a definitive acquisition proposal following announcement of the Letter of Intent, (v) certain financial information concerning publicly traded companies deemed similar to Dundee and Springs, and (vi) the consideration paid in comparable transactions in the home furnishings industry.

     FOR THE REASONS SET FORTH ABOVE, DUNDEE'S BOARD OF DIRECTORS VOTED UNANIMOUSLY TO APPROVE THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF DUNDEE COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF DUNDEE'S FINANCIAL ADVISOR

     Robinson-Humphrey has delivered a written opinion to the Board of Directors of Dundee that the purchase price to be received by the shareholders of Dundee pursuant to the Merger is fair, from a financial point of view, to the shareholders of Dundee. No limitations were imposed by the Board of Directors upon Robinson-Humphrey in rendering its opinion, except that Dundee did not request Robinson-Humphrey to solicit, and Robinson-Humphrey did not solicit, any indications of interest from any third party with respect to acquiring all or a portion of the Dundee Common Stock, nor did Robinson-Humphrey determine or recommend the amount of the Merger Consideration.

     The full text of the opinion of Robinson-Humphrey, dated           , 1995
which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy and Registration Statement as Exhibit B. Shareholders are urged to read this opinion in its entirety. Robinson-Humphrey's opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Meeting. The summary of the opinion of Robinson-Humphrey set forth herein is qualified in its entirety by reference to the full text of the opinion.

     In rendering its opinion, Robinson-Humphrey, among other things, (i) reviewed the Merger Agreement, (ii) reviewed financial and other information furnished by Dundee and Springs or their representatives with respect to the business, operations and prospects of Dundee and Springs, (iii) had discussions with the managements of Springs and Dundee concerning their historical and current businesses and operations and overall industry conditions, (iv) compared the financial terms of the Merger with the terms of certain other recent transactions that Robinson-Humphrey deemed relevant and (v) undertook such other studies, analyses, and investigations as Robinson-Humphrey deemed appropriate, but did not make an independent valuation or appraisal of the assets of Springs or Dundee.

     Robinson-Humphrey assumed, without independent verification, the accuracy and completeness of the financial and other information used by it in arriving at its opinion. With respect to the financial projections provided by Dundee and Springs, Robinson-Humphrey assumed that such projections had been reasonably prepared on bases reflecting the best currently available estimates and judgment of management of Dundee and Springs as to the future financial performance of Dundee and Springs. In arriving at its opinion, it has not conducted a physical inspection of the properties and facilities of Dundee or Springs and has not made nor obtained any evaluations or appraisals of the assets or liabilities of Dundee or Springs. Its opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter. Robinson-Humphrey also relied upon the assurances of management that they were unaware of any facts that would make the information provided incomplete or misleading. Robinson-Humphrey has assumed that the Merger would be consummated as described in the Merger Agreement.

     In connection with rendering its written opinion, Robinson-Humphrey performed certain financial and comparative analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its fairness opinion, Robinson-Humphrey made qualitative judgments as to the significance and relevance of each analysis and factor. The following is a brief summary of such analysis.

     Comparable Company Analysis. Using publicly available information, Robinson-Humphrey compared selected financial data of Dundee and Springs with similar data of selected companies engaged in the business of manufacturing home furnishings. Specifically, Robinson-Humphrey included in its review The Bibb Company; Crown Craft, Inc.; Culp Inc.; Dan River, Inc.; Fieldcrest Cannon, Inc.; Pillowtex Corp.; Quaker Fabric Corp.; Thomaston Mills, Inc.; WestPoint Stevens Inc.; and Springs (the "Comparable Companies"). Robinson-Humphrey calculated, among other things, current market price as a multiple of the latest reported twelve months ("LTM") earnings per share ("EPS"), and estimated EPS for the calendar years 1994 and 1995. The EPS estimates were based on the mean of publicly available earnings estimates made by research analysts as provided by First Call Investor Service, except for estimates for Culp Inc., Quaker Fabric Corp. and WestPoint Stevens Inc., which were Robinson-Humphrey research estimates. Robinson-Humphrey also compared historical sales, gross margins, operating margins and net margins. In making its presentation, Robinson-Humphrey noted that the operating margin of Dundee was lower than the average for the Comparable Companies and the operating margin of Springs was higher than that of Dundee.

     Additionally, Robinson-Humphrey compared the Comparable Companies' market capitalization plus debt minus cash and cash equivalents ("Firm Value") as a multiple of revenues, earnings before interest and taxes plus depreciation and amortization expenses ("EBITDA") and operating income. Robinson-Humphrey determined that these multiples of Firm Value to (i) LTM revenues ranged from 0.49x to 1.01x (with a mean of 0.68x), (ii) LTM EBITDA ranged from 4.8x to 7.3x (with a mean of 5.9x) and (iii) LTM operating income ranged from 7.0x to 10.8x (with a mean of 8.7x). Robinson-Humphrey also determined that the multiples of market value to book value ranged from 0.92x to 3.77x, with a mean of 1.35x.

     Robinson-Humphrey calculated similar values for Dundee assuming the purchase price set forth in the Merger Agreement and determined that the multiples of Firm Value to LTM revenues for Dundee was 0.54x, the Firm Value to LTM EBITDA was 11.4x and that the ratio of equity value to book value at December 31, 1994 was .97x. Robinson-Humphrey indicated that the multiple of Firm Value to operating income was a meaningful valuation measure. However, the multiple of Firm Value to LTM operating income for Dundee did not produce a meaningful number for purposes of the analysis.

     Comparable Transaction Analysis. Using publicly available information, Robinson-Humphrey analyzed the transaction value and imputed transaction multiples on selected acquisitions in the textile industry (collectively, the "Acquisition Comparables") during the period from January 1992 through February 1995. Robinson-Humphrey compared the Firm Value as a multiple of sales, EBITDA and earnings before interest and taxes ("EBIT"). The multiples of Firm Value to sales, EBITDA and EBIT for the Acquisition Comparables were between the following ranges: (i) sales ranged from 0.3x to 1.9x (with a mean of 0.87x);
(ii) EBITDA ranged from 4.4x to 11.3x (with a mean of 7.3x) and (iii) EBIT ranged from 6.6x to 18.1x (with a mean of 10.7x). The multiples of equity value to book value ranged from 1x to 5.6x, with a mean of 3.57x for the Acquisition Comparables.

     Robinson-Humphrey compared the multiples calculated for the Acquisition Comparables to similar multiples calculated for the Merger, and determined that the multiple of Firm Value to EBITDA, which

Robinson-Humphrey emphasized as an important indicator of the fairness of the transaction, for the Merger is 11.4x, much higher than the equivalent multiple for the Acquisition Comparables, which was 7.3x.

     No company, transaction or business used by Robinson-Humphrey in the comparable company and comparable transactions analyses as a comparison should be viewed as nearly identical to Dundee, Springs, Subcorp or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the Comparable Companies or the business segment or company to which they are compared.

     Discounted Cash Flow Analysis. Robinson-Humphrey performed a discounted cash flow analysis as of August 31, 1994, assuming, among other things, discount rates ranging from 10.41% to 12.91% and terminal multiples of EBITDA ranging from 6.0x to 8.0x. This analysis resulted in a range of equity value of Dundee of approximately $51,000,000 to $85,000,000. Robinson-Humphrey focused its analysis on a discount rate of 11.41% and a multiple of 7.0x, which resulted in an estimated equity value of approximately $68,000,000.

     Pro Forma Merger Analysis. Robinson-Humphrey analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of Springs for the 1995 and 1996 fiscal years. Based on the projected estimates of EPS for Springs made by the Research Department of Robinson-Humphrey and the projected estimates of earnings for Dundee made by the management of Dundee, the results of the pro forma merger analysis suggest that the Merger would dilute Springs' EPS in each year analyzed. The actual results achieved by the combined company may vary from the projected results and the variations may be material.

     The summary of the analysis performed by Robinson-Humphrey set forth above does not purport to be a complete description thereof. Robinson-Humphrey believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analysis or of the above summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analysis performed by Robinson-Humphrey and its opinion. In performing its analysis, Robinson-Humphrey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Springs or Dundee. The analyses performed by Robinson-Humphrey are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals.

     Robinson-Humphrey is an investment banking firm which is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Special Committee of Dundee's Board of Directors decided to retain Robinson-Humphrey based upon its expertise as a financial advisor in mergers and acquisitions of companies in the textile industry, and its knowledge of the textile industry generally.

     Pursuant to the terms of an engagement letter dated January 18, 1995, Dundee has agreed to pay Robinson-Humphrey for its services in connection with the Merger a retainer of $25,000, which was paid at the time of the execution of the engagement letter, and a fee of $150,000 upon rendering a written fairness opinion. If, during the term of Robinson-Humphrey's engagement or within twelve months following the termination of such engagement, a sale of Dundee to Springs or any other party occurs in which the consideration paid exceeds the consideration proposed in the letter of intent between Springs and Dundee, then Dundee will pay Robinson-Humphrey an additional fee equal to 2.5% of such excess amount. Dundee has also agreed to reimburse Robinson-Humphrey for its reasonable out-of-pocket expenses up to $15,000 and to indemnify Robinson-Humphrey against certain liabilities, including liabilities under the federal securities laws.

SPRINGS REASONS FOR THE MERGER

     The Springs Board of Directors, at its meeting on February 2, 1995, considered the Merger Agreement and related matters. The determination by Springs' Board of Directors that the proposed Merger was in the best interests of Springs and its shareholders was based on a number of factors, including (a) Springs' interest in expanding its lines of products through the acquisition of a company which produces terry towels; (b) Dundee's significant and growing presence in the terry towel market; (c) Dundee's terry manufacturing expertise;
(d) the benefits to both Springs and Dundee expected to be derived from the combination of their businesses; and (e) the benefits to both Springs and its customers expected to result from Springs' ability to offer terry towels in coordination with its other bed and bath products.

THE MERGER AGREEMENT

     The Merger Agreement provides that following its approval by the holders of Dundee Common Stock, and the satisfaction or waiver of all other conditions to the Merger, Dundee will be merged with Subcorp and will thus become a wholly-owned subsidiary of Springs. After the Merger, Subcorp will remain as the Surviving Corporation in the Merger or, alternatively, if 80% or more of the outstanding Dundee Common Stock is converted into Springs Class A Stock in the Merger, Springs may, at its option, cause Subcorp to merge with and into Dundee, thus leaving Dundee as the Surviving Corporation in the Merger. Subject to the approval of the shareholders of Dundee and the satisfaction or waiver of conditions precedent to the Merger but no later than the third business day thereafter (the "Closing Date"), the Merger will occur when a duly executed certificate of merger is filed by Dundee and Subcorp with the Secretary of State of the State of Georgia (unless the certificate of merger specifies a later effective time) (the "Effective Time"). It is expected that the Effective Time will occur on the date of the Meeting, or as soon as practicable thereafter. If Subcorp is the Surviving Corporation, at the Effective Time and by reason of the Merger, Subcorp will change its corporate name from "Dundee Acquisition Corp." to "Dundee Mills, Incorporated."

     Pursuant to the Merger Agreement, each issued and outstanding share of Dundee Common Stock, excluding (a) any such shares held in the treasury of Dundee, (b) any such shares held by Springs or its subsidiaries, and (c) any such shares as to which the holders thereof have validly elected to pursue their dissenters' rights under the GBCC, shall automatically be cancelled and extinguished and shall thereafter be converted into only the right to receive shares of Springs Class A Stock or, pursuant to a Cash Election and subject to certain limitations, the right to receive $2,525.00 in cash. See " -- Merger Consideration."

     Under the Merger Agreement, each share of Dundee Common Stock held in the treasury of Dundee or held by Springs or any of its subsidiaries shall be automatically cancelled and extinguished, and no payment shall be made in respect thereof. Any shares as to which the record holders thereof have validly elected to pursue their dissenters' rights shall also be automatically cancelled and extinguished, and shall thereafter represent the right to receive the Fair Value of such shares. In addition, each issued and outstanding share of common stock of Subcorp will continue to represent either one validly issued, fully paid and nonassessable share of Subcorp, as the Surviving Corporation in the Merger, or if Dundee is the Surviving Corporation, shall be converted into one validly issued, fully paid and nonassessable share of Dundee Common Stock.

MERGER CONSIDERATION

     At the Effective Time, each outstanding share of Dundee Common Stock will be converted into the right to receive the Merger Consideration consisting of an amount of Springs Class A Stock equal in value to $2,525.00 (subject to variation based on market prices) based on the conversion ratio described below, or cash in that amount, at the option of the Dundee shareholder and subject to certain limitations. Dundee shareholders may elect to convert a portion of their holdings of Dundee Common Stock into cash and the remaining portion into Springs Class A Stock. The conversion of shares of Dundee Common Stock into Springs Class A Stock is determined as follows:

          If the average of the closing prices per share for Springs Class A Stock on the New York Stock Exchange (the "NYSE") for the ten trading days immediately preceding the date which is three calendar days prior to the Closing Date (the "Reported Market Price") is $33.50 or more, but not more than $38.50, the conversion ratio shall be equal to:

                                   $2,525.00
                                   ----------
                             Reported Market Price

     and shares of Springs Class A Stock issued in exchange for Dundee Common Stock will have a market value of $2,525.00 per share of Dundee Common Stock, based on the Reported Market Price.

          If the Reported Market Price of Springs Class A Stock is less than $33.50, the conversion ratio shall be equal to:

$2,525.00           or 75.37313 shares of
- ----------          Springs Class A Stock
  $33.50            per share of Dundee Common Stock

     and shares of Springs Class A Stock issued in exchange for Dundee Common Stock will have a market value less than $2,525.00 per share of Dundee Common Stock, based on the Reported Market Price.

          If the Reported Market Price of Springs Class A Stock exceeds $38.50, the conversion ratio shall be equal to:

$2,525.00           or 65.58442 shares of
- ----------          Springs Class A Stock
  $38.50            per share of Dundee Common Stock

     and shares of Springs Class A Stock issued in exchange for Dundee Common Stock will have a market value greater than $2,525.00 per share of Dundee Common Stock, based on the Reported Market Price.

     After the per share purchase price for Dundee Common Stock was agreed upon through negotiation, the formulation of the conversion ratio was determined in an effort to ensure that in most circumstances a Dundee shareholder would receive approximately $2,525.00 in value of Springs Class A Stock for each share of Dundee Common Stock. Dundee shareholders are protected from market risk in the conversion ratio for up to an 8.53% decline in the market price per share of Springs Class A Stock from the closing market price at the date of the Merger
Agreement ($36.625), and a   % decline based on the market price of Springs
Class A Stock as of                , 1995 ($               ).

LIMITATION ON CASH ELECTIONS

     In order to assure that the Merger will qualify as a tax-free reorganization, the maximum number of shares of Dundee Common Stock that may be converted into cash is 23,363 shares less the total number of shares of Dundee Common Stock as to which the record holders thereof shall have exercised dissenters' rights pursuant to the GBCC (the "Maximum Number of Cash Election Shares"). If the number of shares of Dundee Common Stock on deposit with Wachovia Bank of North Carolina, N.A. (the "Exchange Agent") pursuant to a Cash Election and not withdrawn as provided by the Merger Agreement (the "Deposited
Shares") at the close of business on                  , 1995, the last business
day before the Meeting (the "Expiration Date") exceeds the Maximum Number of Cash Election Shares, the Exchange Agent shall eliminate from the Deposited Shares (pro rata as nearly as practicable as to each holder of ten or more Deposited Shares) the number of Deposited Shares necessary to reduce the total number of Deposited Shares to the Maximum Number of Cash Election Shares (or the most practicable number thereof immediately below such number). As a result, Dundee shareholders electing to receive cash may receive a combination of cash and Springs Class A Stock rather than all cash in exchange for their Deposited Shares.

LIMITATION ON SPRINGS CLASS A STOCK

     The maximum number of shares of Springs Class A Stock into which shares of Dundee Common Stock will be converted in the Merger will be 3,000,000 shares. If Dundee shareholders not making Cash Elections or exercising dissenters' rights would otherwise be entitled to receive a total of more than 3,000,000 shares of Springs Class A Stock, a number of shares of Dundee Common Stock (pro rata as nearly as practicable as to each holder of ten or more shares) will be treated pro rata as having been subject to Cash Elections, as necessary to reduce the number of shares of Springs Class A Stock issued in the Merger to 3,000,000. If the maximum number of shares of Springs Class A Stock is issued, the 3,000,000 shares would represent approximately 23.5% of the shares of Springs Class A Stock expected to be outstanding after the Merger, and approximately 14.6% of the aggregate number of shares of Springs Class A Stock and Springs Class B Common Stock, $.25 par value ("Springs Class B Stock") expected to be outstanding after the Merger (based on the number of outstanding shares of Springs Class A Stock and Springs Class B Stock on March 6, 1995 plus the maximum number of shares of Springs Class A Stock issuable in the Merger). As of March 6, 1995, these 3,000,000 shares would have represented approximately 6.8% of the voting power of all outstanding Springs voting securities, or a higher percentage in voting on certain matters. See "Springs Capital Stock."

CASH ELECTION PROCEDURE

     Shareholders wishing to make a Cash Election for some or all of their shares must complete and submit the Cash Election Form contained in the Letter of Transmittal accompanying this Proxy Statement and Prospectus. The Letter of Transmittal must be sent to the Exchange Agent at the address shown on the Letter of Transmittal. The Letter of Transmittal must be accompanied by the certificate or certificates, properly endorsed for transfer or with duly executed stock transfer powers, representing all of the shares of Dundee Common Stock held by the Dundee shareholder making the Cash Election, even if the Cash Election is not being made for all of the shares represented by the holder's share certificates. Those shares as to which a Cash Election has not been made will be converted into Springs Class A Stock in accordance with the terms of the Merger Agreement (see "-- Merger Consideration"). TO RECEIVE CASH IN EXCHANGE FOR ANY SHARES OF DUNDEE COMMON STOCK, THE LETTER OF TRANSMITTAL, CONTAINING THE COMPLETED CASH ELECTION FORM, MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER
THAN THE CLOSE OF BUSINESS ON THE EXPIRATION DATE (               , 1995). The
Exchange Agent will make the Letter of Transmittal available to all persons who become holders of record of Dundee Common Stock during the period between the Record Date and the Expiration Date. SHAREHOLDERS SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ANY CERTIFICATES REPRESENTING SHARES OF DUNDEE COMMON STOCK TO DUNDEE.

     It is not necessary for a Dundee shareholder to vote in favor of the Merger in order to make a valid Cash Election. Record holders of Deposited Shares shall remain the shareholders of record with respect to such shares until the Effective Time. Each holder of Dundee Common Stock who has made a valid Cash Election has the right at any time prior to the close of business on the Expiration Date to withdraw such shareholder's Deposited Shares and thereby revoke the Cash Election by giving notice of withdrawal to the Exchange Agent prior to the close of business on the Expiration Date.

     The Exchange Agent shall in its sole discretion determine whether or not Cash Elections have been properly or timely made or revoked. Neither Springs, Dundee, Subcorp nor the Exchange Agent shall be under any duty to give notification that any Cash Election has not been properly or timely made or revoked. If the Exchange Agent determines that any Cash Election was not properly or timely made or revoked or if any Cash Election is properly revoked or is eliminated from deposit as described above, the shares subject to such Cash Election shall be treated by the Exchange Agent as shares of Dundee Common Stock which were not subject to any Cash Election and at the Effective Time such shares shall be converted into the right to receive Springs Class A Stock. The Exchange Agent shall make all computations as to proration, and any such computations shall be conclusive and binding on the holders of Dundee Common Stock. The Exchange Agent may, after consultation with Springs, make such equitable changes in the procedures set forth in the Merger Agreement regarding Cash Elections as are necessary or desirable to effect fully any Cash Election.

EXCHANGE OF CERTIFICATES FOR NON-CASH ELECTION SHARES

     On and after the Effective Time, each outstanding certificate which prior to the Effective Time represented, in whole or in part, Dundee Common Stock as to which a Cash Election has not been made or has been revoked or shares as to which the holder has exercised dissenters' rights (collectively, "Non-Cash Election Shares") will be deemed to evidence the right to receive the Merger Consideration payable with respect to such Dundee Common Stock, in the form of whole shares of Springs Class A Stock or cash (or both), as provided in the Merger Agreement. See "-- Fractional Shares." A Dundee shareholder who wishes to receive Springs Class A Stock rather than cash for his or her shares of Dundee Common Stock should complete the enclosed Letter of Transmittal (without completing the Cash Election Form, if no cash is desired) and send it together with all of his or her share certificates representing Dundee Common Stock, properly endorsed for transfer or with duly executed stock transfer powers, to the Exchange Agent at the address shown on the Letter of Transmittal. While it is not necessary to return Dundee share certificates and the Letter of Transmittal to the Exchange Agent by the Expiration Date if no Cash Election is being made, it is acceptable to do so.

     If any Springs Class A Stock certificate is to be issued in a name other than that of the registered owner of Dundee Common Stock being exchanged therefor, the person requesting the issuance must pay in advance in cash all applicable transfer and other taxes before Springs will be obligated to issue the certificate, unless that person establishes to the satisfaction of the Exchange Agent that any such taxes have been paid or that no such tax is applicable.

FRACTIONAL SHARES

     No fractional shares of Springs Class A Stock will be issued in the Merger. Each holder of Dundee Common Stock who would otherwise be entitled to a fractional share of Springs Class A Stock as part of the Merger Consideration will, upon surrender of such holder's Dundee share certificate, receive from Springs a cash payment (without interest) equal to the fractional share to which such holder would otherwise be entitled multiplied by the Reported Market Price of Springs Class A Stock used in computing the Merger Consideration.

CONDITIONS TO THE MERGER

     Dundee and Springs are not obligated to complete the Merger unless a number of conditions are satisfied, including the following: (a) Dundee shareholders shall have approved the Merger Agreement; (b) Springs' Registration Statement for the Springs Class A Stock to be issued in the Merger shall have become effective under the Securities Act and no stop order shall have been issued or be pending or threatened; (c) the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or have been terminated; (d) Dundee and Springs shall each have received a satisfactory opinion from Sutherland, Asbill & Brennan, counsel for Springs, that the Merger constitutes a reorganization under the Internal Revenue Code of 1986, as amended (the "Code"); and (e) the shares of Springs Class A Stock to be issued in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance. In addition, the obligation of each of Springs and Dundee to consummate the Merger is subject to the conditions that the other party shall have performed its agreements and covenants under the Merger Agreement in all material respects; that the other party's representations and warranties, subject to certain exceptions, shall be true and correct at the Effective Time (except where the failure of any representation and warranty to be true and correct would not have a material adverse effect on the party making it); and that the other party shall have delivered certain opinions of counsel, letters from accountants and certain additional conditions, including conditions which are customary in transactions similar to the Merger, as set forth in the Merger Agreement.

     The obligations of Springs and Subcorp to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions: (a) dissenters' rights with respect to the Merger must not have been exercised by holders of more than 8% of the outstanding shares of Dundee Common Stock; (b) appropriate agreements must be obtained from all affiliates of Dundee agreeing to applicable resale restrictions with respect to Springs Class A Stock received pursuant to the Merger; (c) the Board of Directors of Dundee must have determined that no change in control will be considered to have occurred by reason of the Merger under the Dundee Mills Supplemental Executive Retirement Plan; (d) Dundee shall have taken all corporate action necessary to establish that all issuances by Dundee of Dundee Common Stock since July 1, 1989 were validly issued, fully paid and nonassessable and that no preemptive rights exist with respect to such issuances; (e) Dundee must have cured all filing deficiencies and satisfied all related obligations with respect to the HSR Act and Dundee pension plans at no material expense to Dundee; (f) loans made by Dundee to Dundee shareholders must have been repaid in full; and (g) Dundee and its counsel must have taken all action necessary to preserve the tax exempt status of certain industrial revenue bonds.

EFFECTIVE TIME AND TERMINATION

     If the Merger is approved by the shareholders of Dundee and all other conditions of the Merger are satisfied or waived (see "-- Conditions to the Merger"), the Merger will become effective when Subcorp and Dundee file a certificate of merger with the Secretary of State of the State of Georgia in accordance with the GBCC unless a later time is specified in the certificate of merger. The Merger Agreement provides that Subcorp and Dundee will make this filing as soon as practicable after all of the conditions to completion of the Merger are satisfied or waived. The parties anticipate that the Effective Time will occur promptly following the Meeting.

     The Merger Agreement may be terminated at any time prior to the Effective
Time: (a) by Springs and Dundee upon mutual action of their respective Boards of Directors; (b) by either Springs or Dundee if (i) any event has occurred as a result of which any condition to its respective obligation to consummate the Merger is no longer capable of being satisfied (so long as, in certain circumstances, the terminating party has not contributed to the failure of any such condition to be satisfied), (ii) any general suspension of, or limitation on, trading on the NYSE has continued for a period of 15 days or a bank moratorium in the United States has continued for a period of 15 days, or (iii) the Merger has not been consummated by July 31, 1995; (c) by Springs if (i) Dundee has breached any representation or warranty contained in the Merger Agreement which would be reasonably likely to have a material adverse effect on Dundee, (ii) Dundee has materially breached any of its covenants or agreements in the Merger Agreement which breach is not curable (or, if curable, is not cured within 30 days after written notice from Springs), (iii) Dundee (or its Board of Directors) has authorized, recommended, proposed or publicly announced its intention to enter into a "Competing Transaction" not consented to by Springs, (iv) Dundee's Board of Directors has withdrawn or materially modified its authorization, approval or recommendation of the Merger or the Merger Agreement in a manner adverse to Springs, or (v) a party other than Springs has announced, commenced or consummated the acquisition of at least 15 percent of the outstanding Dundee Common Stock or has received proxies or consents sufficient to elect a majority of Dundee's Board of Directors or block approval of the Merger; or (d) by Dundee if (i) Springs or Subcorp has breached any representation or warranty contained in the Merger Agreement which would be reasonably likely to have a material adverse effect on the ability of Springs or Subcorp to consummate the Merger or (ii) Springs or Subcorp has materially breached any of its covenants or agreements in the Merger Agreement which breach is not curable (or, if curable, is not cured within 30 days after written notice from Dundee).

     As used in the Merger Agreement, "Competing Transaction" means any acquisition of 15% or more of the stock or assets of Dundee, or a merger, consolidation or other business combination involving Dundee, or the public announcement of a proposal, plan or intention to effect such a transaction, or any agreement to effect such a transaction.

     The Merger Agreement also provides that if Springs terminates the Merger Agreement because of a knowing and intentional misrepresentation or a knowing and intentional breach of warranty or breach of any covenant by Dundee, Dundee shall be liable to Springs, among other things, for all investment banking, legal, accounting, expert and consulting fees and other out-of-pocket expenses reasonably incurred by Springs in connection with the Merger. In addition, the Merger Agreement requires Dundee to pay Springs a fee of $3,000,000 in the event that the Merger Agreement is terminated because: (a) the condition that Dundee's representations and warranties contained in the Merger Agreement be true and correct in all respects (except where the failure of any representation and warranty to be true and correct would not have a material adverse effect on Dundee) is not satisfied due to Dundee's knowing and intentional misrepresentation or knowing and intentional breach of warranty or breach of any covenant or agreement and (i) Dundee has had contacts about or entered into negotiations relating to a Competing Transaction during the period from the date of the Merger Agreement through the date of termination and (ii) Dundee consummates a Competing Transaction within one year after the date of termination with a party with whom Dundee had such negotiations or contacts; (b) the Merger Agreement does not receive the requisite vote of the holders of Dundee Common Stock and at the time of such vote there existed a Competing Transaction; (c) Dundee authorizes, recommends proposes or publicly announces its intention to enter into a Competing Transaction not consented to by Springs; or (d) Dundee's Board of Directors withdraws or materially modifies its authorization, approval or recommendation of the Merger or the Merger Agreement in a manner adverse to Springs, unless in any such case Springs has materially breached any of its representations, warranties, covenants or agreements under the Merger Agreement.

AMENDMENT

     The Merger Agreement provides that it may be amended by the parties at any time before or after approval thereof by the shareholders of Dundee, but that after such approval no amendment shall be made (a) which reduces the Merger Consideration or changes the form of the Merger Consideration to be received by Dundee's shareholders pursuant to the Merger Agreement or (b) changes any of the terms and conditions of the Merger Agreement if such change would adversely affect the holders of Dundee Common Stock, unless the further approval of the holders of Dundee Common Stock is obtained.

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

     The Merger Agreement contains certain representations, warranties, covenants and agreements by Dundee and Springs regarding, among other things, the businesses, capital structure, assets and liabilities of Dundee and Springs and the accuracy and completeness of information supplied in connection with the Merger. The Merger Agreement also contains covenants of Dundee with respect to the conduct of its business prior to the Closing Date, including covenants that it will not (a) issue any shares of its capital stock (or related rights) or pay any dividend, (b) sell or transfer any asset to a third party or incur any debt or mortgage or encumber assets, except in the ordinary course of business and within specified limits, (c) change the salaries, benefits or employment contracts of employees of Dundee or its subsidiaries, or (d) amend its Articles of Incorporation or Bylaws.

     In addition, Dundee has agreed not to, directly or indirectly, (a) solicit, initiate or knowingly encourage any inquiries or the making of proposals from anyone other than Springs that constitutes or may reasonably be expected to lead to any Competing Transaction, (b) enter into or maintain or continue discussions or negotiate with a party other than Springs in furtherance of such inquiries or to obtain a Competing Transaction, or (c) agree to or endorse any Competing Transaction or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries or any advisors to or representatives of such party to take any such action. Dundee has also agreed to use its best efforts to obtain the approval by Dundee's shareholders of the Merger and the transactions contemplated by the Merger Agreement. However, the Merger Agreement provides that neither the Board of Directors nor the officers of Dundee shall be required to take or omit to take any action, with respect to disclosures in this Proxy Statement and Prospectus or their recommendation to Dundee's shareholders regarding the Merger, which the Board determines in good faith, based on the advice of Dundee's counsel, could be held to violate their fiduciary duties to Dundee's shareholders.

GOVERNMENTAL AND REGULATORY REQUIREMENTS

     Springs and Dundee are not aware of any governmental or regulatory requirements for consummation of the Merger other than compliance with applicable federal and state securities laws and the expiration or the termination of the waiting periods applicable to the Merger under the HSR Act and the rules and regulations thereunder. Under the HSR Act, certain acquisition transactions, such as the Merger, may not be consummated unless required information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the specified waiting period requirements have been satisfied. On February 8, 1995 and March 7, 1995, respectively, Springs and Dundee each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger. The applicable waiting period for the Merger will expire at 11:59 p.m. on April 6, 1995.

     Notwithstanding the termination or expiration of the waiting period, at any time before or after the Effective Time, the Antitrust Division or the FTC could take actions under the antitrust laws as either of them deem necessary and desirable in the public interest, including seeking to enjoin the Merger, or seeking divestitures of substantial assets of Springs or Dundee. In addition, in appropriate circumstances, state officials and private parties may also bring legal actions under the antitrust laws. Under the Merger Agreement, in the event a suit is instituted challenging the Merger as violative of the antitrust laws, Springs and Dundee have agreed to use their best efforts to resist or resolve such a suit. If injunctive relief is sought or obtained in a challenge to the Merger, the Merger Agreement could be terminated or the consummation of the Merger could be delayed and, under certain circumstances, such delay could result in consummation of the Merger being postponed to a date substantially beyond the date of the Meeting. If the Merger is not consummated by July 31, 1995, the Merger Agreement could be terminated by Springs or Dundee.

EXPENSES

     Except as otherwise provided in the Merger Agreement, if the Merger is not consummated, Dundee and Springs shall each bear its own expenses related to the Merger, except that the cost of printing this Proxy Statement and Prospectus and filing fees under federal and state securities laws shall be borne equally.

RESALE OF SPRINGS CLASS A STOCK

     The shares of Springs Class A Stock to be issued to Dundee shareholders in connection with the Merger have been registered under the Securities Act. Accordingly, such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of Dundee within the meaning of Rule 145 promulgated under the Securities Act (collectively, "Dundee Affiliates"). The shares of Springs Class A Stock received by Dundee Affiliates may not be sold without registration of such shares for resale under the Securities Act or the availability of an exemption (including the limited exemption provided by Rule 145) from such registration. Dundee has agreed to use its best efforts to cause each person who Springs believes may be deemed a Dundee Affiliate to execute and deliver to Springs an agreement covering the foregoing restrictions on transfer and certain other rights and obligations of such person with respect to the shares of Dundee Common Stock and Springs Class A Stock.

INTERESTS OF CERTAIN PERSONS

     In considering the Merger, holders of Dundee Common Stock should be aware that the directors and certain members of Dundee management have interests in the Merger in addition to their interests as shareholders of Dundee generally, as described below.

     The Merger Agreement provides for continued employment and severance benefits for fifteen officers of Dundee. Six of the current officers of Dundee will be employed by the Surviving Corporation for an initial term of six months and an additional eight officers will be employed for an initial term of nine months. After such initial period, either the Surviving Corporation or such employee may terminate such employment, and upon such termination the terminated employee shall be entitled to one year's compensation as a severance benefit. If all of such Dundee officers left the employ of the Surviving Corporation after the initial term, the Surviving Corporation would make severance payments aggregating $2,591,675 to such persons. The following executive officers who are entitled to such severance payments also serve as directors and would be entitled to the amounts of severance set forth below after an initial term of six months: John T. Newton: $242,000; J. Henry Walker, III: $309,000; R. Wayne
Boyd: $265,000; and Howard B. Gossett, Jr.: $180,000. Additionally, the following executive officers, who are directors, would be entitled to the following amounts of severance after an initial term of nine months: David G.
Newton: $182,000; and J. Gilliam Cheatham:

$102,000. Non-director executive officers of Dundee would be entitled to the amounts of severance set forth below after the initial terms indicated: M. J.
Yates: $142,000 (after six months); Douglas R. Tingle: $171,600 (after nine months); and V. Larry Perkins: $149,500 (after nine months).

     The Special Committee of Dundee's Board of Directors was appointed, in part, to consider the payment of special compensation to certain executive officers of Dundee. The Special Committee believes that the group of executives who will receive such compensation is one of Dundee's most valuable assets and that their expertise, hard work and determination are major reasons Springs desires to acquire Dundee pursuant to the Merger. Additionally, the Special Committee believes that the executives receiving such compensation are essential to the consummation of the Merger and that the Surviving Corporation needs to retain the management skills of these executives to ensure its continued success. Accordingly, the Special Committee has determined that immediately prior to the consummation of the Merger, nine executive officers of Dundee will be entitled to receive payments aggregating $2,168,000. The following executive officers also serve as directors of Dundee and will be entitled to receive the amounts set forth below: John T. Newton: $368,000; J. Henry Walker, III:
$232,000; R. Wayne Boyd: $203,000; Howard B. Gossett, Jr.: $140,000; David G.
Newton: $300,000; and J. Gilliam Cheatham: $102,000. The following non-director executive officers will be entitled to receive the amounts set forth below: M.
J. Yates: $112,000; Douglas R. Tingle: $396,000; and V. Larry Perkins: $315,000.

     For information concerning the interests of certain officers and directors of Dundee in certain issuances of shares of Dundee Common Stock during 1990-1994, see "Ratification of Certain Issuances of Dundee Common Stock."

     The members of the Board of Directors who served on the Special Committee of the Board of Directors were Harvey M. Cheatham, A. Felton Jenkins, Jr. and Tim M. Woodall. No member of the Special Committee was an officer or employee of Dundee or a purchaser of any of the shares of Dundee Common Stock issued during 1990-1994, or otherwise had any financial interest (except Mr. Cheatham's interest as a shareholder of Dundee generally) in any of the matters acted upon by the Special Committee. Each member of the Special Committee received $20,000 for his services in connection with the Merger.

     Finally, pursuant to the Merger Agreement, Springs has agreed that all rights to indemnification and all limitations of liabilities set forth in the Articles of Incorporation and Bylaws of Dundee will be continued in the Articles of Incorporation and Bylaws of the Surviving Corporation. Springs has agreed not to take any action or allow any action to be taken relating to limitation of liability or indemnification, prior to the expiration of all applicable statutes of limitation, that would adversely affect the rights of the individuals who are entitled to the benefits of such provisions. Further, Springs has agreed to make proper provision to ensure that its successors and assigns assume these obligations.

OPTION AND PROXY AGREEMENTS

     As required by Springs as a condition to entering into the Merger Agreement, all of the directors and one of the officers of Dundee have entered into agreements granting proxies to Springs to vote certain shares of Dundee Common Stock owned or controlled by such persons in favor of the Merger and the transactions contemplated by the Merger Agreement and against any other merger, sale of assets or other business combination between Dundee and any other person or entity, and granting options at a cash exercise price of $2,525.00 per share to Springs to purchase such shares, exercisable upon the occurrence of certain events. These agreements cover 10,981 shares of Dundee Common Stock, or approximately 23.5% of such shares entitled to vote at the Meeting.

TAX CONSEQUENCES

     The following is a summary of certain anticipated federal income tax consequences of the Merger. Due to the complexity and changing nature of federal income tax laws, and considering that each shareholder's individual circumstances affect the tax consequences of the Merger to such shareholder, the following is not intended to and does not constitute a complete description of all possible federal tax consequences to the shareholders of Dundee. The federal income tax consequences to any particular shareholder may be affected by matters not described herein. Moreover, this discussion does not address the state and local income tax consequences, if any, of the Merger. EACH SHAREHOLDER IS THEREFORE ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO HIM OR HER.

     Neither Dundee nor Springs has sought or intends to seek a ruling from the Internal Revenue Service concerning the federal income tax consequences of the Merger. Consummation of the Merger is conditioned upon the receipt by Springs and Dundee as of the Closing Date of an opinion from Sutherland, Asbill & Brennan that the Merger constitutes a reorganization under the Code such that a Dundee shareholder will not be subject to income taxation on the Merger Consideration if the shareholder's Merger Consideration is received solely in Springs Class A Common Stock, but will be subject to income taxation on any gain realized to the extent the Merger Consideration is received in cash. In rendering their opinion, Sutherland, Asbill & Brennan will make certain factual assumptions and will rely upon certain representations of Springs and Dundee. One such assumption/representation is that, to the best of the knowledge of the executive officers of Dundee, there is no plan or intention by the shareholders of Dundee to sell, exchange, or otherwise dispose of a number of shares of Springs Class A Stock received in the Merger that would reduce the Dundee shareholders' ownership of Springs Class A Stock to a number of shares having a value, as of the Effective Date, of less than 50% of the value of all of the formerly outstanding shares of Dundee Common Stock as of the Effective Date.

     Assuming the Merger is treated as a reorganization for federal income tax purposes, the Merger will have the following, among other, tax consequences to the shareholders of Dundee.

     No gain or loss will be recognized by a holder of Dundee Common Stock whose shares are exchanged solely for Springs Class A Stock, except with respect to cash received in lieu of a fractional share of Springs Class A Stock.

     A holder of Dundee Common Stock who receives both Springs Class A Stock and cash as Merger Consideration will recognize gain, if any, realized on the exchange, but in an amount which is not in excess of the amount of cash received. The gain recognized should generally be treated as gain from the exchange of property and, assuming that the shares of Dundee Common Stock of such shareholder are held as capital assets, would be capital gain. In certain unusual circumstances, a Dundee shareholder who is considered to own constructively Dundee stock which is held by another Dundee shareholder and exchanged for Springs Class A Stock in the Merger might be required to treat any gain recognized as a dividend. No loss will be recognized by a holder of Dundee Common Stock who receives both Springs Class A Stock and cash as Merger Consideration.

     A holder of Dundee Common Stock who receives solely cash as Merger Consideration, or a dissenting shareholder, should generally recognize gain or loss, measured by the difference between the amount of cash received and the basis of the shares of Dundee Common Stock exchanged therefor. Assuming that the shares of Dundee Common Stock are held as capital assets, such gain or loss would be treated as capital gain or loss. In certain unusual circumstances, a Dundee shareholder who receives solely cash, but who is considered to own constructively Dundee Common Stock which is held by another Dundee shareholder and exchanged for Springs Class A Stock in the Merger, might be required to treat the amount of cash received as a dividend.

     Any Dundee shareholder who receives cash in lieu of a fractional share of Springs Class A Stock will be treated as if a fractional share had been distributed to him in the Merger and then redeemed by Springs. Such shareholder will recognize gain or loss, measured by the difference between the amount of cash received and the basis of the Dundee Common Stock allocable to such fractional share. Such gain or loss will be capital gain or loss provided that the shareholder's shares of Dundee Common Stock are held as capital assets.

     The basis of the Springs Class A Stock received by a holder of Dundee Common Stock will be the same as the basis of the Dundee Common Stock surrendered in exchange therefor (excluding any basis allocable to fractional shares of Springs Class A Stock for which cash is received), minus any amount of cash Merger Consideration received by the shareholder, plus any amount which is treated as gain or as a dividend to the shareholder.

     A Dundee shareholder's holding period with respect to any Springs Class A Stock received in the Merger will include the period during which the shares of Dundee Common Stock surrendered in exchange therefor were held, provided that such shares of Dundee Common Stock were held as capital assets at the Effective Time.

     No gain or loss will be recognized by Springs, Dundee or Subcorp by reason of the Merger.

ACCOUNTING TREATMENT

     The Merger will be accounted for by Springs as a purchase. Under purchase accounting, Springs will allocate the total cost of acquiring the Dundee Common Stock, based on the relationship of the total amount of cash paid and the market value of Springs Class A Stock issued in the Merger to the fair value of the assets and liabilities acquired. Springs anticipates that the consideration paid for the Dundee Common Stock will not exceed the fair value of the assets and liabilities acquired. Consequently, Springs does not expect to record any goodwill in connection with the Merger.

            RATIFICATION OF CERTAIN ISSUANCES OF DUNDEE COMMON STOCK

     Historically, shareholders who wished to dispose of some or all of their Dundee Common Stock have contacted Dundee to locate a prospective purchaser for such shares, because there has been no established trading market for Dundee Common Stock. Frequently, Dundee facilitated such transactions by negotiating a price with the seller and delivering its check to the seller against delivery of the certificates representing the Dundee Common Stock. In addition, Dundee acquired 1,365 shares of Dundee Common Stock which were owned by The Hartwell Mills when it was purchased by Dundee on June 4, 1990.

     Dundee has treated all such reacquired shares as treasury shares, and Dundee's management made shares so acquired available for purchase by selected officers and employees (or their designated family members) as part of their compensation. The shares acquired in the Hartwell Mills transaction were valued by a special committee of the Board of Directors of Dundee at the time of such acquisition at a slight premium over recent transactions in Dundee Common Stock. These shares were reissued at such valuation, and other shares reacquired by Dundee were reissued at the average price per share then being paid by Dundee for its stock. Dundee utilized such opportunities to enable officers and employees to obtain or increase their equity interest in the company and offered this opportunity as an incident of employment and as compensation because Dundee did not have a formal employee stock option plan or employee stock purchase program.

     During 1990-1994, Dundee used this procedure to acquire and reissue an aggregate of 2,261 shares of Dundee Common Stock at an average price of $963 per share to a total of 47 officers and employees (including, in several instances, family designees of officers or employees). No individual officer or employee (together with his family designees, if any) purchased more than an aggregate of 331 shares during such period. The dates, aggregate number of shares reissued, and price per share of all such issuances are set forth below:

DATE AND PRICE OF ISSUANCE                     SHAREHOLDER                     SHARES
- ---------------------------  ------------------------------------------------  ------
August 28, 1990 ($650)       David D. Blalock, Jr............................     50
                             R. Wayne Boyd*+.................................    100
                             John Bray.......................................     50
                             Howard B. Gossett, Jr.*+........................     50
                             Betty Gossett*+.................................     50
                             Clarence J. McMerty.............................     50
                             Jack Mundy......................................     50
                             David J. Taylor.................................     50
                             Douglas R. Tingle*..............................    100
                             J. Henry Walker, III*+..........................    100
October 31, 1990 ($650)      Neal E. Baldwin.................................     30
                             Doug Brown......................................      7
                             Wayne Brown.....................................     10
                             William E. Head.................................      5
                             Harry Kierbow...................................     15
                             David Lamb......................................     20

DATE AND PRICE OF ISSUANCE                     SHAREHOLDER                     SHARES
- ---------------------------  ------------------------------------------------  ------
                             V. Larry Perkins*...............................     10
                             James W. Roddy..................................     10
                             Robert Scroggins................................     50
                             J. Kenneth Stanz, Jr............................      5
                             J. Frank Stewart................................     25
                             Jeff Stewart....................................      5
                             Hubert Sullins..................................     50
                             Robert Sullins..................................      8
                             Frank Westmoreland..............................     13
                             M. J. Yates*....................................     50
December 10, 1990 ($650)     Henry Barton....................................     10
                             Gordon H. Brown.................................     10
                             Everett Chalkley................................      5
                             J. Gilliam Cheatham*+...........................     45
                             John H. Cheatham, III...........................     20
                             Leila Cheatham*+................................    145
                             Howard B. Gossett, Jr.*+........................      6
                             James A. Graham.................................     25
                             Robert Housworth................................      5
                             David G. Newton*+...............................    125
                             John T. Newton*+................................    106
                             Leila Von Stein*+...............................     15
                             Douglas R. Tingle*..............................      6
                             J. Henry Walker, III*+..........................      6
July 7, 1993 ($1,500)        Neal E. Baldwin.................................      5
                             Gordon H. Brown.................................      5
                             James A. Graham.................................      5
                             Harry Kierbow...................................      5
                             David Lamb......................................      5
                             William M. McSwain, Sr..........................      5
                             Herbert B. Perkins..............................      5
                             James W. Roddy..................................      5
                             J. Frank Stewart................................      5
August 2, 1993 ($1,500)      David D. Blalock, Jr............................     20
                             R. Wayne Boyd*+.................................     25
                             John Bray.......................................     20
                             J. Gilliam Cheatham*+...........................     25
                             John H. Cheatham, III...........................     25
                             Ken Gossage.....................................      2
                             Howard B. Gossett, Jr.*+........................     25
                             William E. Head.................................      2
                             Francis S. Hedges...............................      5
                             John M. Jago....................................     10
                             Christine R. Lanigan............................     10
                             Clarence J. McMerty.............................     20
                             Walter J. McMullen..............................     10
                             David G. Newton*+...............................     25
                             John T. Newton*+................................     25
                             Mark A. Peek....................................     10
                             V. Larry Perkins*...............................     25
                             J. Kenneth Stanz, Jr............................      5
                             David J. Taylor.................................     20
                             Douglas R. Tingle*..............................     25
                             J. Henry Walker, III*+..........................     25
                             M. J. Yates*....................................      5

DATE AND PRICE OF ISSUANCE                     SHAREHOLDER                     SHARES
- ---------------------------  ------------------------------------------------  ------
July 28, 1994 ($1,650)       David D. Blalock, Jr............................     10
                             Howard B. Gossett, Jr.*+........................     15
                             Francis S. Hedges...............................      5
                             Christine R. Lanigan............................     10
                             Clarence J. McMerty.............................     20
                             David G. Newton*+...............................     25
                             John T. Newton*+................................    175
                             David J. Taylor.................................     10
                             Douglas R. Tingle*..............................     10
                             J. Henry Walker, III*+..........................     50
October 10, 1994 ($1,650)    David G. Newton*+...............................      5
October 11, 1994 ($1,650)    John T. Newton, Jr.*+...........................     25

- ---------------

* Each of these individuals served as an executive officer of Dundee, or was a designee of an executive officer, at the time of the issuance.
+ Each of these individuals served as a director of Dundee, or was a designee of a director, at the time of the issuance, except Mr. Gossett who is currently a director of Dundee but was not a director at the time of the issuance.

     As a condition to closing the Merger, Springs has required that Dundee take corporate action to assure that the shares of Dundee Common Stock issued during 1990-1994 were validly issued, fully paid and nonassessable and that no preemptive rights exist with respect to such issuances. Under the GBCC, such reissuances should have been but were not formally authorized or approved by the directors of Dundee, and such reissuances would have given rise to preemptive rights on the part of Dundee shareholders to purchase proportional amounts of such shares upon their reissuance, unless an exception to statutory preemptive rights was applicable.

     The Special Committee was authorized by the Board of Directors of Dundee to take certain action with respect to the Merger, including approval of certain matters in which directors of Dundee had an interest other than their interests as shareholders of Dundee generally. The Special Committee has reviewed and approved the terms and conditions associated with the issuances of Dundee Common Stock described above, has ratified these issuances, and has determined that, in the light of the circumstances prevailing at the time of such issuances, the transactions were fair to Dundee and constituted issuances as compensation to officers and employees of Dundee so as to qualify for a statutory exception to preemptive rights, if the holders of a majority of the shares of Dundee Common stock entitled to vote thereon approve or ratify the terms and conditions of such issuances. No member of the Special Committee received any shares in such issuances. The Special Committee unanimously recommends that Dundee shareholders vote FOR the approval and ratification of the terms and conditions of such issuances so as to establish that preemptive rights do not exist with respect thereto.

     Approval and ratification of the terms and conditions of such issuances will require the affirmative votes of a majority of the outstanding shares of Dundee Common Stock.

                DUNDEE COMMON STOCK PRICES AND DIVIDEND POLICIES

     Dundee is privately held and there is no established market for the Dundee Common Stock. In recent stock transactions, Dundee has purchased and sold shares of Dundee Common Stock for $1,650 per share. There can be no assurances, however, that Dundee would continue to purchase or sell shares at such price. As of March 1, 1995, there were approximately 290 holders of Dundee Common Stock. During the last two years, the Dundee Board of Directors has paid a dividend each quarter and at the end of the fiscal year, which have aggregated $30 per share in each fiscal year.

                         DUNDEE SELECTED FINANCIAL DATA
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

     The selected financial information for Dundee for the periods presented are derived from the audited financial statements of Dundee except that the selected financial information as of December 31, 1993 and 1994 and for the four month periods then ended are derived from unaudited financial statements of Dundee. In the opinion of management, such unaudited financial statements include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of operations for the four month period ended December 31, 1994 are not necessarily indicative of Dundee's results of operations for the entire year. This information should be read in conjunction with "Dundee Management's Discussion and Analysis of Financial Condition and Results of Operations" and with Dundee's financial statements and the related notes thereto included elsewhere in this Proxy Statement and Prospectus.

                                                                                             FOR OR AT THE
                                  FOR OR AT THE END OF THE FISCAL YEARS ENDED              FOUR MONTHS ENDED
                                                  AUGUST 31,                                  DECEMBER 31,
                             ----------------------------------------------------       -----------------------
                             1990(A)      1991       1992       1993       1994           1993           1994
                             --------   --------   --------   --------   --------       --------       --------
                                                                                              (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
Net sales..................  $223,455   $242,386   $247,728   $263,363   $266,813       $ 85,107       $ 90,363
Net income (loss)..........     9,697        134      6,452        870     (1,501)(b)       (241)(b)      1,065
Earnings (loss) per common
  share....................    203.66       2.80     137.50      18.60     (32.00)(b)      (5.14)(b)      22.77
Weighted average number of
  common shares............        48         48         47         47         47             47             47
Dividends per common
  share....................     30.00      30.00      30.00      30.00      30.00           4.00           4.00
BALANCE SHEET DATA:
Working capital............    80,199     79,293     93,085     88,424     82,728         84,864         81,251
Total assets...............   148,194    167,837    186,151    175,562    169,007        171,981        164,942
Total long-term debt
  (excluding current
  portion).................    13,060     26,615     42,670     28,670     23,715         24,670         19,715
Shareholders' equity.......   121,751    121,417    124,300    123,925    120,736        123,495        121,528

- ---------------

(a) Includes information as to certain acquisitions accounted for as purchases from the dates of acquisition in January 1990 and May 1990.
(b) Includes a charge of $0.2 million or $4.12 per share for the adoption of SFAS No. 109.

                 DUNDEE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BACKGROUND

     Dundee was founded on February 11, 1888, as the Kincaid Manufacturing Company. The company was chartered under the laws of the State of Georgia as Georgia Cotton Mills in 1911, and on August 28, 1942, the company's charter was amended to change its name to Dundee Mills, Incorporated.

     The following discussion and analysis is intended to assist in understanding Dundee's results of operations and changes in financial position. This discussion should be read in conjunction with the information under "Dundee Selected Financial Data" and "Business of Dundee," as well as Dundee's financial statements, including notes thereto, included elsewhere in this Proxy Statement and Prospectus.

RESULTS OF OPERATIONS

  Four Months Ended December 31, 1994 Compared to Four Months Ended December 31, 1993.

     Net sales for the four months ended December 31, 1994 increased to $90.4 million, an increase of 6.2% compared to the same period during the prior year. The increase in sales was due to higher average towel selling prices and an increase in the volume of sales of broadcloth fabric. The effect of higher raw material cost was more than offset by decreased manufacturing costs and the higher average selling prices. Accordingly, gross profit was $13.1 million, or 14.5% of net sales, compared to $10.9 million, or 12.8% of net sales, during the same period of fiscal 1993.

     Selling, general and administrative expenses were 11.1% of net sales compared to 10.8% of net sales for 1993. The increase resulted primarily from higher expenditures relating to the development of management information systems ("MIS").

     Profit before taxes was $1.8 million, or 2.0% of net sales, compared to a loss of $0.1 million, or 0.1% of net sales, for the same period during the prior year. Dundee's net income was $1.1 million compared to a loss of $0.2 million for the same period during the prior year.

  Fiscal Year Ended August 31, 1994 Compared to Fiscal Year Ended August 31,
1993.

     Net sales increased 1.3% during fiscal 1994 to $266.8 million. Gross profit was $32.0 million, or 12.0% of net sales, compared to $34.8 million, or 13.2% of net sales, during fiscal 1993. The lower gross margin resulted from an increase in the cost of cotton and other raw materials and a higher level of closeout sales aimed at reducing towel inventories. Partially offsetting these unfavorable factors, margins on baby products improved due to favorable fabric purchases. Selling, general and administrative expenses remained relatively flat at $29.8 million, or 11.2% of net sales, compared to $29.1 million, or 11.0% of net sales, in fiscal 1993.

     Interest expense decreased to $1.8 million from $2.3 million in fiscal 1993 as Dundee reduced its debt by $6.2 million to $31.9 million. The net loss before the cumulative effect of an accounting change was $1.3 million compared to net income of $0.9 million for fiscal 1993. Effective September 1, 1993, Dundee adopted SFAS No. 109, "Accounting for Income Taxes." The cumulative effect of this change in Dundee's method for accounting for income taxes was to increase the net loss in 1994 by $0.2 million to $1.5 million.

  Fiscal Year Ended August 31, 1993 Compared to Fiscal Year Ended August 31,
1992.

     Net sales were $263.4 million in fiscal 1993, an increase of approximately 6.3% from net sales of $247.7 million in fiscal 1992. Higher volume resulted in increased sales revenue for both baby products and towels. However, gross profit decreased to $34.8 million, or 13.2% of net sales, in fiscal 1993 from $43.2 million, or 17.5% of net sales, in fiscal 1992. The decrease in gross margin reflects an increase in finishing costs resulting from retailer demand for darker shades of towels requiring more dye, and for quicker delivery of smaller cartons requiring more handling. In addition, competitive pricing pressures resulted in lower margins on sales of baby products.

     Selling, general and administrative expenses were $29.1 million, or 11.0% of net sales, in fiscal 1993 compared to $27.5 million, or 11.1% of net sales, in fiscal 1992. The higher expenses in fiscal 1993 resulted primarily from an increase in MIS development expenditures aimed at improving Dundee's forecasting and scheduling systems.

     Profit before income taxes was $1.5 million, a decrease of approximately $8.9 million, or 85.5%, compared to fiscal 1992. Net income was $0.9 million, or 0.3% of net sales, in fiscal 1993 compared to $6.5 million, or 2.6% of net sales, in fiscal 1992.

  Liquidity and Capital Resources

     Net cash provided by operating activities for the fiscal years ended August 31, 1994, 1993, and 1992 totaled $19.8 million, $15.1 million, and $7.2 million, respectively. Net cash provided by operating activities during the four months ended December 31, 1994, and December 31, 1993, amounted to $2.6 million and $6.0 million, respectively.

     Dundee finances its capital requirements through an unsecured revolving bank line of credit. Dundee also has been able to obtain funding for major expenditures through industrial revenue bonds, which are issued by local development authorities. The industrial revenue bonds bear interest at a floating rate, which was 4.05% at March 1, 1995.

     During fiscal 1994, Dundee issued two new series of industrial revenue bonds aggregating $10.3 million, which effectively refinanced two series of bonds issued in 1990. At August 31, 1994, Dundee had outstanding letters of credit from a bank totaling $12.1 million relating to industrial revenue bonds and had pledged land, buildings and equipment with a net book value of approximately $10.9 million as collateral.

     The revolving line of credit provides Dundee with unsecured borrowing capacity of up to $25 million. At March 1, 1995, the outstanding borrowings under this line were approximately $16 million. Pursuant to an interest rate swap agreement, the interest rate on the line of credit is effectively fixed at 6.1%. Dundee is required to make quarterly payments to its lender of a 1/4% annual commitment fee on the average unused amount of the commitment. Dundee's management believes that Dundee's available borrowings and future cash flows from operating activities will be sufficient to fund its future cash needs.

     Expenditures for the purchases of property and equipment in fiscal years 1994, 1993, and 1992 were $8.1 million, $3.4 million, and $18.4 million, respectively. In fiscal year 1992, 84.5% of Dundee's total capital expenditures were made to purchase land, complete construction and begin production at the Hartwell Finishing Plant. In 1994, of the $8.1 million spent on property, plant, and equipment, over 50% was spent to provide new finishing equipment at the Lowell Bleachery and to augment the spinning equipment at the Hartwell Manufacturing Plant. Dundee has planned capital expenditures of $3.8 million for fiscal 1995, approximately 25% of which is for projects designed to allow Dundee to more efficiently utilize utilities and assist in continued environmental compliance.

SEASONALITY

     Dundee's sales are affected by the seasonal nature of the business of its primary customers who are in retail sales and the hospitality industry. Accordingly, Dundee experiences its highest levels of cash flow during its first quarter, when retailers are preparing for holiday sales. Dundee's lowest cash flow levels generally occur during its second fiscal quarter, when retailers clear inventory and recreational travel is down.

COST OF RAW MATERIAL

     Dundee's financial performance is closely tied to the cost of raw materials, primarily cotton. Competitive pressures have limited and may in the future limit the ability of Dundee to raise prices to reflect the increased cost of raw materials.

                              BUSINESS OF SPRINGS

     Springs began its operations in 1888 and is a diversified home furnishings and textile manufacturer and finisher operating 39 manufacturing facilities in nine U.S. states. Springs also has minority interests in industrial fabrics businesses in Europe and Asia. Twenty-four manufacturing facilities are located in South Carolina, where Springs is the state's largest manufacturing employer. Four manufacturing facilities are located in North Carolina, three in Georgia, two each in Alabama and California, and one each in Pennsylvania, Tennessee, Wisconsin and Nevada. Sales, distribution and administrative offices are located throughout the U.S. and Canada. Springs employs approximately 20,100 people.

     The textile manufacturing industry in the United States has, in recent years, undergone a series of corporate restructurings and consolidations. Through both internal development and acquisitions of complementary businesses, Springs has emerged as one of the most significant textile manufacturers in the United States. Among the factors contributing to Springs' industry position are its highly automated manufacturing facilities, its well known brands and its commitment to fashion design and diverse product offerings in the home furnishings field.

     Springs' operations are conducted in two segments: home furnishings and specialty fabrics.

HOME FURNISHINGS

     Home furnishings is the larger segment of Springs' business, with sales of $1.460 billion in 1994 and operating income of $97.5 million. In the home furnishings segment, Springs manufactures, purchases for resale and markets finished products, including sheets, pillowcases, bedspreads, comforters, shower curtains, bath rugs and other bath products and juvenile novelties. Also in this segment, Springs manufactures, purchases for resale and markets decorative window products, including drapery hardware, vertical and horizontal blinds and pleated and other window shades.

     Springs' bedding and bath products are sold to a wide range of customers and are varied in design, styling and color to appeal to a broad spectrum of consumers. Springs' Wamsutta(R) bed and bath products are targeted to the premium segment of the market. Springmaid(R) sheets and related bed and bath fashions are aimed at the middle to upper range of the consumer market and are sold primarily to major department and specialty stores. Springs markets bed and bath products under many license agreements, including licenses with The Walt Disney Company, Bill Blass, Ltd., and Liz Claiborne, Inc. Springs' Performance(TM) brand bed and bath products are sold primarily to mass merchants and to catalog operations.

     During 1992, the Company acquired the marketing and distribution operations of C.S. Brooks Canada, Inc. and the Griffiths-Kerr division of Finlayson Enterprises, Ltd., both located in Canada, in a continuing effort to better serve Canadian home furnishings customers and to expand the Company's presence in the Canadian market. The Company markets bed and bath products in Canada under the trademarks Wabasso(R) and Texmade(R) in addition to its U.S. brand names.

     Springs' Bath Fashions Division offers a wide range of bath products. These products include tufted bath rugs, shower curtains, towels and other bath accessories.

     Springs' Window Fashions Division manufactures and markets drapery hardware and window treatment products. Drapery hardware is marketed under the Graber(R) trademark, and vertical and horizontal blinds are marketed under the Graber(R) and Bali(R) trademarks. Pleated shades are marketed under the FashionPleat(R) and CrystalPleat(R) trademarks. Private labels also are used for all products.

SPECIALTY FABRICS

     The specialty fabrics segment manufactures, finishes, purchases for resale and markets a wide variety of fabrics, with sales of $608.8 million in 1994 and operating income of $38.3 million. Specialty fabrics products include finished fabrics for industrial, apparel and specialty end uses.

     Springs' subsidiary, Clark-Schwebel, Inc., is the world's leading producer of woven fiber glass fabrics and also manufactures fabrics made from Kevlar(R) yarn. Customers of Clark-Schwebel, Inc. include producers of electronic circuit boards, aircraft, boats and protective apparel such as anti-ballistic vests and helmets.

     The specialty fabrics segment produces and markets other finished fabrics in a broad range of colors, weights, fibers, finishes and printed designs and sells them principally to manufacturers of apparel and decorative home furnishings, and to retailers of home sewing fabrics under the trademarks Springmaid(R), Wamsutta(R) and Ultrasuede(R) and under private labels. This segment also produces and sells protective and fire retardant fabrics for industrial and commercial applications and manufactures and markets solid color and printed fabric for wall panels and furniture fabrics for the office furnishings market.

                               BUSINESS OF DUNDEE

     Dundee is a leading manufacturer of towels, infant and toddler bedding, knitted infant apparel and healthcare products. The business of Dundee is divided into three primary divisions: terry towel products, baby and healthcare products, and broadcloth fabric. The principal executive offices of Dundee are located at 301 Railroad Avenue, Griffin, Georgia, 30224.

TOWELS

     Sales of Dundee's towel division comprise approximately two thirds of the company's total sales and approximately 14% of the towels sold in the United States. The division is divided into two groups, retail towels and institutional towels. The towel division of Dundee is vertically integrated.

     Retail. Dundee manufactures solid color, embellished and printed towels that are sold in the middle to upper middle price range. The towels are sold directly to major department stores and mass merchandisers throughout the United States.

     Institutional. This group sells towels to institutional customers, primarily in the hospitality and healthcare industries, and traditionally has been Dundee's strongest. Dundee holds approximately 40% of the domestic market for sales to hotels, motels, hospitals and convalescent homes. Sales to institutional customers are made through distributors.

BABY PRODUCTS/HEALTHCARE

     The baby products/healthcare division produces approximately 30% of Dundee's sales through the manufacture of infant and toddler bedding and the manufacture of infant apparel, diapers and bibs and similar products for incontinent adults.

     Baby Products. Dundee manufactures bedding, diapers and knitted apparel products for infants and toddlers. The baby products group of the company purchases unfinished fabrics from which it produces sheets, comforters, dust ruffles, bumper pads and receiving blankets for infants. Additionally, Dundee purchases yarn to knit undershirts, caps, booties and gowns for infants. Approximately 80% of these baby products are sold to ten customers, which are mass merchandisers. Sales of baby products are approximately 85% of Dundee's sales in the baby products/healthcare division.

     Important to the baby products group are license agreements with The Walt Disney Company that grant Dundee the non-exclusive right to use Disney characters with both its infant and toddler bedding and apparel products. Dundee holds licenses to distribute these products in the United States, Central America, Mexico and Singapore. Sales of products using Disney characters comprise approximately 28% of Dundee's sales of baby products.

     Healthcare. Adult incontinent products, such as adult diapers, bibs and draw sheets, are sold through distributors to institutional customers, which are primarily hospitals and convalescent homes.

BROADCLOTH FABRIC

     Broadcloth fabric is manufactured at the company's plant in Dadeville, Alabama. Broadcloth fabric is used in food distribution and as backing for upholstery and other fabric. This product is sold by an independent sales agent of Dundee. Sales of broadcloth fabric are approximately 2% of the Company's total sales.

ORGANIZATION AND EMPLOYEES

     Dundee employed approximately 3,740 employees at March 1, 1995, approximately 2,100 of whom are located in Griffin, Georgia. Eighteen of these employees, located throughout the United States and in Canada, comprise Dundee's sales and merchandising group, which is headquartered in New York City. Each sales and merchandising representative concentrates on a specific product division of Dundee. The employees are not represented by a collective bargaining unit. Management of Dundee considers relations with its employees to be good.

PROPERTIES

     Dundee owns 13 manufacturing plants in Georgia, six of which are located in Griffin, and one in Alabama. These facilities range in size from approximately 19,000 to 670,000 square feet. Additionally, Dundee leases 13 properties which are used for office space for sales representatives, warehouse storage and outlet stores. These properties are leased generally for terms of two to ten years, with varying renewal options.

                 SPRINGS MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     Springs' 1994 Annual Report on Form 10-K, which is incorporated herein by reference, including information incorporated in the Form 10-K by reference to Springs' Proxy Statement for its 1995 annual meeting, contains information about Springs' directors and executive officers, their business history, stock ownership, compensation and direct or indirect interests in certain transactions with Springs, information about the principal holders of Springs Class A Stock and Springs Class B Stock and additional financial information not contained in this Proxy and Registration Statement.

                   DUNDEE VOTING STOCK AND PRINCIPAL HOLDERS

     The following table sets forth, as of March 1, 1995, certain information with respect to ownership of the outstanding Dundee Common Stock, by (i) all persons known by Dundee to own beneficially more than 5% of the outstanding Dundee Common Stock, (ii) each director of Dundee, (iii) each executive officer of Dundee, and (iv) all directors and executive officers of Dundee, as a group.

                          NAME OF                             SHARES OF DUNDEE COMMON         PERCENT
                    BENEFICIAL OWNER                        STOCK BENEFICIALLY OWNED(A)       OF CLASS
- --------------------------------------------------------    ---------------------------       --------
Trust Company Bank(b)...................................                5,624                   12.0
  Trust and Investment Services
  P.O. Box 4655
  Atlanta, GA 30302
The Newton Family Partnership...........................                3,828                    8.2
  c/o John T. Newton
  Dundee Mills, Incorporated
  301 Railroad Avenue
  Griffin, GA 30224
435 Associates, Ltd.(c).................................                3,149                    6.7
  c/o Harvey M. Cheatham
  P.O. Box 88185
  Atlanta, GA 30356
Kendall J. Zeliff, Jr.(d)...............................                2,380                    5.1
  1100 Peachtree Street, NE
  Suite 2050
  Atlanta, GA 30309
DIRECTORS:
Harvey M. Cheatham(e)...................................                6,861                   14.7
  P.O. Box 88185
  Atlanta, GA 30356
John T. Newton(f).......................................                4,326                    9.3
  Dundee Mills, Incorporated
  301 Railroad Avenue
  Griffin, GA 30224
J. Gilliam Cheatham(g)..................................                1,435                    3.1
David G. Newton(h)......................................                1,340                    2.9
J. Henry Walker, III....................................                  506                    1.1
R. Wayne Boyd...........................................                  185                     *
Howard B. Gossett, Jr...................................                   49                     *
EXECUTIVE OFFICERS:
Douglas R. Tingle(i)....................................                  216                     *
M. J. Yates(j)..........................................                   90                     *
V. Larry Perkins........................................                   85                     *
All executive officers and directors as a group (10                    15,093                   32.3
  persons)..............................................

- ---------------

  * Less than 1%
(a) Unless otherwise indicated, the named beneficial owner has sole voting power and investment power with respect to all shares of Dundee Common Stock listed.
(b) Includes an aggregate of 4,416 shares as to which Trust Company Bank has sole voting and investment power under the terms of five separate trusts, wills and agreements, and an aggregate of 1,208 shares as to which Trust Company Bank has shared investment power under the terms of four separate trusts and wills.
(c) Harvey M. Chatham, who serves as a member of the Board of Directors of Dundee, has sole voting and investment power over these shares.
(d) Mr. Zeliff has sole voting and investment power over such shares as trustee under nine separate trusts.
(e) Includes 313 shares owned by a partnership in which Harvey M. Cheatham has shared voting and investment power and 3,149 shares owned by 435 Associates, Ltd. in which he has sole voting and investment power.
(f) Includes 3,828 shares owned by The Newton Family Partnership, in which John
     T. Newton has shared voting power and investment power, and 173 shares owned by his wife.
(g) Includes 615 shares owned by J. Gilliam Cheatham as custodian for his children.
(h) Includes 1,150 shares owned by a trust under which David G. Newton has shared voting and investment power and 50 shares owned by him as custodian for his niece and nephew.
(i) Includes 6 shares owned by Douglas R. Tingle as custodian for his children.
(j) Includes 25 shares owned by M. J. Yates' wife.

            COMPARISON OF RIGHTS OF HOLDERS OF SPRINGS CLASS A STOCK
                       AND HOLDERS OF DUNDEE COMMON STOCK

     The following summary compares certain rights of Dundee shareholders under the Georgia Business Corporation Code (the "GBCC") and Dundee's Articles of Incorporation and Bylaws with the rights of Springs shareholders under the South Carolina Business Corporation Act ("SCBCA") and the Springs Articles of Incorporation and Bylaws.

     Dundee is incorporated under the laws of the State of Georgia. Springs is incorporated under the laws of the State of South Carolina. Both Georgia and South Carolina have adopted a form of the Revised Model Business Corporation Act, and as a result the corporate codes of both states are similar in many respects. Dundee shareholders, whose rights as shareholders are currently governed by Georgia law and Dundee's Articles of Incorporation and Bylaws, will become, upon consummation of the Merger and to the extent they receive shares of Springs Class A Stock (referred to in this section as "Class A Stock"), shareholders of Springs, and their rights will be governed by South Carolina law and Springs' Articles of Incorporation and Bylaws.

     The following summary does not purport to be a complete statement of the rights of Springs shareholders under the SCBCA and Springs' Articles of Incorporation and Bylaws as compared to the rights of Dundee shareholders under Dundee's Articles of Incorporation and Bylaws and the GBCC, to which shareholders are referred.

VOTING RIGHTS

     Under Springs' Articles of Incorporation, every holder of Class A Stock is entitled to one vote, in person or by proxy, for each share held of record, with cumulative voting rights in the election of directors. Holders of Springs voting preferred stock, if any, are also entitled to one vote per share. Holders of Springs Class B Stock (referred to in this section as "Class B Stock") are entitled to four votes per share with cumulative voting rights, except that in certain circumstances the voting power of the Class B Stock is reduced. Such circumstances include (a) votes with respect to business combinations involving a person or entity controlling or under common control with Springs, in which event Class B Stock is entitled to only one vote per share, and (b) amendments to Springs' Articles of Incorporation that would (i) increase or decrease the number of authorized shares or the par value of Class A or Class B Stock; (ii) adversely alter or change the powers, preferences, relative voting power or special rights of Class A or Class B Stock; or (iii) require class voting under the SCBCA, in which event the affirmative vote of the holders of the affected class, voting separately as a class, is required to approve the amendment.

     Springs' Articles of Incorporation provide for cumulative voting with respect to the election of directors. Cumulative voting in the election of directors permits a shareholder to cast the number of votes equal to the number of votes per share (one as to Class A Stock and four as to Class B Stock) times the number of his shares, multiplied by the number of directors to be elected. A shareholder may give one nominee all of these votes or may distribute the votes among the nominees as he desires. Under Springs' Bylaws, a director cannot be removed from office by the shareholders if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors or of the class of directors of which he is a part.

     Dundee's Articles of Incorporation provide for a single class of common stock, Dundee Common Stock, holders of which are entitled under the GBCC to one vote per share. Preferred stock is also authorized under Dundee's Articles of Incorporation, having no voting rights except upon Dundee's failure to pay dividends or if Dundee's current liabilities exceed 90% of its commercial assets.

LIABILITY OF DIRECTORS

     Both the GBCC and the SCBCA allow a corporation to limit the personal liability of directors with certain exceptions. Springs' Articles of Incorporation provide that no director of the corporation shall have personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless and to the extent that such elimination or limitation of personal liability is prohibited by the laws of the State of South Carolina. Under South Carolina law, such limitation does not eliminate or limit the liability of a director of Springs for (a) misappropriation of business opportunities; (b) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law; (c) unlawful payment of a dividend or an unlawful stock purchase or redemption; or
(d) any transaction involving improper personal benefits to the director.

     Although permitted by the GBCC, Dundee's Articles of Incorporation do not attempt to limit the personal liability of its directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under the SCBCA, a corporation may indemnify its officers, directors, employees and agents, and in certain circumstances, must indemnify its officers and directors, made party to a proceeding against liability incurred in the proceeding if the person: (a) conducted himself in good faith; (b) reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest and, in all other cases, that his conduct was at least not opposed to its best interest; and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A South Carolina corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under the SCBCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Springs' Bylaws contain provisions for the indemnification of Springs' officers and directors to the fullest extent provided by the SCBCA. Springs' Bylaws also permit Springs to indemnify, or advance expenses in connection with a proceeding that may be the subject of indemnification to, a non-officer or non-director agent or employee of Springs to the extent and on such terms as the Board of Directors of Springs determines from time to time.

     The GBCC permits a corporation to indemnify directors and officers in substantially the same way as the SCBCA. Pursuant to the GBCC, Dundee's Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the GBCC.

DIRECTORS

     Springs' Bylaws provide for a Board of Directors consisting of a minimum of three and a maximum of fifteen directors, the exact number being fixed and determined from time to time by the Board or by resolution of the shareholders. Directors are elected at the annual meeting of shareholders and serve until the next annual meeting or any special meeting of the shareholders called earlier for the purpose of electing directors, or, if earlier, upon the director's death, resignation or removal. Directors can be removed from office only by a vote of the shareholders. As explained above under "-- Voting Rights," Springs' Articles of Incorporation provide for cumulative voting.

     Dundee's Bylaws provide for a Board of Directors consisting of a minimum of seven and a maximum of eleven directors. The number of directors is to be fixed by the shareholders at each annual meeting. Dundee's Articles of Incorporation do not provide for cumulative voting with respect to the election of directors.

     Any vacancy on Springs' Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders at an annual meeting or a special meeting called for that purpose or by a majority of the remaining directors, even if the directors remaining in office constitute less than a quorum of the Board. A director so elected serves until the next annual meeting of the shareholders or any special meeting called for the purpose of electing directors, or until his earlier death, resignation or removal. Any vacancy on Dundee's Board of Directors may only be filled by the remaining directors, and the director so elected serves for the unexpired term.

DIVIDENDS AND DISTRIBUTIONS

     Unless provided otherwise by its Articles of Incorporation, a South Carolina corporation or a Georgia corporation may pay dividends or make other distributions with respect to its shares if after the dividend or distribution the corporation has the ability to pay its debts as they become due and has net assets in excess of all senior claims upon dissolution. Dundee's Articles of Incorporation do not limit its ability to pay dividends or make other distributions on common stock except that outstanding preferred stock, if any, has a preference as to dividends.

     Springs' Articles of Incorporation provide that each share of Springs Class A Stock and Springs Class B Stock is equal with respect to rights to distributions (including dividend distributions) other than cash dividends and dividends or other distributions payable in Springs stock. If cash dividends are declared by Springs' Board of Directors on Springs Class B Stock, Springs must declare dividends on each share of Springs Class A Stock in an amount equal to at least 110% of the per share amount declared on each share of Springs Class B Stock. In the event of a dividend or other distribution payable in Springs stock, only shares of Class A Stock can be distributed with respect to Class A Stock and only shares of Class B Stock can be distributed with respect to Class B Stock. Payment of dividends on both Springs Class A Stock and Springs Class B Stock is subject to the dividend preference of outstanding preferred stock, if any.

SPECIAL SHAREHOLDER MEETINGS; ACTION WITHOUT A MEETING

     As permitted by South Carolina law, Springs' Bylaws provide that a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board, or upon the written request of the holders of at least 10% of the outstanding votes entitled to be cast on the issue to be considered at the special meeting. Springs' Bylaws require that written notice of the date, time, place and purpose of any special meeting be given to shareholders.

     Georgia law provides that a special meeting of shareholders of a corporation with more than 100 shareholders of record may be called by the Board of Directors or any person authorized to do so by the Articles of Incorporation or Bylaws, and a meeting must be called by the corporation upon the written request of the holders of at least 25% (or any greater or lesser percentage as may be provided in the articles of incorporation or bylaws) of the outstanding shares entitled to vote on the issue to be considered at the special meeting. Dundee's Bylaws provide that a special meeting may be called by the written request of the holders of at least 25% of the outstanding shares of Dundee Common Stock and by the Board of Directors, the Chairman of the Board or the President. Dundee's Bylaws require that written notice of the time, place and object of all special meetings be given to shareholders.

     Under both Georgia and South Carolina law, shareholders may act without a meeting by unanimous written consent.

PREEMPTIVE RIGHTS

     Under the SCBCA, shareholders of a South Carolina corporation have a preemptive right to acquire proportional amounts of the corporation's unissued shares except to the extent the corporation's Articles of Incorporation otherwise provide. Springs' Articles of Incorporation provide that holders of shares of stock of any class or series are not entitled to any preemptive rights to subscribe for, or purchase, any shares of stock of any class or series, or any bond, debentures or other securities of Springs.

     Under the GBCC, so long as Dundee's Articles of Incorporation do not contain a provision negating preemptive rights, Dundee shareholders have preemptive rights to acquire proportional amounts of Dundee's unissued or treasury shares upon the decision of the Board of Directors to issue them. No preemptive rights would exist, however, under the GBCC as to (a) shares issued as a share dividend, (b) fractional shares, (c) shares issued to effect a merger or share exchange, (d) shares issued as compensation (or to satisfy conversion or option rights created to provide compensation) to directors, officers, agents or employees of Dundee upon terms and conditions approved or ratified by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, (e) shares issued under bankruptcy reorganization, (f) shares sold otherwise than for money, if deemed by the Board of Directors in good faith to be advantageous to Dundee's business, or (g) shares released from preemptive rights by waiver by the Dundee shareholders.

SHAREHOLDER INSPECTION RIGHTS

     Under both the SCBCA and the GBCC, any shareholder may inspect and copy certain corporate records regardless of the shareholder's purpose, and may also inspect and copy the corporation's accounting records, the record of shareholders, excerpts from meetings of the Board of Directors (or any committee thereof), minutes of shareholder meetings, and any action taken by the Board of Directors or shareholders by written consent, if the shareholder's demand is made in good faith and for a proper purpose; provided, however, that such rights may be limited by a Georgia corporation for shareholders owning 2% or less of the outstanding shares. The SCBCA also allows shareholders holding at least one percent of any class of shares to conduct an inspection of a corporation's tax returns.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     Under South Carolina law generally, an amendment to a corporation's articles of incorporation must be approved by: (a) two-thirds of the votes entitled to be cast on the amendment, regardless of the class or voting group to which the shares belong, and (b) two-thirds of the votes entitled to be cast on the amendment within each voting group entitled to vote as a separate voting group on the amendment. The holders of the outstanding shares of a class are entitled to vote as a separate voting group (if shareholder voting is otherwise required under the SCBCA) on a proposed amendment to Springs' Articles of Incorporation if the amendment would result in certain fundamental changes to the rights and preferences of that class. However, under Springs' Articles of Incorporation, provisions in Springs' Articles of Incorporation relating to special voting requirements for certain business combinations may be amended only upon the vote of at least 75% of the outstanding shares entitled to vote, voting together as a single class.

     Both South Carolina law and Georgia law permit the following provisions of a corporation's articles of incorporation to be amended by action of the Board of Directors without shareholder approval: (a) changes in the issued and unissued shares of an outstanding class of shares into a greater number of whole shares, if the corporation has only that class of shares outstanding, (b) minor changes to the corporate name and (c) certain minor technical amendments.

     A South Carolina corporation's board of directors may amend the corporation's bylaws unless the articles of incorporation or bylaws reserve the power to the shareholders and except that certain types of provisions may be amended or repealed only by the shareholders under South Carolina law. Springs' Bylaws permit amendment of the Bylaws by either the shareholders or the Board of Directors.

     Under Georgia law generally, an amendment to a corporation's articles of incorporation must be approved by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment. Classes of shares are entitled to vote as groups under substantially the same circumstances as under South Carolina law. As permitted by Georgia law, Dundee's Bylaws may only be amended or added to at any regular or special meeting of shareholders by a vote of two-thirds of the stock represented at the meeting.

APPRAISAL RIGHTS

     Under the SCBCA, shareholders who comply with the procedures for enforcing appraisal rights may exercise such rights, under certain circumstances, upon the merger of a corporation, the consummation of a plan of share exchange to which the corporation is the acquired party, the sale or other disposition of all or substantially all of the corporation's assets other than in the usual and regular course of business, upon certain fundamental amendments to the articles of incorporation, the approval of a control share acquisition, and as provided by the articles of incorporation, bylaws or resolution of the board of directors.

     Under the GBCC as applicable to Dundee, shareholders who comply with the procedures for enforcing appraisal rights may exercise such rights, under certain circumstances, upon the merger of a corporation, the consummation of a plan of share exchange to which the corporation is the acquired party, the sale or other disposition of all or substantially all the corporation's assets, upon certain fundamental amendments to the articles of incorporation, and as provided by the articles of incorporation, bylaws or resolution of the board of directors.

ANTI-TAKEOVER PROVISIONS

     Springs' Articles of Incorporation and South Carolina law have implemented certain measures which could have the effect of discouraging takeover attempts not supported by Springs' Board of Directors. These provisions are discussed below.

     A special vote of Springs' shareholders is required to approve certain mergers, consolidations, sales of assets and other transactions with any Interested Shareholder (as defined below) or any Affiliate (as defined in Rule 12b-2 of the Exchange Act) of any Interested Shareholder. Such a "business combination" may only be consummated if either (a) such business combination is approved by the affirmative vote of holders of at least 75% of the voting power of Springs' outstanding voting stock, (b) such business combination has been approved by a majority of the Continuing Directors (as defined below) then in office or (c) all provisions of the "fair market value" provision set forth in
Article 7(c) of Springs' Articles of Incorporation have been met. An "Interested Shareholder" means any person (other than Springs or any subsidiary of Springs) who (i) is the beneficial owner of more than 10% of the voting stock of Springs,
(ii) is an Affiliate of Springs and at any time within two years prior to the date in question beneficially owned Springs voting stock having 10% or more of the voting power of all then outstanding voting stock, or (iii) is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act. "Continuing Director" means any member of the Board of Directors who (i) was a member of the Board of Directors on March 1, 1987, (ii) is unaffiliated with the Interested Shareholder in question and who was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, and (iii) was nominated or elected by a majority of Continuing Directors then on the Board of Directors. These special voting requirements are designed to give minority shareholders a voice in approving any merger or similar transaction following a takeover or change in control. This right may be taken into account by shareholders in acting upon a tender offer, and it may discourage unfriendly takeovers and make more difficult the removal of management.

     South Carolina law contains additional provisions that are similar to (but differ in some respects from) the special voting requirements for certain business combinations in Springs' Articles of Incorporation. These provisions impose super majority voting requirements or a fair pricing procedure for certain business combinations with a 10% or greater shareholder unless a "fair price" is met and also contain provisions restricting the voting rights of persons who, through certain acquisitions ("control share acquisitions"), are able to exercise control over certain South Carolina corporations. A South Carolina corporation must specifically elect, through an amendment to its Bylaws or Articles of Incorporation, not to be governed by these provisions. Springs has not made such an election with respect to either the fair price or the control share acquisition provisions of South Carolina law, and thus both apply to Springs.

     Georgia law also contains certain elective provisions that are similar to (but differ in some respects from) the special voting requirements for certain business combinations in Springs' Articles of Incorporation, and which impose additional restrictions on a corporation's ability to engage in a business combination with a substantial shareholder. These provisions do not apply to a Georgia corporation unless it has affirmatively elected to be subject to them in its articles of incorporation or bylaws. Dundee has not elected to be subject to these provisions.

SHAREHOLDER APPROVAL OF MERGERS AND ASSET SALES

     In general, unless the articles of incorporation require a greater or smaller vote (in no event less than a majority) or the board of directors requires a greater vote, the SCBCA requires a merger of a South Carolina corporation to be approved by two-thirds of the total votes entitled to be cast and two-thirds of the votes within any separate class or other voting group that is entitled to vote separately on the matter.

     Unless the articles of incorporation specify otherwise, however, the board of directors does not need to submit a plan of merger to the shareholders of the surviving corporation if: (a) the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from its articles of incorporation before the merger, (b) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger, (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger, and (d) the number of shares that entitle their holders to participate without limitation in distributions ("participating shares") outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

     In general, unless the articles of incorporation, bylaws, or the board of directors requires a greater vote, the GBCC requires a merger of a Georgia corporation to be approved by the holders of a majority of (a) all votes entitled to be cast on the plan by all shares entitled to vote on the plan, voting as a single voting group, and (b) all votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the plan as a voting group pursuant to the corporation's articles of incorporation.

     Under Georgia law, unless the articles of incorporation specify otherwise, the board of directors need not submit a plan of merger to the shareholders of the surviving corporation if (a) the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from its articles before the merger, (b) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger, and (c) the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger and by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately before the merger.

                             SPRINGS CAPITAL STOCK

     The authorized capital stock of Springs consists of 40,000,000 shares of Class A Common Stock, $.25 par value (referred to in this section as "Class A Stock"), 20,000,000 shares of Class B Common Stock, $.25 par value (referred to in this section as "Class B Stock") and 1,000,000 shares of Voting Preferred Stock, $1.00 par value (of which no shares have been issued or are outstanding). A total of 9,772,307 shares of Class A Stock and 7,830,375 shares of Class B Stock were outstanding on March 6, 1995. Substantially all of the shares of Class B Stock are held by Anne Springs Close, members of her family (including two of her children, Crandall Close Bowles and Leroy S. Close, who are directors of Springs) and certain of their affiliates and related parties. The shares of Class B Stock held by the Close family and their affiliates and related parties represented approximately 75.3% of the voting power of all Springs voting securities outstanding as of March 6, 1995, subject to the limitations with respect to the voting rights of Class B Stock discussed below.

VOTING RIGHTS

     Holders of Class A Stock are entitled to cast one vote for each share held in matters upon which shareholders are entitled to vote. Holders of Class B Stock are entitled to cast four votes for each share held in all matters upon which shareholders are entitled to vote, except that with respect to shareholder approval of a "Business Combination," as defined in Article 7 of Springs' Articles of Incorporation, involving an "Interested Shareholder," as defined in
Article 7, or a person or entity controlling or under common control with an Interested Shareholder, holders of Class B Stock are entitled to cast only one vote per share. Any such Business Combination must be approved by the affirmative vote of the holders of at least 75% of Springs outstanding voting stock.

     Holders of Class A Stock and Class B Stock also have cumulative voting rights in the election of directors. Cumulative voting in the election of directors would permit a shareholder to cast a number of votes equal to the number of votes per share (one as to Class A Stock and four as to Class B Stock) times the number of his shares, multiplied by the number of directors to be elected. A shareholder may give one nominee all of these votes or may distribute the votes among the nominees as he desires.

     Both classes vote together on all matters as a single class, except with respect to (a) any amendment to Springs' Articles of Incorporation adversely changing the powers, preferences or special rights of a class, which would require the separate approval of a majority of the votes of the class affected as well as the approval of two-thirds of the votes of both classes voting together, and (b) such other matters as may require class voting under the South Carolina Business Corporation Act.

     Under a South Carolina statute regulating control share acquisitions, a person who acquires shares under certain circumstances in certain South Carolina corporations (including Springs), which, when aggregated with all other shares with respect to which such person has voting control, would result in such person having voting control over the stock of such corporation within certain ranges (one-fifth to one-third, one-third to a majority or a majority or more) (a "control share acquisition"), will not be able to vote any of such shares unless and until voting rights have been granted by resolution adopted by majority vote of the disinterested shareholders. If such voting rights are granted and the acquiring shareholder thereby holds a majority of voting power for the election of directors, all other shareholders have dissenters' rights to receive "fair value" for their shares, which shall not be less that the highest price per share paid by the acquiring shareholder for the shares in the control share acquisition.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Each share of Class A Stock and Class B Stock is equal in respect to rights to distributions (including dividend distributions) in stock or property (other than cash) of Springs. In the case of cash dividends, other than distributions upon liquidation of Springs, the Board of Directors must declare dividends on each share of Class A Stock of at least 110% of the amount, if any, declared per share of Class B Stock. The Board of Directors, however, is not obligated to declare any dividends on Class A Stock or Class B Stock. Dividends payable on Class A Stock and Class B Stock will depend upon the earnings of Springs, its financial condition and other relevant factors. Neither Class A Stock nor Class B Stock has any cumulative dividend rights. Each class has the same rights regarding distributions upon liquidation of Springs.

     In the case of stock dividends, or other distributions payable on Class A Stock and Class B Stock in capital stock of Springs, including distributions pursuant to stock splits or divisions of Class A Stock or Class B Stock, only Class A Stock will be distributed with respect to Class A Stock and only Class B Stock will be distributed with respect to Class B Stock. Neither Class A Stock nor Class B Stock will be split, divided or combined, nor may stock dividends be distributed, unless the other class is also split, divided or combined, or a stock dividend on the other class is distributed, at a rate per share that would maintain the same relative dividend rate and voting and other rights of the two classes.

CONVERTIBILITY OF CLASS B STOCK

     Class B Stock is convertible at all times, and without cost to the shareholder (except any transfer taxes which may be payable if certificates are to be issued in a name other than in which the certificate surrendered is registered), into Class A Stock on a one-for-one basis. Therefore, holders of Class B Stock desiring to sell all or part of their equity interest represented by their shares of Class B Stock may convert those shares into an equal number of shares of Class A Stock and sell the shares of Class A Stock in the public market. If the number of outstanding shares of Class B Stock falls below 16.66% of the number of all outstanding shares of Class A Stock and Class B Stock taken together, the outstanding shares of Class B Stock will be automatically converted into shares of Class A Stock on a one-for-one basis without further action or notice. Class A Stock is not exchangeable for or convertible into Class B Stock.

RESTRICTIONS ON TRANSFER OF CLASS B STOCK

     Class B Stock may be transferred only (i) to other "beneficial owners," as defined in Article 7 of the Articles of Incorporation, of Class B Stock, or (ii) at the death of the shareholder pursuant to will or by intestate succession. Accordingly, there is not a trading market for Class B Stock.

OTHER INFORMATION REGARDING CLASS A STOCK AND CLASS B STOCK

     Springs may not issue any additional Class B Stock except in connection with stock splits, stock dividends and other like distributions. The Board of Directors possesses the power to issue shares of authorized but unissued Class A Stock without further shareholder action.

     Class A Stock and Class B Stock have no sinking fund provisions and do not carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of Springs of any class or any other securities convertible into share of stock of Springs.

     Springs Class A Stock is listed on the New York Stock Exchange. The transfer agent for Springs Class A Stock is Wachovia Bank of North Carolina, N.A., Winston-Salem, North Carolina.

                                 LEGAL MATTERS

     The legality of the Springs Class A Stock offered hereby and certain other legal matters will be passed upon for Springs by Sutherland, Asbill & Brennan, Atlanta, Georgia.

                                    EXPERTS

     The financial statements of Springs at December 31, 1994 and January 1, 1994 and for each of the three years in the period ended December 31, 1994 incorporated in this Proxy Statement and Prospectus by reference from the Springs 1994 Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Dundee at August 31, 1993 and 1994 and for each of the three years in the period ended August 31, 1994 included in this Proxy Statement and Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 OTHER MATTERS

     Management of Dundee is not aware of any other matters to come before the Meeting. If any other matter should come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy with respect to such business in accordance with their best judgment on such matters.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
SPRINGS INDUSTRIES, INC.
Pro Forma Condensed Combined Financial Data (Unaudited)...............................   F-2
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1994 (Scenario
  A)..................................................................................   F-3
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1994 (Scenario
  B)..................................................................................   F-4
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended
  December 31, 1994 (Scenarios A and B)...............................................   F-5
Notes to Pro Forma Condensed Combined Financial Data (Unaudited)......................   F-6

DUNDEE MILLS, INCORPORATED
Report of Independent Auditors........................................................   F-8
Balance Sheets as of August 31, 1993 and August 31, 1994..............................   F-9
Statements of Stockholders' Equity for the Years Ended August 31, 1992, 1993 and
  1994................................................................................  F-10
Statements of Operations for the Years Ended August 31, 1992, 1993 and 1994...........  F-11
Statements of Cash Flows for the Years Ended August 31, 1992, 1993 and 1994...........  F-12
Notes to Financial Statements.........................................................  F-13
Balance Sheets as of December 31, 1993 and 1994 (Unaudited)...........................  F-20
Statements of Operations for the Four Months Ended December 31, 1993 and 1994
  (Unaudited).........................................................................  F-21
Statements of Cash Flows for the Four Months Ended December 31, 1993 and 1994
  (Unaudited).........................................................................  F-22
Notes to Financial Statements (Unaudited).............................................  F-23

                            SPRINGS INDUSTRIES, INC.

            PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)

     The following unaudited pro forma balance sheets and statements of operations reflect the combined financial position and results of operations of Springs and Dundee. The information contained therein has been derived from historical data included in the Springs and Dundee financial statements, and should be read in conjunction therewith. The pro forma balance sheets at December 31, 1994 assume that the acquisition of Dundee occurred on that date. The pro forma statements of operations assume that the acquisition of Dundee was completed on January 2, 1994.

     The pro forma adjustments related to the Merger reflected in the following balance sheets and statements of operations are based on two different scenarios and reflect the application of purchase accounting. Scenario A assumes conversion of 100% of the outstanding shares of Dundee Common Stock into the maximum number of shares of Springs Class A Stock into which shares of Dundee Common Stock may be converted (3,000,000 shares) based on a Reported Market Price of $33.50 per share of Springs Class A Stock, reflecting the minimum Reported Market Price under the Merger Agreement. Scenario B assumes the maximum number of Cash Elections by holders of Dundee Common stock and conversion of the remaining 50% of the outstanding shares of Dundee Common Stock into shares of Springs Class A Stock based on a Reported Market Price of $38.50 per share of Springs Class A Stock, reflecting the maximum Reported Market Price under the Merger Agreement. The number of shares issued and the amount of cash paid in the Merger will vary based on the actual number of Cash Elections made by Dundee shareholders and the actual Reported Market Price.

     The pro forma financial information is not necessarily indicative of the results which actually would have occurred had the transaction been in effect on the date and for the period indicated or which may result in the future.

                            SPRINGS INDUSTRIES, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1994

                                                                    SCENARIO A
                                         ----------------------------------------------------------------
                                                                          PRO FORMA
                                                                         ADJUSTMENTS
                                           SPRINGS          DUNDEE        INCREASE             PRO FORMA
                                         (HISTORICAL)    (HISTORICAL)    (DECREASE)             COMBINED
                                         ------------    ------------    -----------           ----------
                                                                  (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.............  $       769      $  2,360      $    (1,438)(a)(n)    $    1,691
  Accounts receivable...................      312,739        45,276               --              358,015
  Inventories...........................      264,161        53,709           22,175(b)           340,045
  Other.................................       39,335           845           (5,446)(a)(c)(d)     34,734
                                         ------------    ------------    -----------           ----------
          Total current assets..........      617,004       102,190           15,291              734,485
                                         ------------    ------------    -----------           ----------
Property, plant and equipment...........    1,253,060       122,989          (80,373)(e)(o)     1,295,676
  Accumulated depreciation..............     (697,810)      (65,334)          65,334(e)          (697,810)
                                         ------------    ------------    -----------           ----------
     Property, plant, and equipment,
       net..............................      555,250        57,655          (15,039)(o)          597,866
                                         ------------    ------------    -----------           ----------
Other assets and deferred charges.......      116,789         5,097            1,971(c)(f)        123,857
                                         ------------    ------------    -----------           ----------
          Total.........................  $ 1,289,043      $164,942      $     2,223           $1,456,208
                                            =========     =========        =========            =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current
     maturities of long-term debt.......  $    32,418      $  8,200      $        --           $   40,618
  Accounts payable and accrued
     liabilities........................      211,538        12,739            2,503(c)(g)        226,780
                                         ------------    ------------    -----------           ----------
          Total current liabilities.....      243,956        20,939            2,503              267,398
                                         ------------    ------------    -----------           ----------
Noncurrent liabilities:
  Long-term debt........................      265,384        19,715           17,488(o)           302,587
  Long-term benefit plans and deferred
     compensation.......................      144,967         2,760            4,304(h)           152,031
  Deferred income taxes and other
     deferred credits...................       50,645            --           (1,044)(c)           49,601
                                         ------------    ------------    -----------           ----------
          Total noncurrent
            liabilities.................      460,996        22,475           20,748              504,219
                                         ------------    ------------    -----------           ----------
Shareholders' equity:
  Class A common stock ($0.25 par
     value).............................        2,471            --              750(o)             3,221
  Class B common stock ($0.25 par
     value).............................        1,958            --               --                1,958
  Dundee common stock ($25.00 par
     value).............................           --         1,168           (1,168)(m)               --
  Additional paid-in capital............       11,413                         99,750(o)           111,163
  Retained earnings.....................      568,403       120,360         (120,360)(m)          568,403
  Treasury stock, at cost...............       (2,602)           --               --               (2,602)
  Currency translation adjustment.......        2,448            --               --                2,448
                                         ------------    ------------    -----------           ----------
     Shareholders' equity...............      584,091       121,528          (21,028)             684,591
                                         ------------    ------------    -----------           ----------
          Total.........................  $ 1,289,043      $164,942      $     2,223           $1,456,208
                                            =========     =========        =========            =========

  See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                            SPRINGS INDUSTRIES, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1994

                                                                     SCENARIO B
                                            -------------------------------------------------------------
                                                                           PRO FORMA
                                                                          ADJUSTMENTS
                                              SPRINGS         DUNDEE       INCREASE            PRO FORMA
                                            (HISTORICAL)   (HISTORICAL)   (DECREASE)            COMBINED
                                            ------------   ------------   -----------          ----------
                                                                   (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...............   $       769     $  2,360      $  (1,438)(a)(n)    $    1,691
  Accounts receivable.....................       312,739       45,276             --              358,015
  Inventories.............................       264,161       53,709         22,175(b)           340,045
  Other...................................        39,335          845         (5,446)(a)(c)(d)     34,734
                                            ------------   ------------   -----------          ----------
          Total current assets............       617,004      102,190         15,291              734,485
                                            ------------   ------------   -----------          ----------
Property, plant and equipment.............     1,253,060      122,989        (80,373)(e)(o)     1,295,676
  Accumulated depreciation................      (697,810)     (65,334)        65,334(e)          (697,810)
                                            ------------   ------------   -----------          ----------
     Property, plant, and equipment,
       net................................       555,250       57,655        (15,039)(o)          597,866
                                            ------------   ------------   -----------          ----------
Other assets and deferred charges.........       116,789        5,097          1,971(c)(f)        123,857
                                            ------------   ------------   -----------          ----------
          Total...........................   $ 1,289,043     $164,942      $   2,223           $1,456,208
                                               =========    =========      =========            =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current
     maturities of long-term debt.........   $    32,418     $  8,200      $      --           $   40,618
  Accounts payable and accrued
     liabilities..........................       211,538       12,739          2,503(c)(g)        226,780
                                            ------------   ------------   -----------          ----------
          Total current liabilities.......       243,956       20,939          2,503              267,398
                                            ------------   ------------   -----------          ----------
Noncurrent liabilities:
  Long-term debt..........................       265,384       19,715         58,991(o)           344,090
  Long-term benefit plans and deferred
     compensation.........................       144,967        2,760          4,304(h)           152,031
  Deferred income taxes and other deferred
     credits..............................        50,645           --         (1,044)(c)           49,601
                                            ------------   ------------   -----------          ----------
          Total noncurrent liabilities....       460,996       22,475         62,251              545,722
                                            ------------   ------------   -----------          ----------
Shareholders' equity:
  Class A common stock ($0.25 par
     value)...............................         2,471           --            383(o)             2,854
  Class B common stock ($0.25 par
     value)...............................         1,958           --             --                1,958
  Dundee common stock ($25.00 par
     value)...............................            --        1,168         (1,168)(m)               --
  Additional paid-in capital..............        11,413           --         58,614(o)            70,027
  Retained earnings.......................       568,403      120,360       (120,360)(m)          568,403
  Treasury stock, at cost.................        (2,602)          --             --               (2,602)
  Currency translation adjustment.........         2,448           --             --                2,448
                                            ------------   ------------   -----------          ----------
     Shareholders' equity.................       584,091      121,528        (62,531)             643,088
                                            ------------   ------------   -----------          ----------
          Total...........................   $ 1,289,043     $164,942      $   2,223           $1,456,208
                                               =========    =========      =========            =========

  See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                            SPRINGS INDUSTRIES, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                      SCENARIO A

                                      ------------------------------------------

                                                                             PRO FORMA
                                                                             ADJUSTMENTS
                                           SPRINGS            DUNDEE         INCREASE         PRO FORMA
                                         (HISTORICAL)      (HISTORICAL)      (DECREASE)        COMBINED
                                         ------------      ------------      ---------        ----------
                                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
Net sales..............................   $ 2,068,911        $272,070         $    --         $2,340,981
                                         ------------      ------------      ---------        ----------
  Cost of goods sold...................     1,632,489         237,858          (7,715)(i)      1,862,632
  Selling, general and administrative
     expenses..........................       300,580          30,683           2,171(j)(n)      333,434
                                         ------------      ------------      ---------        ----------
     Operating income..................       135,842           3,529           5,544            144,915
  Interest expense.....................        29,253           1,731           1,452(k)          32,436
  Other (income) expense...............          (123)          1,829              --              1,706
                                         ------------      ------------      ---------        ----------
Income before income taxes.............       106,712             (31)          4,092            110,773
Income tax provision...................        44,485             163           1,618(l)          46,266
                                         ------------      ------------      ---------        ----------
Net income (loss)......................   $    62,227        $   (194)        $ 2,474         $   64,507
                                            =========       =========        ========          =========
Net income per share...................   $      3.50                                         $     3.10
                                            =========                                          =========

                                                      SCENARIO B

                                      ------------------------------------------

                                                                             PRO FORMA
                                                                             ADJUSTMENTS
                                           SPRINGS            DUNDEE         INCREASE         PRO FORMA
                                         (HISTORICAL)      (HISTORICAL)      (DECREASE)        COMBINED
                                         ------------      ------------      ---------        ----------
                                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
Net sales..............................   $ 2,068,911        $272,070         $    --         $2,340,981
                                         ------------      ------------      ---------        ----------
  Cost of goods sold...................     1,632,489         237,858          (7,715)(i)      1,862,632
  Selling, general and administrative
     expenses..........................       300,580          30,683           2,171(j)(n)      333,434
                                         ------------      ------------      ---------        ----------
     Operating income..................       135,842           3,529           5,544            144,915
  Interest expense.....................        29,253           1,731           4,896(k)          35,880
  Other (income) expense...............          (123)          1,829              --              1,706
                                         ------------      ------------      ---------        ----------
Income before income taxes.............       106,712             (31)            648            107,329
Income tax provision...................        44,485             163             256(l)          44,904
                                         ------------      ------------      ---------        ----------
Net income (loss)......................   $    62,227        $   (194)        $   392         $   62,425
                                            =========       =========        ========          =========
Net income per share...................   $      3.50                                         $     3.23
                                            =========                                          =========

  See accompanying notes to Pro Forma Condensed Combined Financial Statements.

                            SPRINGS INDUSTRIES, INC.

              NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (UNAUDITED)

     The following pro forma adjustments (in thousands) have been applied to the unaudited pro forma condensed combined balance sheets and the unaudited pro forma condensed combined statements of operations of Springs Industries, Inc. and Dundee Mills, Incorporated to give effect to the Merger as if it had occurred on December 31, 1994 and January 2, 1994, respectively:

        (a) Reflects the collection before the Effective Time by Dundee of notes receivable in the amount of $730 from Dundee shareholders in accordance with the Merger Agreement.

        (b) Represents an increase of $22,175 to restate Dundee's LIFO inventory to fair value.

        (c) Reflects deferred taxes associated with pro forma adjustments and the reclassification of deferred taxes to conform with Springs' presentation, as follows: other current assets decreased $10,390, other assets and deferred charges decreased $936, accounts payable and accrued liabilities decreased $605, and deferred income taxes and other deferred credits decreased $1,044.

        (d) Reflects the fair value of Dundee's forward cotton purchase contracts in the amount of $5,674.

        (e) Reflects the elimination of $65,334 of Dundee's property and accumulated depreciation to reflect net book value.

        (f) Reflects the fair value of $4,031 for excess funding in the qualified defined benefit plans and elimination of $1,124 of certain Dundee intangible assets.

        (g)     Reflects various accruals of $3,108 including transaction costs.

        (h) Reflects the fair value of the benefit obligation for a nonqualified defined benefit pension plan in the amount of $4,304.

        (i) Reflects the reduction of depreciation expense in the amount of $7,715 due to conforming changes in depreciation methods and depreciable lives.

        (j) Reflects the discontinuation of amortization expense relating to certain eliminated intangible assets of Dundee and the elimination of amortization (income) expense associated with nonqualified and qualified defined benefit pension plans (net expense $3).

        (k) Reflects additional interest expense of $1,452 in Scenario A and $4,896 in Scenario B associated with long-term debt incurred to complete the Merger.

        (l) Reflects the income tax expense at statutory federal and state rates of $1,618 in Scenario A and $256 in Scenario B associated with pro forma statements of operations adjustments.

        (m) Reflects the removal of the stockholders' equity balances of Dundee.

        (n) Reflects the payment of and expense for $2,168 in non-recurring management retention compensation to be paid by Dundee immediately prior to the Effective Date of the Merger, as permitted by the Merger Agreement. Such expense, net of tax effect ($1,311), reduces pro forma net income by $0.07 per share in each Scenario.

          (o) The allocation of Merger Consideration under two alternate scenarios is summarized below (in thousands):

                                                               SCENARIO A       SCENARIO B
                                                               ----------       ----------
             Springs Class A Stock issued....................   $100,500         $ 58,997
             Additional long-term debt to fund cash portion
               of Merger Consideration.......................     17,488           58,991
                                                               ----------       ----------
                       Total Merger Consideration............    117,988          117,988
                                                               ----------       ----------
             Less:
               Fair value of net assets acquired other than
                  property and equipment.....................     75,372           75,372
               Historical book value of property and
                  equipment acquired.........................     57,655           57,655
                                                               ----------       ----------
                       Total.................................    133,027          133,027
                                                               ----------       ----------
             Difference......................................   $(15,039)        $(15,039)
                                                                ========         ========

     The Springs Class A Stock issued under Scenario A would have a par value total of $750, and additional paid in capital would increase by $99,750. Under Scenario B, par value of Springs Class A Stock would total $383, and additional paid in capital would increase by $58,614.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Dundee Mills, Incorporated

     We have audited the accompanying balance sheets of Dundee Mills, Incorporated as of August 31, 1993 and 1994, and the related statements of stockholders' equity, operations, and cash flows for each of the three years in the period ended August 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dundee Mills, Incorporated at August 31, 1993 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1994 in conformity with generally accepted accounting principles.

     As discussed in Note 5 to the financial statements, in 1994 the Company changed its method of accounting for income taxes.

                                               /s/  ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP

Atlanta, Georgia
October 7, 1994,
  except for Note 9, as
  to which the date is
  February 6, 1995

                           DUNDEE MILLS, INCORPORATED

                                 BALANCE SHEETS

                                                                          AUGUST 31,
                                                               ---------------------------------
                                                                    1993              1994
                                                               ---------------   ---------------
ASSETS
Current assets:
  Cash and cash equivalents..................................  $  2,495,268.68   $  6,533,690.46
  Trade accounts receivable, less allowance for doubtful
     accounts of $100,000.00 in 1993 and in 1994.............    45,357,408.89     49,943,523.66
  Inventories (Note 2):
     Finished and greige goods...............................    50,657,859.36     38,239,796.55
     Stock in process........................................     3,289,606.46      2,762,933.08
     Raw materials...........................................     2,587,268.91      1,553,286.33
     Supplies and noncloth inventory items...................     4,304,435.83      4,171,561.33
                                                               ---------------   ---------------
                                                                 60,839,170.56     46,727,577.29
  Refundable income taxes....................................       401,974.64        822,511.46
  Other current assets.......................................       922,498.81        896,944.09
                                                               ---------------   ---------------
Total current assets.........................................   110,016,321.58    104,924,246.96
Property, plant, and equipment on the basis of cost (Note 4):
  Land.......................................................     1,829,689.38      1,680,124.35
  Buildings and improvements.................................    50,594,087.41     51,091,820.45
  Machinery and equipment....................................    61,775,953.75     64,168,257.08
  Furniture and fixtures.....................................     3,558,988.59      3,522,591.26
                                                               ---------------   ---------------
                                                                117,758,719.13    120,462,793.14
  Less allowances for depreciation and amortization..........    56,002,044.00     61,832,495.00
                                                               ---------------   ---------------
Total property, plant and equipment..........................    61,756,675.13     58,630,298.14
Other assets (Note 3)........................................     2,622,490.64      3,594,331.24
Deferred income taxes (Note 5)...............................               --        723,333.00
Intangibles..................................................     1,166,267.82      1,134,532.82
                                                               ---------------   ---------------
                                                               $175,561,755.17   $169,006,742.16
                                                                ==============    ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable.....................................  $  6,391,686.52   $  7,976,235.18
  Salaries, wages and commissions............................     2,130,016.92      2,329,155.57
  Withholding and payroll taxes..............................     1,204,916.66      1,141,346.48
  Employees' savings accounts................................       582,117.85        534,948.07
  Deferred income taxes (Note 5).............................               --        338,054.00
  Local taxes................................................       533,866.21        482,498.61
  Other liabilities..........................................     1,305,125.92      1,194,100.75
  Current portion of long-term debt (Note 4).................     9,445,000.00      8,200,000.00
                                                               ---------------   ---------------
Total current liabilities....................................    21,592,730.08     22,196,338.66
Long-term debt, less current portion (Note 4)................    28,670,000.00     23,715,000.00
Deferred income taxes (Note 5)...............................       217,000.00                --
Supplemental executive retirement plan liability (Note 6)....     1,157,520.00      2,359,557.00
Stockholders' equity:
  Common stock, par value $25.00 a share:
     Authorized -- 200,000 shares; 46,946 shares issued in
       1993, 46,775 shares issued in 1994....................     1,173,650.00      1,169,375.00
  Retained earnings..........................................   122,750,855.09    119,566,471.50
                                                               ---------------   ---------------
                                                                123,924,505.09    120,735,846.50
                                                               ---------------   ---------------
                                                               $175,561,755.17   $169,006,742.16
                                                                ==============    ==============

                            See accompanying notes.

                           DUNDEE MILLS, INCORPORATED

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                    COMMON          RETAINED
                                                     STOCK          EARNINGS            TOTAL
                                                 -------------   ---------------   ---------------
Balance at September 1, 1991...................  $1,200,000.00   $120,216,993.39   $121,416,993.39
  Net income...................................             --      6,452,497.45      6,452,497.45
  Cash dividends ($30 per share)...............             --     (1,411,665.00)    (1,411,665.00)
  Purchase of common stock.....................     (29,375.00)    (2,128,615.00)    (2,157,990.00)
                                                 -------------   ---------------   ---------------
Balance at August 31, 1992.....................   1,170,625.00    123,129,210.84    124,299,835.84
  Net income...................................             --        869,567.25        869,567.25
  Cash dividends ($30 per share)...............             --     (1,405,448.00)    (1,405,448.00)
  Purchase of common stock.....................      (7,200.00)      (445,750.00)      (452,950.00)
  Sale of common stock.........................      10,225.00        603,275.00        613,500.00
                                                 -------------   ---------------   ---------------
Balance at August 31, 1993.....................   1,173,650.00    122,750,855.09    123,924,505.09
  Net loss.....................................             --     (1,500,651.59)    (1,500,651.59)
  Cash dividends ($30 per share)...............             --     (1,406,307.00)    (1,406,307.00)
  Purchase of common stock.....................     (12,525.00)      (813,675.00)      (826,200.00)
  Sale of common stock.........................       8,250.00        536,250.00        544,500.00
                                                 -------------   ---------------   ---------------
Balance at August 31, 1994.....................  $1,169,375.00   $119,566,471.50   $120,735,846.50
                                                  ============   ==============    ==============

                            See accompanying notes.

                           DUNDEE MILLS, INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                          YEAR ENDED AUGUST 31,
                                       -----------------------------------------------------------
                                            1992                  1993                  1994
                                       ---------------       ---------------       ---------------
Net sales............................  $247,728,410.96       $263,362,974.73       $266,813,950.08
Cost of goods sold...................   204,490,367.06        228,522,047.06        234,826,693.41
                                       ---------------       ---------------       ---------------
                                         43,238,043.90         34,840,927.67         31,987,256.67
Expenses:
  Selling............................    13,601,205.24         14,040,155.50         14,266,890.75
  General and administrative.........    13,928,773.31         15,054,508.25         15,499,209.91
                                       ---------------       ---------------       ---------------
                                         27,529,978.55         29,094,663.75         29,766,100.66
                                       ---------------       ---------------       ---------------
                                         15,708,065.35          5,746,263.92          2,221,156.01
Other income.........................     1,245,071.54          1,411,608.65            679,376.50
                                       ---------------       ---------------       ---------------
                                         16,953,136.89          7,157,872.57          2,900,532.51
Other deductions:
  Interest...........................     2,839,752.79          2,341,570.42          1,785,305.21
  Other..............................     3,672,886.65          3,301,734.90          3,011,366.89
                                       ---------------       ---------------       ---------------
                                          6,512,639.44          5,643,305.32          4,796,672.10
                                       ---------------       ---------------       ---------------
Income (loss) before income taxes and
  cumulative effect of accounting
  change.............................    10,440,497.45          1,514,567.25         (1,896,139.59)
Income taxes (credit) (Note 5).......     3,988,000.00            645,000.00           (588,696.00)
                                       ---------------       ---------------       ---------------
Income (loss) before cumulative
  effect of accounting change........     6,452,497.45            869,567.25         (1,307,443.59)
Cumulative effect of
  accounting change (Note 5).........               --                    --           (193,208.00)
                                       ---------------       ---------------       ---------------
Net income (loss)....................  $  6,452,497.45       $    869,567.25       $ (1,500,651.59)
                                        ==============        ==============        ==============
Weighted average number of shares
  outstanding........................           46,927                46,751                46,895
                                        ==============        ==============        ==============
Per share data:
  Income (loss) before cumulative
     effect of accounting change.....  $        137.50       $         18.60       $        (27.88)
  Cumulative effect of accounting
     change..........................               --                    --                 (4.12)
                                       ---------------       ---------------       ---------------
Net income (loss) per common share...  $        137.50       $         18.60       $        (32.00)
                                        ==============        ==============        ==============

                            See accompanying notes.

                           DUNDEE MILLS, INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED AUGUST 31,
                                             -----------------------------------------------------
                                                  1992               1993               1994
                                             --------------     --------------     ---------------
OPERATING ACTIVITIES
Net income (loss)..........................  $ 6,452,497.45     $   869,567.25     $ (1,500,651.59)
Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
  Cumulative effect of accounting change...              --                 --          193,208.00
  Depreciation and amortization............   12,969,248.00      12,628,976.50       11,418,045.00
  Other noncash charges....................      306,740.00                 --                  --
  Provision for deferred income taxes......     (226,000.00)       (762,000.00)      (1,390,593.00)
  Gain on sale of property, plant
     and equipment.........................     (681,194.37)                --                  --
  Changes in operating assets and
     liabilities:
     Trade accounts receivable.............     (923,848.69)         14,813.59       (4,586,114.77)
     Inventories...........................  (10,707,980.75)        530,613.78       14,111,593.27
     Refundable income taxes...............      472,266.40        (401,974.64)        (182,110.82)
     Other current assets..................      667,380.51         129,327.34           25,556.22
     Prepaids and deposits.................     (232,168.76)         53,101.52       (1,017,323.60)
     Trade accounts payable................   (2,199,045.25)        731,333.58        1,584,548.66
     Other current liabilities.............    1,301,098.93         104,366.11          (73,994.08)
     Other non-current liabilities.........              --       1,157,520.00        1,202,037.00
                                             --------------     --------------     ---------------
Net cash provided by operating
  activities...............................    7,198,993.47      15,055,645.03       19,784,200.29
INVESTING ACTIVITIES
Purchases of property, plant and
  equipment................................  (18,358,529.43)     (3,405,064.14)      (8,052,819.51)
Proceeds from sale of property, plant, and
  equipment................................    1,048,563.50                 --          149,565.00
Payments received on notes receivable......       28,110.68          41,198.23           45,483.00
                                             --------------     --------------     ---------------
Net cash used in investing activities......  (17,281,855.25)     (3,363,865.91)      (7,857,771.51)
FINANCING ACTIVITIES
Principal payments on revolving line of
  credit and long-term debt................   (2,445,000.00)    (11,445,000.00)     (16,530,000.00)
Proceeds from revolving line of credit and
  long-term debt...........................   19,000,000.00                 --       10,330,000.00
Purchases of common stock..................   (2,157,990.00)       (452,950.00)        (826,200.00)
Dividends paid.............................   (1,411,665.00)     (1,405,448.00)      (1,406,307.00)
Proceeds from sale of common stock.........              --         613,500.00          544,500.00
                                             --------------     --------------     ---------------
Net cash provided by (used in) financing
  activities...............................   12,985,345.00     (12,689,898.00)      (7,888,007.00)
                                             --------------     --------------     ---------------
Net increase (decrease) in cash and cash
  equivalents..............................    2,902,483.22        (998,118.88)       4,038,421.78
Cash and cash equivalents at beginning of
  year.....................................      590,904.34       3,493,387.56        2,495,268.68
                                             --------------     --------------     ---------------
Cash and cash equivalents at end of year...  $ 3,493,387.56     $ 2,495,268.68     $  6,533,690.46
                                              =============      =============      ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
Cash paid during the year for:
Income taxes...............................  $ 3,501,527.00     $ 2,084,919.00     $  1,131,300.00
                                              =============      =============      ==============
Interest...................................  $ 2,639,788.00     $ 2,431,977.00     $  1,947,176.38
                                              =============      =============      ==============
Noncash investing activity:
  Deposits applied to the purchase of
     machinery and equipment...............  $ 3,499,818.57     $           --     $    362,011.50
                                              =============      =============      ==============

                            See accompanying notes.

                           DUNDEE MILLS, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
                                AUGUST 31, 1994

1. SUMMARY OF ACCOUNTING POLICIES

  Industry Segment

     Dundee Mills, Incorporated (the Company) is a leading manufacturer of towels, bedding, knitted infant wear, baby and health products.

  Accounts Receivable

     The Company manufactures and sells textile products to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables generally are due within 60 days. Credit losses have been within management's expectations.

  Inventories

     Raw materials and raw material content, manufacturing costs and finishing costs of cloth inventory items are valued at the lower of cost, as determined by the last-in, first-out method, or market. Other inventories are valued at the lower of cost, as determined by the first-in, first-out method, or market.

  Property, Plant and Equipment

     The Company provides depreciation for both book and tax purposes principally using accelerated methods.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Intangibles

     The cost of intangible assets, principally cost in excess of net assets acquired, are amortized over forty years using the straight-line method. Accumulated amortization amounted to $103,139.00 and $134,874.00 at August 31, 1993 and 1994, respectively.

  Revenue Recognition

     In general, the Company recognizes revenue on product sales when the units are shipped.

  Net Income (Loss) Per Common Share

     Net income (loss) per common share is based on the weighted average number of shares of common stock outstanding during each year.

  Reclassifications

     Certain 1992 and 1993 balances have been reclassified to conform with the 1994 classification.

2. INVENTORIES

     Inventories valued at cost as determined by the last-in, first-out method amounted to $56,534,734.73 and $42,556,015.96 in 1993 and 1994, respectively.
Inventories valued at cost as determined by the first-in, first-out method amounted to $4,304,435.83 and $4,171,561.33 in 1993 and 1994, respectively. If the first-in, first-

                           DUNDEE MILLS, INCORPORATED
out (FIFO) method of inventory accounting had been used by the Company for all inventories, inventories would have been $17,253,002.00 and $19,083,565.10 higher than reported in 1993 and 1994, respectively.

3. OTHER ASSETS

     Other assets are comprised of the following:

                                                                     AUGUST 31,
                                                          ---------------------------------
                                                              1993                1994
                                                          -------------       -------------
     Cash surrender value of life insurance.........      $2,067,010.51       $2,675,500.84
     Prepaid pension asset..........................         409,558.00          456,380.00
     Deposits on machinery..........................                 --          362,011.50
     Other..........................................         145,922.13          100,438.90
                                                          -------------       -------------
                                                          $2,622,490.64       $3,594,331.24
                                                           ============        ============

4. LONG-TERM DEBT

     Long-term debt is as follows:

                                                                     AUGUST 31,
                                                          ---------------------------------
                                                               1993               1994
                                                          --------------     --------------
     Industrial revenue bonds payable in annual
       principal payments of $55,000.00 on June 1,
       1997 and $110,000.00 beginning June 1, 1998,
       with interest payments due monthly at an
       adjustable rate................................    $   385,000.00     $   385,000.00
     Industrial revenue bonds payable in ten annual
       principal payments of $200,000.00 beginning
       June 1, 1991, with interest payments due
       monthly at an adjustable rate..................      1,400,000.00       1,200,000.00
     Industrial revenue bonds payable in twelve annual
       principal payments of $175,000.00 beginning May
       1, 1998, with interest payments due monthly at
       an adjustable rate.............................                --       2,100,000.00
     Industrial revenue bonds payable in ten annual
       principal payments of $300,000.00 beginning
       June 1, 1991, with interest payments due at an
       adjustable rate. This debt was retired during
       1994...........................................      2,100,000.00                 --
     Industrial revenue bonds payable in eleven annual
       principal payments of $685,000.00 beginning May
       1, 1998 and lump sum payment of $695,000.00 on
       May 1, 2009, with interest payments due monthly
       at an adjustable rate..........................                --       8,230,000.00
     Industrial revenue bonds payable in ten annual
       principal payments of $890,000.00 beginning
       June 1, 1991, with interest payments due
       monthly at an adjustable rate. This debt was
       retired during 1994............................      6,230,000.00                 --
     Revolving credit agreement, interest payments due
       monthly........................................     28,000,000.00      20,000,000.00
                                                          --------------     --------------
                                                           38,115,000.00      31,915,000.00
     Less amounts due within one year.................      9,445,000.00       8,200,000.00
                                                          --------------     --------------
                                                          $28,670,000.00     $23,715,000.00
                                                           =============      =============

                           DUNDEE MILLS, INCORPORATED

     The revolving credit agreement ("RCA") provides the Company with unsecured borrowings, under a revolving credit note ("RCN"), of up to $35,000,000.00 ($20,000,000.00 outstanding at August 31, 1994). The RCA also provides for quarterly payments of a 1/4% annual commitment fee on the average unused amount of the commitment.

     The Company is party to an interest rate swap with a decreasing notional amount equal to the outstanding balance of the RCN which changed the floating interest rate exposure on the RCN to a fixed interest rate exposure. Under this swap agreement, the Company pays a fixed interest rate of 6.1% and receives the 3 month LIBOR rate reset quarterly (3.31% and 4.56% at August 31, 1993 and 1994, respectively) on the notional amount. This interest rate swap expires in December 1996.

     The RCN matured on August 31, 1994. In accordance with the RCA, $15,000,000.00 of the RCN is eligible for a five year "term out" provision. The term out provision may be initiated, at the option of the Company by executing a term note. Upon execution of the term note, the Company would be required to make twenty quarterly principal payments of $750,000.00 each, commencing December 31, 1994, with interest due at varying dates depending on one of three variable interest charge methods (prime rate minus one-half percent per annum; LIBOR for interest periods of 30, 60 or 90 days, plus an additional one-half percent per annum; or the secondary C/D rate for interest periods of 30, 60 or 90 days, plus an additional five-eighths percent per annum) selected by the Company in accordance with the terms of the note. The Company is currently negotiating a new RCA with its lender.

     During fiscal year 1994, the Company issued two new series of industrial revenue bonds aggregating $10,330,000.00. These industrial revenue bonds effectively refinanced two of the 1990 series industrial revenue bonds totaling $8,330,000.00 at August 31, 1993. At August 31, 1994, the Company had outstanding letters of credit in the amount of $12,132,995.00 from a bank pertaining to all industrial revenue bonds outstanding and has pledged land, buildings and equipment with a net book value of approximately $10,927,230.00 as collateral. The adjustable rate industrial revenue bonds bear interest at a floating rate determined by the Remarketing Agents as defined in the respective Indentures of Trust (approximately 2.7% and 3.25% at August 31, 1993 and 1994, respectively).

     The revolving credit agreement and industrial revenue bonds contain various restrictions relating to, among other things, net working capital, debt to equity and fixed charges ratios and maintenance of net worth of at least $100,000,000.00. At August 31, 1993 and 1994, the Company was not in compliance with the fixed charges coverage ratio. However, the Company has obtained waivers on this covenant from its lender through September 1, 1995.

     Maturities of long-term debt are as follows: $8,200,000.00 in 1995; $8,200,000.00 in 1996; $4,255,000.00 in 1997; $1,170,000.00 in 1998;
$1,170,000.00 in 1999; and $8,920,000.00 thereafter.

     The fair value of the Company's long-term debt was estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. Based on these analyses, the fair value of the Company's long-term debt does not significantly differ from its carrying value.

5. INCOME TAXES

     Effective September 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS 109"). Although permitted under the new rules, prior year's financial statements have not been restated.

     The cumulative effect of adopting SFAS 109 as of September 1, 1993 was to reduce net income by $193,208.00 ($4.12 per common share). The current year effect of adopting SFAS 109 was not material.

                           DUNDEE MILLS, INCORPORATED

     The components of income tax expense (benefit) for the years ended August 31, excluding the cumulative effect of change in accounting principles, are as follows:

                                                1992              1993               1994
                                              (DEFERRED         (DEFERRED         (LIABILITY
                                               METHOD)           METHOD)           METHOD)
                                            -------------     -------------     --------------
    Current:
    Federal...............................  $3,637,000.00     $1,259,000.00     $   805,757.00
    State.................................     577,000.00        148,000.00          (3,860.00)
                                            -------------     -------------     --------------
                                             4,214,000.00      1,407,000.00         801,897.00
    Deferred benefit......................    (226,000.00)      (762,000.00)     (1,390,593.00)
                                            -------------     -------------     --------------
                                            $ 3,988,000.0     $  645,000.00     $  (588,696.00)
                                             ============      ============      =============

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax liabilities and assets as of August 31, 1994 are as follows:

    Deferred tax assets:
      Supplemental executive retirement plan..............................  $  896,632.00
      Alternative minimum tax carryforward................................     805,757.00
      Bad debt reserve....................................................      38,000.00
      Net operating loss carryforward.....................................      25,600.00
      Fixed assets........................................................         125.00
                                                                            -------------
    Total deferred tax assets.............................................    1,766,114.0
    Deferred tax liabilities:
      Inventory...........................................................   1,207,411.00
      Pension.............................................................     173,424.00
                                                                            -------------
    Total deferred tax liabilities........................................    1,380,835.0
                                                                            -------------
    Net deferred tax assets...............................................  $  385,279.00
                                                                             ============

     No valuation allowance was provided for deferred tax assets as realization of such assets is more likely than not.

     Deferred income tax benefit under the provisions of APB No. 11 resulted from the following:

                                                                   1992           1993
                                                               ------------   ------------
     Supplemental Executive Retirement Plan..................  $(226,000.00)  $(440,000.00)
     Alternative minimum tax carryforward....................            --    (273,000.00)
     Pension.................................................            --    (253,000.00)
     Fixed assets............................................            --     133,000.00
     Tax accruals............................................            --      58,000.00
     Other...................................................            --      13,000.00
                                                               ------------   ------------
                                                               $(226,000.00)  $(762,000.00)
                                                                ===========    ===========

                           DUNDEE MILLS, INCORPORATED

     The reasons for the difference between total tax expense and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

                                                       1992           1993           1994
                                                   -------------   -----------   ------------
     Tax at statutory rates......................  $3,549,769.00   $514,953.00   $(644,688.00)
     State income taxes net of Federal benefit...     351,785.00     49,941.00     (75,845.00)
     Non-deductible insurance premiums...........             --            --     113,888.00
     Depreciation................................      63,700.00     63,700.00             --
     Other items.................................      22,746.00     16,406.00      17,949.00
                                                   -------------   -----------   ------------
                                                   $3,988,000.00   $645,000.00   $(588,696.00)
                                                    ============    ==========    ===========

6. BENEFIT PLANS

     Two Company sponsored qualified noncontributory defined benefit pension plans cover substantially all employees. In addition, an unfunded nonqualified defined benefit plan covers certain management personnel. For both the qualified and nonqualified plans, benefits are based on years of service and the employee's three highest years of compensation during the last five years of employment. In addition, contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. For the qualified plans, the Company's funding policy is to contribute annually such amounts as are necessary to provide assets sufficient to meet the benefits to be paid to the plans' members and to keep the plans actuarially sound. The non-qualified plan is unfunded.

     A summary of the components of net periodic pension cost for the qualified pension plans for the years ended August 31, 1992, 1993 and 1994 is as follows:

                                               1992               1993               1994
                                          --------------     --------------     --------------
    Service cost -- benefits earned
      during the period.................  $ 1,119,585.00     $ 1,247,993.00     $ 1,136,026.00
    Interest cost on projected benefit
      obligation........................    2,842,088.00       3,015,717.00       2,931,874.00
    Actual return on plan assets........   (3,773,255.00)     (3,233,107.00)     (3,409,306.00)
    Net amortization and deferral.......      415,630.00        (364,791.00)       (425,040.00)
                                          --------------     --------------     --------------
    Total pension expense...............  $   604,048.00     $   665,812.00     $   233,554.00
                                           =============      =============      =============

     The following table sets forth the funded status of the qualified plans and amounts recognized in the balance sheet.

                                                                          AUGUST 31,
                                                               ---------------------------------
                                                                    1993               1994
                                                               --------------     --------------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits
     of $32,419,070.00 in 1993 and $32,021,509.00 in 1994....  $33,166,017.00     $32,710,266.00
                                                                =============      =============
Projected benefit obligation.................................  $39,025,796.00     $38,914,007.00
Plan assets at fair value....................................   43,754,950.00      42,944,999.00
                                                               --------------     --------------
Funded status -- plan assets in excess of projected benefit
  obligation.................................................  $ 4,729,154.00     $ 4,030,992.00
                                                                =============      =============

                           DUNDEE MILLS, INCORPORATED

                                                                          AUGUST 31,
                                                               ---------------------------------
                                                                    1993               1994
                                                               --------------     --------------
Comprised of:
  Prepaid pension expense....................................  $   462,965.00     $   509,787.00
  Unrecognized net gain......................................    2,063,467.00       1,588,552.00
  Unrecognized prior service cost............................     (157,394.00)       (169,285.00)
  Unrecognized net gain at September 1, 1987, net of
     amortization............................................    2,360,116.00       2,101,938.00
                                                               --------------     --------------
                                                               $ 4,729,154.00     $ 4,030,992.00
                                                                =============      =============

     Substantially all of the plans' assets at August 31, 1994 are invested in United States Government Agency securities, insurance contracts and general obligation and revenue bonds of municipalities and political subdivisions.

     A summary of the components of net periodic cost for the nonqualified pension plan for the years ended August 31, 1993 and 1994 is as follows:

                                                                 1993              1994
                                                             -------------     -------------
    Service cost -- benefits earned during the period......     343,716.00        322,448.00
    Interest cost on projected benefit obligation..........     423,306.00        489,091.00
    Net amortization and deferral..........................     390,498.00        390,498.00
                                                             -------------     -------------
    Total pension expense..................................  $1,157,520.00     $1,202,037.00
                                                              ============      ============

     The following table sets forth the amounts recognized in the balance sheet for the nonqualified plan.

                                                                      AUGUST 31,
                                                            -------------------------------
                                                                 1993             1994
                                                            --------------   --------------
     Actuarial present value of benefit obligations:
       Accumulated benefit obligation, including vested
          benefits of $4,042,715.00 in 1993 and
          $4,533,661.00 in 1994...........................  $ 4,100,117.00   $ 4,616,763.00
                                                             =============    =============
     Projected benefit obligation.........................  $ 6,003,837.00   $ 6,663,943.00
     Plan assets at fair value............................              --               --
                                                            --------------   --------------
     Funded status -- projected benefit obligation in
       excess of plan assets..............................  $(6,003,837.00)  $(6,663,943.00)
                                                             =============    =============
     Comprised of:
       Accrued pension expense............................  $(1,157,520.00)  $(2,359,557.00)
       Unrecognized net loss..............................     (289,201.00)     (137,768.00)
       Unrecognized net loss at September 1, 1993, net of
          amortization....................................   (4,557,116.00)   (4,166,618.00)
                                                            --------------   --------------
                                                            $(6,003,837.00)  $(6,663,943.00)
                                                             =============    =============

     Assumptions used in accounting for the pension plans were:

                                                                     1992     1993     1994
                                                                     ----     ----     ----
     Weighted-average discount rates...............................     8%      8%     8.25%
     Rates of increase in compensation levels......................     6%      6%     5.25%
     Expected long-term rates of return on assets..................     8%      8%        8%

     During 1993, the Company began sponsoring a defined contribution profit sharing plan for substantially all salaried and hourly employees. Voluntary employee contributions are based upon a percentage of each employee's compensation. The Company matches a percentage, as defined, of each eligible employee's

                           DUNDEE MILLS, INCORPORATED
voluntary contributions up to a specified limit. The cost of the plan was $276,923.26 and $318,872.07 for the years ended August 31, 1993 and 1994, respectively.

7. PURCHASE COMMITMENTS

     To ensure procurement of raw cotton inventory, it is the Company's policy to execute non-cancellable purchase contracts with certain vendors. Such contracts allow for the future delivery to the Company of raw cotton inventory at current market prices. As of August 31, 1994, the Company is obligated to purchase 117,064 bales of cotton through July 1995 at an aggregate cost approximating $41,610,000.00.

8. PREFERRED STOCK

     There are 9,000 authorized shares of preferred stock ($100 par value), 7% cumulative, none of which were outstanding at August 31, 1994.

9. SUBSEQUENT EVENT

     On February 6, 1995, the Board of Directors of the Company approved a Merger Agreement, subject to shareholder approval, in which Springs Industries, Inc. would exchange common stock and cash for all of the issued and outstanding common stock of the Company. Upon approval of the merger by the shareholders, the Company will pay $2,168,000 to certain officers of the Company.

                           DUNDEE MILLS, INCORPORATED

                           BALANCE SHEETS (UNAUDITED)

                                                                        DECEMBER 31,
                                                             -----------------------------------
                                                                  1993                1994
                                                             ---------------     ---------------
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $  2,750,688.27     $  2,360,074.09
  Trade accounts receivable, less allowance for doubtful
     accounts of $100,000.00 in 1993 and in 1994...........    44,818,586.04       45,276,315.51
Inventories:
  Finished and greige goods................................    46,919,642.73       43,460,623.96
  Stock in process.........................................     3,306,828.00        2,924,909.00
  Raw materials............................................     2,898,938.00        2,973,216.00
  Supplies and noncloth inventory items....................     4,304,435.83        4,350,628.33
                                                             ---------------     ---------------
                                                               57,429,844.56       53,709,377.29
  Refundable income taxes..................................     1,318,534.64                  --
  Other current assets.....................................       804,279.58          845,066.12
                                                             ---------------     ---------------
Total current assets.......................................   107,121,933.09      102,190,833.01
Property, plant, and equipment on the basis of cost:
  Land.....................................................     1,829,689.38        1,698,389.95
  Buildings and improvements...............................    50,594,086.41       51,434,650.45
  Machinery and equipment..................................    63,663,524.37       65,998,812.84
  Furniture and fixtures...................................     3,609,791.54        3,857,435.37
                                                             ---------------     ---------------
                                                              119,697,091.70      122,989,288.61
  Less allowances for depreciation and amortization........    59,804,569.00       65,334,195.00
                                                             ---------------     ---------------
Total property, plant and equipment........................    59,892,522.70       57,655,093.61
Other assets...............................................     3,363,771.34        3,035,231.43
Deferred income taxes......................................       447,492.00          937,225.00
Intangibles................................................     1,155,689.82        1,123,954.82
                                                             ---------------     ---------------
                                                             $171,981,408.95     $164,942,337.87
                                                              ==============      ==============
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable...................................  $  8,060,279.46     $  8,238,054.98
  Salaries, wages and commissions..........................     1,855,569.95        1,238,794.63
  Withholding and payroll taxes............................       827,503.09          979,990.07
  Deferred income taxes....................................       989,275.00          605,419.00
  State and local taxes....................................        41,589.75          553,830.19
  Other liabilities........................................     1,038,590.92        1,123,344.75
  Current portion of long-term debt........................     9,445,000.00        8,200,000.00
                                                             ---------------     ---------------
Total current liabilities..................................    22,257,808.17       20,939,433.62
Long-term debt, less current portion.......................    24,670,000.00       19,715,000.00
Supplemental executive retirement plan liability...........     1,558,199.00        2,759,557.00
Stockholders' equity:
  Common stock, par value $25.00 a share:
     Authorized -- 200,000 shares 46,946 shares issued in
       1993, 46,728 shares issued in 1994..................     1,173,650.00        1,168,200.00
  Retained earnings........................................   122,321,751.78      120,360,147.25
                                                             ---------------     ---------------
                                                              123,495,401.78      121,528,347.25
                                                             ---------------     ---------------
                                                             $171,981,408.95     $164,942,337.87
                                                              ==============      ==============

                            See accompanying notes.

                           DUNDEE MILLS, INCORPORATED

                      STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                        FOUR MONTHS ENDED
                                                                          DECEMBER 31,
                                                                 -------------------------------
                                                                      1993             1994
                                                                 --------------   --------------
Net sales......................................................  $85,107,326.17   $90,362,986.91
Cost of goods sold.............................................   74,231,672.50    77,263,043.26
                                                                 --------------   --------------
                                                                  10,875,653.67    13,099,943.65
Expenses:
  Selling......................................................    4,550,116.55     4,759,339.81
  General and administrative...................................    4,608,310.78     5,315,873.60
                                                                 --------------   --------------
                                                                   9,158,427.33    10,075,213.41
                                                                 --------------   --------------
                                                                   1,717,226.34     3,024,730.24
Other income...................................................      137,676.39       426,876.17
                                                                 --------------   --------------
                                                                   1,854,902.73     3,451,606.41
Other deductions:
  Interest.....................................................      601,320.66       547,088.41
  Other........................................................    1,323,358.38     1,109,512.25
                                                                 --------------   --------------
                                                                   1,924,679.04     1,656,600.66
                                                                 --------------   --------------
(Loss) income before income taxes and cumulative effect of
  accounting change............................................      (69,776.31)    1,795,005.75
Income taxes (credit)..........................................      (21,665.00)      729,803.00
                                                                 --------------   --------------
(Loss) income before cumulative effect of accounting change....      (48,111.31)    1,065,202.75
Cumulative effect of accounting change.........................     (193,208.00)              --
                                                                 --------------   --------------
Net (loss) income..............................................  $  (241,319.31)  $ 1,065,202.75
                                                                  =============    =============
Weighted average number of shares outstanding..................          46,946           46,791
                                                                  =============    =============
Per share data:
  (Loss) income before cumulative effect of accounting
     change....................................................  $        (1.02)  $        22.77
  Cumulative effect of accounting change.......................           (4.12)              --
                                                                 --------------   --------------
Net (loss) income per common share.............................  $        (5.14)  $        22.77
                                                                  =============    =============
Dividends paid.................................................  $         4.00   $         4.00
                                                                  =============    =============

                            See accompanying notes.

                           DUNDEE MILLS, INCORPORATED

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                         FOUR MONTHS ENDED
                                                                           DECEMBER 31,
                                                                   -----------------------------
                                                                       1993            1994
                                                                   -------------   -------------
OPERATING ACTIVITIES
Net (loss) income................................................  $ (241,319.31)  $1,065,202.75
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
  Cumulative effect of accounting change.........................     193,208.00              --
  Depreciation and amortization..................................   3,813,103.00    3,512,277.81
  Provision for deferred income tax..............................    (463,531.00)      53,473.00
  Changes in operating assets and liabilities:
     Trade accounts receivable...................................     538,822.85    4,667,208.15
     Inventories.................................................   3,409,326.00   (6,981,800.00)
     Refundable income taxes.....................................    (678,134.00)     822,511.46
     Other current assets........................................     118,219.23       51,877.97
     Prepaids and deposits.......................................    (741,280.70)     559,100.00
     Trade accounts payable......................................   1,668,592.94      261,819.80
     Other current liabilities...................................  (1,992,789.85)  (1,786,089.84)
     Supplemental executive retirement plan liability............     400,679.00      400,000.00
                                                                   -------------   -------------
Net cash provided by operating activities........................   6,024,896.16    2,625,581.10
INVESTING ACTIVITIES
Purchases of property, plant and equipment.......................  (1,581,692.57)  (2,526,495.47)
                                                                   -------------   -------------
Net cash used in investing activities............................  (1,581,692.57)  (2,526,495.47)
FINANCING ACTIVITIES
Principal payments on revolving line of credit and long-term debt...........................................................  (4,000,000.00)  (4,000,000.00)
Purchases of common stock........................................             --     (135,102.00)
Dividends paid...................................................    (187,784.00)    (187,100.00)
Proceeds from sale of common stock...............................             --       49,500.00
                                                                   -------------   -------------
Net cash used in financing activities............................  (4,187,784.00)  (4,272,702.00)
                                                                   -------------   -------------
Net increase (decrease) in cash and cash equivalents.............     255,419.59   (4,173,616.37)
Cash and cash equivalents at beginning of year...................   2,495,268.68    6,533,690.46
                                                                   -------------   -------------
Cash and cash equivalents at end of year.........................  $2,750,688.27   $2,360,074.09
                                                                    ============    ============

                            See accompanying notes.

                           DUNDEE MILLS, INCORPORATED

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

     The sales of Dundee are affected by the seasonal nature of the business of its primary customers, who are in retail sales and the hospitality industry. Accordingly, Dundee experiences its highest levels of sales during its first fiscal quarter, when retailers are preparing for holiday sales. Dundee's lowest sales levels generally occur during its second fiscal quarter, when retailers clear inventory and recreational travel is down. Therefore, operating results for the four month period ended December 31, 1994, are not necessarily indicative of the results that may be expected for the year ended August 31, 1995.

2. INCOME TAXES

     Effective September 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS 109"). Although permitted under the new rules, prior year's financial statements have not been restated.

     The cumulative effect of adopting SFAS 109 as of September 1, 1993 was to reduce net income by $193,208.00 ($4.12 per common share).

3. LONG TERM DEBT

     The Company amended its revolving credit agreement, effective as of August 31, 1994, (the "Amended RCA") to provide for unsecured borrowings, under a revolving credit note ("RCN"), of up to $25,000,000.00. The commitment is, however, reduced by each payment made by the Company, unless the Company notifies the lender to the contrary. The commitment shall be reduced by the amount of such repayment, unless notification is given, until the commitment is reduced to $10,000,000.00. The RCN matures on August 31, 1997. Under the Amended RCA, $15,000,000.00 of the RCN is eligible for conversion to a five-year term loan. The term conversion provision may be initiated by the Company upon maturity, and the Company would be required to make twenty equal quarterly principal payments commencing September 30, 1997.

     The Amended RCA provides for interest at the prime rate minus one-half percent per annum or LIBOR for interest periods of 30, 60 or 90 days, plus an additional 35/100 percent per annum. However, Dundee is party to an interest rate swap with a decreasing notional amount equal to the outstanding balance of the RCN which changed the floating interest rate exposure on the RCN to a fixed interest rate exposure. Under this swap agreement, the Company pays a fixed interest rate of 6.1% and receives the 3 month LIBOR rate reset quarterly (6.5% at December 31, 1994) on the notional amount. This interest rate swap expires in December 1996.

     The amount of $8,000,000.00 has been included in current liabilities at December 31, 1994 since the Company intends to repay that amount in the next twelve month period.

4. SUBSEQUENT EVENT

     On February 6, 1995, the Board of Directors of the Company approved a Merger Agreement, subject to shareholder approval, in which Springs Industries, Inc. would exchange common stock and cash for all of the issued and outstanding common stock of the Company. Upon approval of the merger by the shareholders, the Company will pay $2,168,000 to certain officers of the Company.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            SPRINGS INDUSTRIES, INC.

                            DUNDEE ACQUISITION CORP.

                                      AND

                           DUNDEE MILLS, INCORPORATED

                                FEBRUARY 6, 1995

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
                                          ARTICLE 1
                                  THE BUSINESS COMBINATION
1.1    The Merger......................................................................   A-8
1.2    Closing.........................................................................   A-8
1.3    Effective Time of the Merger....................................................   A-8
1.4    Articles of Incorporation; Bylaws...............................................   A-8
1.5    Directors and Officers of the Surviving Corporation.............................   A-9

                                          ARTICLE 2
                    CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION
2.1    Conversion of Shares............................................................   A-9
       (a)   Dundee Shares.............................................................   A-9
       (b)   Treasury Shares...........................................................   A-9
       (c)   Subcorp Common Stock......................................................   A-9
2.2    Merger Consideration............................................................   A-9
       (a)   Payment of Merger Consideration...........................................   A-9
2.3    Limited Cash Election...........................................................  A-10
2.4    No Fractional Shares............................................................  A-10
2.5    Reported Market Price...........................................................  A-11
2.6    Stock Transfer Books............................................................  A-11
2.7    Surrender and Exchange of Certificates Representing Dundee Shares...............  A-11
       (a)   Exchange Agent............................................................  A-11
       (b)   Surrender of Certificates.................................................  A-11
       (c)   Lost Certificates.........................................................  A-11
       (d)   No Interest...............................................................  A-12
       (e)   Dividends on Springs Shares...............................................  A-12
2.8    Adjustments Because of Changes in Springs Shares................................  A-12
                                          ARTICLE 3
                               REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties by Dundee........................................  A-12
       (a)   Organization and Qualification............................................  A-12
       (b)   Capitalization............................................................  A-12
       (c)   Authority.................................................................  A-13
       (d)   Non-Contravention.........................................................  A-13
       (e)   Consents..................................................................  A-13
       (f)   Subsidiaries..............................................................  A-13
       (g)   Financial Statements......................................................  A-14
       (h)   Absence of Certain Changes or Events......................................  A-14
       (i)   Governmental Authorization and Compliance with Laws.......................  A-14
       (j)   Absence of Undisclosed Liabilities........................................  A-15
       (k)   Tax Matters...............................................................  A-15
       (l)   Title to Properties.......................................................  A-15
       (m)   Material Contracts........................................................  A-16
       (n)   Legal Proceedings.........................................................  A-16
       (o)   Labor Relations...........................................................  A-16
       (p)   Insider Interests.........................................................  A-17
       (q)   Intellectual Property.....................................................  A-17

                                                                                         PAGE
                                                                                         ----
       (r)   Insurance.................................................................  A-17
       (s)   Proxy Statement; Registration Statement...................................  A-18
       (t)   Employee and Fringe Benefit Plans.........................................  A-18
       (u)   Major Customers...........................................................  A-20
       (v)   Environmental.............................................................  A-21
       (w)   Continuity of Stock Ownership.............................................  A-22
       (x)   Fairness Opinion..........................................................  A-22
       (y)   Brokers, Finders and Investment Bankers...................................  A-22
3.2    Representations and Warranties by Springs.......................................  A-23
       (a)   Organization and Qualification, etc.......................................  A-23
       (b)   Capitalization............................................................  A-23
       (c)   Authority.................................................................  A-23
       (d)   Non-Contravention.........................................................  A-23
       (e)   Consents..................................................................  A-24
       (f)   Periodic Reports..........................................................  A-24
       (g)   Financial Statements......................................................  A-24
       (h)   Absence of Certain Changes or Events......................................  A-24
       (i)   Proxy Statement; Registration Statement...................................  A-24
       (j)   Absence of Undisclosed Liabilities and Agreements.........................  A-24
       (k)   Activities of Subcorp.....................................................  A-25
       (l)   Brokers, Finders and Investment Bankers...................................  A-25
       (m)   Governmental authorization and Compliance with Laws.......................  A-25
       (n)   Legal Proceedings.........................................................  A-25

                                          ARTICLE 4
                             ADDITIONAL COVENANTS AND AGREEMENTS
4.1    Conduct of Business.............................................................  A-25
       (a)   Operation by Dundee in the Ordinary Course of Business....................  A-25
       (b)   Forbearances by Dundee....................................................  A-26
       (c)   Actions by Springs........................................................  A-27
4.2    Meeting of Dundee Shareholders..................................................  A-27
       (a)   Approval of Merger........................................................  A-27
       (b)   Other Matters.............................................................  A-27
4.3    Best Efforts; Further Assurances; Cooperation...................................  A-28
       (a)   Regulatory Action.........................................................  A-28
       (b)   Certain Legal Proceedings.................................................  A-28
       (c)   Notice....................................................................  A-28
4.4    Investigation...................................................................  A-28
4.5    Expenses........................................................................  A-28
4.6    No Solicitation of Transactions.................................................  A-29
4.7    Registration Statement and Proxy Statement......................................  A-29
4.8    NYSE Listings...................................................................  A-30
4.9    Affiliates of Dundee............................................................  A-30
4.10   Rule 145........................................................................  A-30
4.11   Public Announcements............................................................  A-30
4.12   Antitrust Challenges............................................................  A-30
4.13   Employee Matters................................................................  A-31
       (a)   Employee Benefits and Agreements..........................................  A-31
       (b)   Employment................................................................  A-31

                                                                                         PAGE
                                                                                         ----
4.14   Indemnification.................................................................  A-31
       (a)   Articles of Incorporation ByLaws..........................................  A-31
       (b)   Reorganization, etc.......................................................  A-31
4.15   Accountants' Letters............................................................  A-32
4.16   Financial Statements of Dundee..................................................  A-32
4.17   Springs Actions.................................................................  A-32

                                          ARTICLE 5
                                  CONDITIONS TO THE MERGER
5.1    Conditions to Obligations of Each Party.........................................  A-32
       (a)   Dundee Shareholder Approval...............................................  A-32
       (b)   HSR Act...................................................................  A-32
       (c)   Tax Effect of Merger......................................................  A-32
       (d)   Registration Statement....................................................  A-32
       (e)   NYSE Listing..............................................................  A-33
5.2    Conditions to Obligations of Springs and SubCorp................................  A-33
       (a)   Consents, Authorizations, etc.............................................  A-33
       (b)   Injunction, etc...........................................................  A-33
       (c)   Representations and Warranties............................................  A-33
       (d)   Affiliate Agreements......................................................  A-33
       (e)   Certificate...............................................................  A-33
       (f)   Opinion and Confirmation of Dundee's Counsel..............................  A-33
       (g)   Letters from Accountants..................................................  A-35
       (h)   Certain Antitrust Matters.................................................  A-35
       (i)   SERP Determination........................................................  A-35
       (j)   Appraisal Rights..........................................................  A-35
       (k)   Additional Certificates, etc..............................................  A-35
       (l)   Certain Shareholder Action................................................  A-35
       (m)   Filing Deficiencies.......................................................  A-35
       (n)   Shareholder Loans.........................................................  A-36
       (o)   IDB Financings............................................................  A-36
5.3    Conditions to Obligations of Dundee.............................................  A-36
       (a)   Consents, Authorizations, etc.............................................  A-36
       (b)   Injunction, etc...........................................................  A-36
       (c)   Representations and Warranties............................................  A-36
       (d)   Springs Shares............................................................  A-36
       (e)   Certificate...............................................................  A-36
       (f)   Opinion and Confirmation of Springs's and Subcorp's Counsel...............  A-36
       (g)   Letters from Accountants..................................................  A-38
       (h)   Tax Advice................................................................  A-38
       (i)   Investment Banker's Opinion...............................................  A-38
       (j)   Additional Certificates, etc..............................................  A-38

                                          ARTICLE 6
                                 TERMINATION AND ABANDONMENT
6.1    Termination and Abandonment.....................................................  A-38
6.2    Specific Performance............................................................  A-39
6.3    Rights and Obligations upon Termination.........................................  A-39
6.4    Certain Fees and Expenses.......................................................  A-40
       (a)   Expenses..................................................................  A-40
       (b)   Fee.......................................................................  A-40

                                                                                         PAGE
                                                                                         ----
       (c)   Payment...................................................................  A-40
       (d)   Effect of Payment.........................................................  A-41
6.5    Effect of Termination...........................................................  A-41

                                          ARTICLE 7
                                     GENERAL PROVISIONS
7.1    Waiver of Certain Conditions....................................................  A-41
7.2    Notices.........................................................................  A-41
7.3    Table of Contents; Headings.....................................................  A-42
7.4    Variation and Amendment.........................................................  A-42
7.5    No Survival of Representations or Warranties....................................  A-42
7.6    Arbitration.....................................................................  A-42
7.7    Severability....................................................................  A-42
7.8    Waiver..........................................................................  A-42
7.9    No Third Party Beneficiaries; Assignment........................................  A-43
7.10   Time of the Essence; Computation of Time........................................  A-43
7.11   Counterparts....................................................................  A-43
7.12   Governing Law...................................................................  A-43
7.13   Entire Agreement................................................................  A-43

                                LIST OF EXHIBITS

Exhibit A    --   Certificate of Merger
Exhibit B    --   Dundee Audited Financial Statements
Exhibit C    --   Dundee Unaudited Financial Statements

                               LIST OF SCHEDULES

3.1  (a)         Jurisdictions Where Dundee is Qualified
3.1  (b)         Capitalization
3.1  (d)         Non-Contravention
3.1  (e)         Required Consents
3.1  (f)         Subsidiaries
3.1  (h)         Certain Changes and Events
3.1  (j)         Undisclosed Liabilities and Agreements
3.1  (k)         Tax Matters
3.1  (l)         Title to Properties
3.1  (m)         Material Contracts
3.1  (n)         Litigation Involving Dundee or its Subsidiaries
3.1  (o)         Labor Controversies
3.1  (p)         Insider Interests
3.1  (q)         Intellectual Property
3.1  (r)         Insurance
3.1  (t)         Employee and Fringe Benefit Plans
3.1  (u)         Major Customers of Dundee
3.1  (v)         Environmental Matters
4.1              Conduct of Business
4.1  (b)         Forbearances by Dundee
4.1  (b) (viii)  Additional Compensation to Certain Individuals
4.13 (b)         Employment Matters
5.2  (n)         Shareholder Loans

                                 DEFINED TERMS

                                                                                  SECTION
                                                                              ---------------
Affiliate Agreement.........................................................  4.9
Agreement...................................................................  Preamble
Applicable Plan Year-End....................................................  3.1(t)(iii)(A)
Cash Election...............................................................  2.2(b)(i)
CERCLA......................................................................  3.1(v)
Certificate of Merger.......................................................  1.3
Certificates................................................................  2.7(b)
Closing.....................................................................  1.2
Closing Date................................................................  1.2
Code........................................................................  3.1(k)
Competing Transaction.......................................................  4.6
Confidentiality Agreement...................................................  4.4
Deposited Shares............................................................  2.3(a)
Dissenting Shares...........................................................  2.2(b)(ii)
Dundee......................................................................  Preamble
Dundee Audited Financial Statements.........................................  3.1(g)
Dundee Financial Statements.................................................  3.1(g)
Dundee's Auditors...........................................................  3.1(g)
Dundee Shareholders Meeting.................................................  3.1(s)
Dundee Shares...............................................................  Preamble
EEOC........................................................................  3.1(o)
Effective Time..............................................................  1.3
Employee Plans..............................................................  3.1(t)(i)
Environmental Laws..........................................................  3.1(v)
ERISA.......................................................................  3.1(t)(i)(A)
ERISA Affiliate.............................................................  3.1(t)(i)
Exchange Agent..............................................................  2.3(a)
Exchange Agent Agreement....................................................  2.7(a)
Expenses....................................................................  6.4(a)
Expiration Date.............................................................  2.3(a)
Fee.........................................................................  6.4(b)
FTC.........................................................................  3.1(e)
GAAP........................................................................  3.1(g)
GBCC........................................................................  1.1
Governmental Entity.........................................................  3.1(e)
Hazardous Substance.........................................................  3.1(v)
HSR Act.....................................................................  3.1(d)
Initial Term................................................................  4.13(b)
Intellectual Property.......................................................  3.1(q)
Intellectual Property Agreements............................................  3.1(q)
IRS.........................................................................  3.1(t)(i)
Justice.....................................................................  3.1(e)
Material Contracts..........................................................  3.1(m)
Maximum Number of Cash Election Shares......................................  2.2(b)(ii)
Merger......................................................................  Preamble
Merger Consideration........................................................  2.1(a)
Merger Consideration Per Share..............................................  2.2(a)
MSDS........................................................................  3.1(v)
Multi-Employer Plan.........................................................  3.1(t)(i)(B)

                                                                                  SECTION
                                                                              ---------------
NLRB........................................................................  3.1(o)
NYSE........................................................................  2.5
OSHA........................................................................  3.1(v)
PBCG........................................................................  3.1(t)(i)
Pension/Profit-Sharing Plan.................................................  3.1(t)(i)(A)
Permits.....................................................................  3.1(v)(iii)
Proxy Statement.............................................................  3.1(s)
RCRA........................................................................  3.1(v)
Registration Statement......................................................  3.1(s)
Reported Market Price.......................................................  2.5
SEC.........................................................................  3.1(e)
Securities Act..............................................................  3.1(s)
Springs.....................................................................  Preamble
Springs Annual Report.......................................................  3.2(f)
Springs Audited Financial Statements........................................  3.2(g)
Springs Class B Shares......................................................  3.2(b)
Springs Financial Statements................................................  3.2(g)
Springs Material Contract...................................................  3.2(d)
Springs Preferred Shares....................................................  3.2(b)
Springs Quarterly Reports...................................................  3.2(f)
Springs Shares..............................................................  Preamble
Subcorp.....................................................................  Preamble
Subsidiary..................................................................  3.1(f)
Super Fund..................................................................  3.1(v)
Super Lien..................................................................  3.1(v)
Surviving Corporation.......................................................  1.1
Taxes.......................................................................  3.1(k)
Tax Opinion.................................................................  5.1(c)
Tax Returns.................................................................  3.1(k)
Waste.......................................................................  3.1(v)
Welfare Plan................................................................  3.1(t)(i)(C)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of February 6, 1995 between DUNDEE MILLS, INCORPORATED., a Georgia corporation ("Dundee"), DUNDEE ACQUISITION CORP., a Georgia corporation ("Subcorp"), and SPRINGS INDUSTRIES, INC. ("Springs"), a South Carolina corporation (the "Agreement").

                              BACKGROUND STATEMENT

     Springs and Dundee desire to effect a business combination of Dundee and SubCorp pursuant to which Dundee will merge with and into Subcorp, and the holders of shares of Dundee Common Stock, $25.00 par value ("Dundee Shares"), will receive shares of Springs Class A Common Stock, par value $.25 per share ("Springs Shares"), in exchange for Dundee Shares, as provided in this Agreement (the "Merger"), subject to the limited right to make an election to receive cash. The Merger is intended to be a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended. The respective Boards of Directors of Springs, Subcorp and Dundee each has approved this Agreement and the Merger. The Board of Directors of Dundee has directed that this Agreement be submitted to the shareholders of Dundee for their approval.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                            THE BUSINESS COMBINATION

     1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), Dundee shall be merged with and into Subcorp in accordance with the provisions of this Agreement and the Georgia Business Corporation Code, (the "GBCC"), and the separate existence of Dundee shall thereupon cease, and Subcorp, as the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Georgia as a wholly-owned subsidiary of Springs. The Merger shall have the effects provided under the applicable laws of the State of Georgia including, but not limited to, Section 14-2-1106 of the GBCC.

     1.2 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sutherland, Asbill & Brennan, 999 Peachtree Street, N.E., Atlanta, Georgia 30309-3996, as soon as possible after all conditions set forth in Article 5 have been satisfied or waived in writing but in no event later than the third business day after all such conditions shall have been satisfied or waived (the "Closing Date").

     1.3 Effective Time of the Merger.  If all the conditions set forth in
Article 5 shall have been fulfilled or waived in accordance with this Agreement and provided that this Agreement has not been terminated pursuant to Article 6, on the Closing Date the parties shall cause the certificate of merger attached hereto as Exhibit A (the "Certificate of Merger") to be executed, delivered and filed with the Secretary of State of Georgia in accordance with the provisions of the GBCC. The Merger shall become effective at the time of such filing unless a different effective time is specified in the Certificate of Merger pursuant to the GBCC (the "Effective Time").

     1.4 Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of Subcorp as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law (subject to Section 4.14 hereof), except that the name of the Surviving Corporation shall be changed to Dundee Mills, Incorporated.

     1.5 Directors and Officers of the Surviving Corporation. At the Effective Time the persons who are directors and officers of Subcorp at the Effective Time will become the directors and officers of the Surviving Corporation until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 2

              CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION

     2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (a) Dundee Shares. Subject to Section 2.2, each issued and outstanding Dundee Share (excluding any Dundee Shares held by Springs or its Subsidiaries), shall automatically be cancelled and extinguished and shall thereafter be converted into only the right to receive the consideration for the Merger as set forth in Sections 2.2, 2.3 and 2.4 (the "Merger Consideration").

          (b) Treasury Shares. Each Dundee Share held in the treasury of Dundee shall be automatically cancelled and extinguished, and no payment shall be made in respect thereof.

          (c) Subcorp Common Stock. Each issued and outstanding share of Subcorp common stock at the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     2.2 Merger Consideration. The Merger Consideration to be paid for each Dundee Share shall be equal to Two Thousand Five Hundred Twenty Five dollars ($2,525.00). The Merger Consideration shall be paid in Springs Shares as provided in this Section 2.2 and, to the extent applicable, cash pursuant to
Section 2.3 and Section 2.4.

          (a) Payment of Merger Consideration. The Merger Consideration to be paid in Springs Shares shall be determined as follows:

             (i) Subject to the limitations set forth in this Section 2.2, each Dundee Share shall be converted into the right to receive a number of Springs Shares equal to the result of dividing the Merger Consideration by the Reported Market Price (as hereinafter defined) of Springs Shares; provided, however, that in lieu of conversion of Dundee Shares into Springs Shares, holders of Dundee Shares may elect in accordance with and subject to the conditions of Section 2.3 (a "Cash Election") to receive payment of the Merger Consideration in cash.

             (ii) The maximum number of Dundee Shares that shall be converted into the right to receive cash shall be 23,363 Dundee Shares, less the total number of Dundee Shares as to which the holders have exercised appraisal rights with respect to the Merger pursuant to the GBCC ("Dissenting Shares"), which maximum number of Dundee Shares as to which Cash Elections may be made is hereinafter referred to as the "Maximum Number of Cash Election Shares."

             (iii) The maximum number of Springs Shares that shall be issued as Merger Consideration shall be three million Springs Shares. If the number of Dundee Shares as to which a Cash Election has not been validly made or as to which a Cash Election has been validly made but has been withdrawn by the holder or eliminated or rejected by the Exchange Agent (as hereinafter defined) would be converted into the right to receive more than three million Springs Shares, the Exchange Agent shall treat a number of Dundee Shares as to which Cash Elections have not been made (pro rata as nearly as practicable as to each holder of ten (10) or more such Dundee Shares) as having been subject to Cash Elections as necessary to reduce the number of Springs Shares issuable as Merger Consideration to three million Springs Shares.

     2.3 Limited Cash Election.

          (a) Any holder of record of Dundee Shares shall have the right to make a Cash Election with respect to all or any portion of his Dundee Shares by surrendering and depositing with Wachovia Bank of North Carolina, N.A. (the "Exchange Agent") at its office in Winston-Salem, North Carolina, no later than the close of business on the Expiration Date (as hereinafter defined) the certificate or certificates representing such Dundee Shares, properly endorsed for transfer or with duly executed stock powers attached, accompanied by a duly executed and properly completed letter of transmittal with respect to such Cash Election to be provided by Springs. The form of letter of transmittal with respect to Cash Elections shall be mailed to the holders of record of Dundee Shares as of the record date for the meeting of holders of Dundee Shares called to vote on this Agreement no later than five (5) business days after the date on which the Proxy Statement (as herein defined) is first mailed to holders of Dundee Shares. The Exchange Agent shall make available the form of letter of transmittal with respect to Cash Elections to all persons who become holders of record of Dundee Shares during the period between such record date and the Expiration Date. Record holders of Dundee Shares on deposit with the Exchange Agent pursuant to a Cash Election and not withdrawn as provided hereby (the "Deposited Shares") shall remain stockholders of record with respect to such shares until immediately prior to the Effective Time. For purposes of this Agreement, "Expiration Date" means the last business day prior to the date on which the Dundee Stockholders vote upon the approval of the Merger, or such later date determined by Springs by notice thereof to the Exchange Agent.

          (b) If the number of Deposited Shares exceeds the Maximum Number of Cash Election Shares, the Exchange Agent shall eliminate from the Deposited Shares (pro rata as nearly as practicable as to each holder of ten (10) or more Deposited Shares) the number of Deposited Shares necessary to reduce the number of Deposited Shares to the Maximum Number of Cash Election Shares (or the most practicable number thereof immediately below such number), and such Dundee Shares eliminated from the Deposited Shares shall be converted into the right to receive the Merger Consideration in Springs Shares as provided in Section 2.2.

          (c) Each holder of Dundee Shares who has made a valid Cash Election shall have the right at any time prior to the close of business on the Expiration Date to withdraw the shares deposited by such stockholder and thereby revoke the Cash Election by giving written notice of withdrawal to the Exchange Agent prior to the close of business on the Expiration Date.

          (d) The Exchange Agent shall in its sole discretion determine whether or not Cash Elections have been properly or timely made or revoked. Neither Springs, Dundee nor the Exchange Agent shall be under any duty to give notification that any Cash Election has not been properly or timely made or revoked. If the Exchange Agent determines that any Cash Election was not properly or timely made or revoked, the shares subject to this Cash Election shall be treated by the Exchange Agent as Dundee Shares which were not subject to any Cash Election, and at the Effective Time such shares shall be converted into the right to receive Springs Shares pursuant to
     Section 2.2. The Exchange Agent may, after consultation with Springs, make such equitable changes in the procedures set forth herein as are necessary or desirable to effect fully any Cash Election.

          (e) Anything to the contrary notwithstanding in this Section 2.3, if this Agreement is terminated pursuant to Article 6, any certificate or certificates representing Dundee Shares that have been deposited with the Exchange Agent in connection with a Cash Election shall be promptly returned by the Exchange Agent to the record holder of any such certificate.

     2.4 No Fractional Shares. No scrip or fractional Springs Shares shall be issued in the Merger upon conversion of Dundee Shares as provided in Section
2.1. Each holder of Dundee Shares who would otherwise have been entitled to receive a fraction of a Springs Share upon conversion of his Dundee Shares shall be entitled to receive a cash payment with respect to such fractional share in an amount equal to the product of the Reported Market Price as defined below of Springs Shares multiplied by such fractional share. Springs will make available to the Exchange Agent the funds necessary for the purpose of paying cash for fractional shares.

     2.5 Reported Market Price. As used in this Agreement, the Reported Market Price for Springs Shares shall be the arithmetic average of the closing prices for Springs Shares on the New York Stock Exchange ("NYSE") for the ten (10) trading days immediately preceding the date which is three (3) calendar days prior to the Closing Date; provided, however, that

          (a) If such average is greater than $38.50, the Reported Market Price shall be $38.50; and

          (b) If such average is less than $33.50, the Reported Market Price shall be $33.50.

     2.6 Stock Transfer Books. From and after the Effective Time, no transfer of Dundee Shares outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for Dundee Shares are presented to the Surviving Corporation for transfer, such certificates shall be cancelled and exchanged for the consideration described in Sections 2.2 and 2.4.

     2.7 Surrender and Exchange of Certificates Representing Dundee Shares.

          (a) Exchange Agent. Prior to the mailing of the Proxy Statement to the holders of record of Dundee Shares, Springs shall appoint Wachovia Bank of North Carolina, N.A. as Exchange Agent pursuant to an exchange agent agreement reasonably acceptable to Dundee (the "Exchange Agent Agreement"). At the Effective Time, Springs shall, pursuant to irrevocable instructions, direct the Exchange Agent to issue the number of Springs Shares and pay the amounts of cash provided for in Sections 2.2, 2.3 and 2.4 to which the holders of Dundee Shares are entitled pursuant to Sections 2.2, 2.3 and 2.4.

          (b) Surrender of Certificates. Promptly after the Effective Time, Springs shall cause the Exchange Agent to mail and otherwise make available to each record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Dundee Shares (the "Certificates") and who has not already properly made (and not withdrawn or revoked) a Cash Election with respect to the Dundee Shares represented by such Certificates, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof. Upon surrender to the Exchange Agent of the Certificates, together with such letter of transmittal, or the letter of transmittal delivered pursuant to Section 2.3 with respect to Deposited Shares, in each case duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor (i) the Merger Consideration as set forth in Section 2.2 and (ii) as to any fractional share, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.4, and the Certificates so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration to be received upon exchange of a Certificate (whether a certificate representing Springs Shares or a check representing cash) is to be issued or paid to a person other than the person in whose name the Certificate surrendered and exchanged therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise is in proper form for transfer and that the person requesting such exchange shall pay in advance in cash any transfer or other taxes required by reason of the issuance of a certificate representing Springs Shares or a check representing cash to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Time until surrender in accordance with the provisions of this Section 2.7, each Certificate (other than Certificates representing treasury shares) shall represent for all purposes only the right to receive the Merger Consideration. All payments in respect of Dundee Shares that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

          (c) Lost Certificates. In the case of any lost, misplaced, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Merger Consideration, to deliver to Springs an indemnity agreement and bond in such reasonable sum as Springs may direct as indemnity against any claim that may be made against the Exchange Agent, Springs or the Surviving Corporation with respect to the Certificate alleged to have been lost, misplaced, stolen or destroyed.

          (d) No Interest. No interest shall be paid or accrued at any time on any portion of the Merger Consideration regardless of the cause for delay in payment of the Merger Consideration.

          (e) Dividends on Springs Shares. No holder of a Certificate shall be entitled to receive any dividend or other distribution from Springs declared with a record date after the Effective Time until surrender of such holder's Certificate pursuant to this Section 2.7. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable by Springs, but were not paid by reason of the foregoing with respect to the number of whole Springs Shares represented by the certificate or certificates issued upon such surrender. From and after the Effective Time, Springs shall be entitled, however, to treat any such Certificate that has not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the Dundee Shares represented by such Certificate shall have been converted, notwithstanding any failure to surrender such Certificate.

     2.8 Adjustments Because of Changes in Springs Shares. If, between the date of this Agreement and the Effective Time, the outstanding Springs Shares shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be distributed as of a date prior to the Effective Time, or declared with a record date prior to the Effective Time and a distribution date after the Effective Time, the Reported Market Price shall be appropriately adjusted.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties by Dundee. All references in Articles 3 and 4 of this Agreement to Dundee, other than in Sections 3.1(a), (b) and (c),
4.2 and 4.14, shall be deemed to refer to Dundee and all its Subsidiaries as hereinafter defined, and all references to the assets, liabilities, business, financial condition, results of operations or prospects of Dundee shall be deemed to refer to Dundee and its Subsidiaries, taken as a whole. Dundee represents and warrants to and agrees with Springs and Subcorp as of the date of this Agreement and as of the Closing as follows:

          (a) Organization and Qualification. Dundee is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in the jurisdictions shown on Schedule 3.1(a), which are all of the jurisdictions in which Dundee owns any real property or has any place of business or where such qualification is required. The copies of Dundee's Articles of Incorporation and Bylaws, as amended to date, which have been delivered to Springs, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.

          (b) Capitalization. The authorized capital stock of Dundee consists of 200,000 Dundee Shares. Except as set forth on Schedule 3.1(b), all of the issued and outstanding Dundee Shares are duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of the date hereof: (i) 46,728 Dundee Shares are issued and outstanding and (ii) no Dundee Shares are reserved for issuance pursuant to any stock incentive plans. Except as set forth in this Section 3.1(b), there are no shares of capital stock of Dundee outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Dundee to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities of Dundee or obligating Dundee to grant, extend or enter into any such agreement or commitment.

          (c) Authority. Dundee has the corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding Dundee Shares, to consummate the transactions contemplated on the part of Dundee hereby. The execution and delivery by Dundee of this Agreement and the consummation by Dundee of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors. Except for the approval of the Merger by a majority of the holders of Dundee Shares, no other corporate action on the part of Dundee is necessary to authorize the execution and delivery of this Agreement by Dundee or the consummation by Dundee of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Dundee and is a valid, binding and enforceable agreement of Dundee.

          (d) Non-Contravention. Except as set forth on Schedule 3.1(d), the execution and delivery of this Agreement by Dundee do not and, subject to the adoption of this Agreement by the holders of a majority of the outstanding Dundee Shares and the expiration of all applicable waiting periods after the filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") referred to in paragraph (e) below, the consummation by Dundee of the transactions contemplated hereby does not and will not (i) violate or conflict with any provision of the Articles or Certificate of Incorporation or Bylaws of Dundee, or (ii) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the material assets or properties of Dundee pursuant to any provision of, any "Material Contract" (as hereinafter defined), "Intellectual Property Agreement" (as hereinafter defined), law, ordinance, regulation, order, arbitration award, judgment or decree to which Dundee is a party or by which Dundee or its assets or properties is bound and do not and will not violate or conflict with any other material restriction of any kind or character to which Dundee is subject or by which any of its assets or properties may be bound, and the same does not and will not constitute an event permitting termination of any Material Contract or Intellectual Property Agreement to which Dundee is a party. No such violation, conflict, default, acceleration, termination, entitlement, creation or imposition of a lien, charge, pledge, security interest or other encumbrance or event, regardless of whether it is described in
     Schedule 3.1(d), shall cause any substantial damage, additional cost or expense (including any payments or expenses incurred to obtain consents or waivers) to Dundee, Springs or the Surviving Corporation. Except for the agreements, statutes and other arrangements noted on Schedule 3.1(d), to the knowledge of Dundee, Dundee has no reasonable basis to believe that it will not be able to obtain (without additional payment or expense) all consents and waivers necessary to avoid any such violation, acceleration, entitlement to accelerate, creation or imposition of a lien, charge, pledge, security interest or other encumbrance, conflict or event.

          (e) Consents. Except as set forth in Schedule 3.1(e) and except for the filing of the Registration Statement (as hereinafter defined) with the Securities and Exchange Commission (the "SEC") and, to the extent required, any required filings with or approvals by any state securities commissions, filings with the Federal Trade Commission (the "FTC") and the Department of Justice ("Justice") under the HSR Act and the filing of the Certificate of Merger with the Secretary of State of Georgia, no consent, authorization, clearance, order or approval of, or filing or registration with, any executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public person or entity (any of which is hereinafter referred to as a "Governmental Entity") or any other third party is required for or in connection with the execution and delivery of this Agreement by Dundee and the consummation by Dundee of the transactions contemplated hereby.

          (f) Subsidiaries. Schedule 3.1(f) sets forth each Subsidiary (as hereafter defined) of Dundee. Dundee owns, directly or indirectly, all the outstanding capital stock of each of its Subsidiaries, free and clear of all liens, charges, pledges, security interests or other encumbrances, and all such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and except as set forth in Schedule 3.1(f), neither Dundee nor any Subsidiary has made any material investment in, or material advance of cash or other extension of credit to, any person, corporation or other entity other than its Subsidiaries. None of such Subsidiaries has any commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person (other than Dundee) any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified to do business and is in good standing in the jurisdictions shown on Schedule 3.1(f), which are all jurisdictions in which each such Subsidiary owns any real property, has any place of business, or where such qualification is required. As used in this Agreement, the term "Subsidiary" means, with respect to any person, corporation or other entity, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by such person, corporation or other entity, or by any one or more of its Subsidiaries, or by such person, corporation or other entity, and one or more of its Subsidiaries.

          (g) Financial Statements. Attached hereto as Exhibit B are true and complete copies of the balance sheets of Dundee as of August 31, 1994, 1993 and 1992 and the related statements of income, stockholders' equity and cash flows for the years then ended, including the notes thereto, certified by Ernst & Young, LLC ("Dundee's Auditors") (the "Dundee Audited Financial Statements"). The Dundee Audited Financial Statements and the unaudited balance sheets of Dundee as of December 31, 1994 and December 31, 1993 and the related statements of income and cash flows for the four-month periods then ended attached hereto as Exhibit C (together with the Dundee Audited Financial Statements, the 'Dundee Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of Dundee;
     (ii) present fairly in all material respects the financial position and results of operations and cash flows of Dundee as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as stated herein or therein), and (iii) include all adjustments (consisting only of normal recurring accruals) that are necessary for the fair presentation of the financial position of Dundee and the results of its operations and cash flows except as otherwise stated in the Dundee Financial Statements. The unaudited December 31, 1994 and December 31, 1993 financial statements are subject to year-end closing adjustments and do not contain footnote disclosures required by GAAP.

          (h) Absence of Certain Changes or Events.  Except as set forth on
     Schedule 3.1(h), since August 31, 1994, there has not been: (i) any material adverse change in the assets, liabilities, business, financial condition, results of operations or, other than as a result of a change in general conditions in the textile industry or in the United States economy, prospects of Dundee; (ii) any damage, destruction, loss or casualty to property or assets of Dundee, whether or not covered by insurance, which property or assets are material to the operations or business of Dundee;
     (iii) any strike, work stoppage or slow down or other labor trouble involving Dundee; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) with respect to the capital stock of Dundee; (v) any redemption or other acquisition by Dundee of any of the capital stock of Dundee; (vi) any split, combination, reclassification or other similar change in the outstanding Dundee Shares; (vii) any transaction outside the ordinary course of business; or (viii) any agreement to do any of the foregoing. Except as set forth on Schedule 3.1(h), since August 31, 1994, there has not been any issuance by Dundee of any shares, or options, calls or commitments relating to shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock.

          (i) Governmental Authorization and Compliance with Laws. Dundee is in substantial compliance in all respects with all laws, orders, regulations, policies and guidelines of all Governmental Entities applicable to Dundee or any of its businesses or properties and assets. Dundee has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its businesses. No notice has been issued and to Dundee's knowledge no investigation or review is pending or is contemplated or threatened against Dundee by any Governmental Entity (i) with respect to any alleged violation by Dundee of any law, order, regulation, policy or guideline of any Governmental Entity, or (ii) with respect to any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the businesses of Dundee. Dundee is not in violation of any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality, arbitrator or other person.

          (j) Absence of Undisclosed Liabilities.  Except as set forth on
     Schedule 3.1(j) or in the balance sheet as of December 31, 1994 included in the Dundee Financial Statements, Dundee (i) did not have, as of December 31, 1994, any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation any uninsured liabilities resulting from failure to comply with any law applicable to the conduct of its business) (ii) has not incurred since December 31, 1994, any such debts, liabilities or obligations (other than debts, liabilities or obligations incurred in the ordinary and usual course of business after December 31, 1994), and (iii) has not, since December 31, 1994, conducted its business otherwise than in the ordinary and usual course.

          (k) Tax Matters. Except as set forth in Schedule 3.1(k), Dundee has properly completed and timely filed in correct form all federal, state, local, provincial, foreign and other tax returns and reports of every nature (collectively, "Tax Returns") required to be filed by Dundee, no extensions of time in which to file any such Tax Returns are in effect, and all such Tax Returns are true and correct. All taxes arising under the Internal Revenue Code of 1986, as amended (the "Code"), or any law, rule, regulation or order promulgated thereunder, or arising under any federal, state, local or foreign law, rule, regulation or order including, without limitation any income, profits, employment, sales, use, occupation, excise, real property, personal property or ad valorem taxes or any license or franchise fee or tax (collectively, "Taxes"), currently due and payable by Dundee have been paid or provided for in the Dundee Financial Statements and are not delinquent. All Taxes incurred but not yet due have been fully accrued on the books of Dundee through August 31, 1994 and adequate reserves have been established therefor. The charges, accruals and reserves which have been provided in the Dundee Financial Statements in respect of Taxes for all fiscal periods prior to and ending at August 31, 1994, are sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended August 31, 1994 and for all years and periods ended prior thereto. There are no pending claims asserted for Taxes against Dundee or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Dundee for any period. Dundee has not filed a consent to the application of Section 341(f) of the Code. Dundee has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local and other laws.

          (l) Title to Properties. Except as set forth on Schedule 3.1(l), Dundee has good and marketable title to all properties and assets reflected in the balance sheet dated December 31, 1994, included in the Dundee Financial Statements (or acquired after that date) and has valid leasehold interests in all properties and assets not reflected on such balance sheet but used by Dundee in its businesses, free and clear of any title defects, liens, charges, pledges, security interests, adverse claims, or other encumbrances, except (i) mortgages and liens securing debt reflected as liabilities on such balance sheet, (ii) liens for current taxes and assessments not in default, (iii) mechanics', carriers', workmen's, repairman's, statutory or common law liens either not delinquent or being contested in good faith and (iv) liens, mortgages, encumbrances, covenants, rights-of-way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which do not have an adverse effect on Dundee's use of the property affected. No person other than Dundee is entitled to possession or use of any of the properties of Dundee, whether owned or leased by Dundee. The real property, buildings, structures and improvements owned or leased by Dundee conform in all substantial respects to all applicable laws, ordinances and regulations, including zoning regulations, none of which would upon consummation of the Merger adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The properties and assets owned or leased by Dundee are adequate in all material respects for the conduct of its businesses as presently conducted.

          (m) Material Contracts. Schedule 3.1(m) contains a correct and complete list of the following (hereinafter referred to as the "Material Contracts"):

             (i) all bonds, interest rate swap agreements, debentures, loan agreements, notes, mortgages, deeds to secure debt, deeds of trust, indentures or guaranties to which Dundee is a party or by which it or its properties or assets are bound;

             (ii) all leases (whether capital or operating) under which Dundee is the lessee or lessor of real or personal property;

             (iii) all employment agreements of Dundee; and

             (iv) all existing contracts and commitments (other than those described in subparagraphs (i), (ii) or (iii) and any "Employee Plans" (as defined in Section 3.1(t)) to which Dundee is a party or by which any of its properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $100,000 individually, or which have a fixed term extending more than 12 months from the date hereof and which involve an annual commitment or annual payment by any party thereto of more than $50,000 individually.

     True and complete copies of all Material Contracts, including all amendments thereto, have been made available to Springs. Except as set forth on Schedule 3.1(m): (i) all Material Contracts are in full force and effect and constitute the valid and binding obligations of the respective parties thereto; (ii) there has not been and there currently is no default under any Material Contract by any party thereto; (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by Dundee or (to the knowledge of Dundee) any other party entitling any party to terminate a Material Contract; and (iv) the continuation, validity and effectiveness of all such Material Contracts under the current terms thereof and the current rights and obligations of Dundee thereunder will in no way be affected, altered or impaired by the consummation of the Merger. Except as disclosed in Schedule 3.1(m), there are no contracts or options to sell or lease any properties or assets of Dundee other than in the ordinary course of business.

          (n) Legal Proceedings. Except as set forth on Schedule 3.1(n), (i) there is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Dundee, contemplated or threatened against Dundee or any of its properties or assets (or any of its officers or directors in connection with the business of Dundee) before any arbitrator or Governmental Entity, domestic or foreign, which in the event of a final adverse determination, considered individually or in the aggregate with all such other claims, actions, suits or proceedings, would adversely affect the assets, liabilities, financial condition, results of operations, business or prospects of Dundee, or which seeks treble damages, seeks damages in connection with any of the transactions contemplated by this Agreement or to prohibit, restrict or delay consummation of the Merger or any of the conditions to consummation of the Merger or to limit in any material manner the right of Springs to control the Surviving Corporation or any aspect of the businesses of Dundee after the Effective Time, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person outstanding against Dundee having any such effect; and (ii) Dundee is not a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person against Dundee which, when considered individually or in the aggregate with all such other judgments, decrees, injunctions, rulings or orders, adversely affects the assets, liabilities, financial condition, results of operations, businesses or prospects of Dundee.

          (o) Labor Relations. Dundee is in compliance in all substantial respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and, to the knowledge of Dundee, is not engaged in any unfair labor or unlawful employment practice. Except as set forth on Schedule 3.1(o), to the knowledge of Dundee, there is no unlawful employment practice discrimination charge pending before the Equal Employment Opportunity Com-mission ("EEOC") or any EEOC recognized state "referral agency." To the knowledge of Dundee, there is no unfair labor practice charge or complaint against Dundee pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Dundee, threatened against or involving or affecting Dundee, and no NLRB representation question exists respecting any of their respective employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Dundee. Except for any Material Contract disclosed pursuant to Section 3.1(m), Dundee is not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to Dundee or that entitles the employees or consultant to receive any salary continuation or severance payment or retain any specified position with Dundee.

          (p) Insider Interests. Except as disclosed in the Dundee Financial Statements or on Schedule 3.1(p) no shareholder, affiliate, officer or director of Dundee (i) has any agreement with Dundee or any interest in any property, real or personal, tangible or intangible, including without limitation trade names or trademarks used in or pertaining to the businesses of Dundee, except for the normal rights as a shareholder or (ii) has any claim or cause of action against Dundee except for accrued compensation and benefits, expenses and similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to Employee Plans) with respect to employees of Dundee.

          (q) Intellectual Property. Schedule 3.1(q) lists all patents, trademarks, service marks, trade names, copyrights or applications for the foregoing, and all computer programs, firmware and documentation relating thereto, and all other intellectual properties other than trade secrets (which have been separately disclosed to Springs) (including such trade secrets, the "Intellectual Property") which are owned or are used and are necessary for the conduct of the businesses of Dundee, and all royalty, transfer or similar fees relating thereto. Dundee owns or has the right to use pursuant to an Intellectual Property Agreement (as hereinafter defined) all such Intellectual Property. Schedule 3.1(q) lists all licenses or other agreements (other than licenses of generally available software programs for personal computers) pursuant to which Dundee has any right to use or enjoy any Intellectual Property that is owned by others or pursuant to which Dundee is under a duty of confidentiality with respect to any Intellectual Property owned by others (the "Intellectual Property Agreements"). As to any Intellectual Property owned by Dundee, such Intellectual Property is owned free and clear of all claims of others, including employees, former employees or independent contractors of Dundee, and Dundee has received no notice that the use of such Intellectual Property in any business of Dundee violates or infringes upon the claimed rights of others. As to the Intellectual Property Agreements, (i) all such agreements are in full force and effect, (ii) neither Dundee nor, to the knowledge of Dundee, any other party thereto, is in default under any such agreement, (iii) Dundee is not and will not become obligated to make any additional royalty or similar payments under any such agreements as a result of the transactions contemplated by this Agreement, and (iv) the exercise by Dundee of its rights under any such agreements does not infringe upon the claimed rights of others. Dundee has not received any notice that any of the products or services of Dundee, nor any products held for future sale or license by Dundee, infringes upon the claimed rights of others. Except as set forth in Schedule 3.1(q), Dundee has not granted to any person any license or other right to use in any manner any of the Intellectual Property owned by Dundee has not granted any sublicense or right to use any Intellectual Property licensed to Dundee under the Intellectual Property Agreements; and Dundee has not granted any software licenses or sublicenses that would authorize any person to use any software licensed or sublicensed thereunder for any purpose other than uses solely internal to such person.

          (r) Insurance. Schedule 3.1(r) summarizes the amount and scope of all insurance policies or contracts providing coverage to Dundee. In the opinion of the management of Dundee, all such policies or contracts of insurance are in scope and in an amount usual and customary for businesses engaged in by Dundee and are sufficient for compliance with all requirements of law and of all agreements to which Dundee is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect and no notice of cancellation or termination of any such insurance policies has been given to Dundee by the carrier of any such policy. Through the date hereof, all premiums required to be paid in connection therewith have been paid in full.

          (s) Proxy Statement; Registration Statement. The information with respect to Dundee and its officers and directors that shall have been supplied by Dundee or its authorized representatives in writing for use in the definitive proxy statement that will be distributed to Shareholders of Dundee in connection with the meeting of such Shareholders (the "Dundee Shareholders Meeting") to approve the adoption of this Agreement (the "Proxy Statement") and that will form a part of the registration statement of Springs under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Springs Shares to be issued in the Merger (the "Registration Statement"), or in the Registration Statement, will not, on the date or dates the Proxy Statement is first mailed to shareholders of Dundee, or in the case of the Registration Statement at the time it becomes effective, and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Registration Statement or amendment thereto or any earlier communication in the preparation of which Dundee participated (including the Proxy Statement) to shareholders of Dundee with respect to the Merger.

          (t) Employee and Fringe Benefit Plans.

             (i) Schedule of Plans. Schedule 3.1(t) to this Agreement lists each of the following that Dundee or any Dundee Subsidiary either maintains, is required to contribute to or otherwise participates in (or at any time during the preceding seven years maintained, contributed to or otherwise participated in or as to which Dundee or any of its Subsidiaries has any unsatisfied material liability or obligation, whether accrued, contingent or otherwise:

                (A) any employee pension benefit plan ("Pension/Profit-Sharing Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any pension, profit-sharing, retirement, thrift or stock bonus plan;

                (B) any "multi-employer plan" ("Multi-Employer Plan") (as such term is defined in ERISA);

                (C) any employee welfare benefit plan ("Welfare Plan") (as such term is defined in ERISA); or

                (D) any other commission, bonus or deferred compensation, stock option, restricted stock, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees or agents of Dundee or any Dundee Subsidiary or their beneficiaries or dependents or with respect to which Dundee or a Dundee Subsidiary has any material liability, including any group health, life insurance, retiree medical, bonus, incentive or severance arrangement;

        (all of the foregoing in items (i), (ii), (iii) and (iv) being referred to as "Employee Plans"). "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Dundee is treated as a single employer pursuant to Code Section 414(b), (c), (m) or (o). Dundee has delivered to Springs (and Schedule 3.1(t) lists each item delivered) copies of the following: (A) each written Employee Plan, as amended (including either the original plan or the most recent restatement and all subsequent amendments); where applicable, (B) the most recent Internal Revenue Service ("IRS") determination letter issued with respect to each Pension/Profit-Sharing Plan; (C) the latest actuarial valuation (if any) for each Pension/Profit-Sharing Plan; (D) the three most recent annual reports on the Form 5500 series for each Employee Plan; (E) each trust agreement, insurance contract or document setting forth any other funding arrangement, if any, with respect to each Employee Plan; (F) the most recent ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for each Employee Plan;

        (G) each opinion or ruling from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") concerning any Employee Plan; and (H) each Registration Statement, amendment thereto and prospectus relating thereto filed with the SEC or furnished to participants in connection with any Employee Plan.

             (ii) Qualification. Except as set forth in Schedule 3.1(t) each Pension/Profit-Sharing Plan: (i) has received a favorable determination letter from the IRS to the effect that it is qualified under Code Sections 401(a) and 501, both as to the original plan and all restatements or material amendments; (ii) has never been subject to any assertion by any governmental agency that it is not so qualified; and
        (iii) has been operated so that it has always been so qualified.

             (iii) Accruals; Funding.

                (A) Pension/Profit-Sharing Plans. Schedule 3.1(t) fully and accurately discloses, as of the end of each Plan's most recently ended fiscal year (or, each Plan's second most recently ended fiscal year if the required information is not yet available for such Plan's most recently ended fiscal year) (such year end, as applicable, being referred to as the "Applicable Plan Year-End"), the total assets, and where applicable the actuarially computed present value of the accrued benefits or other liabilities or obligations, and the actuarially computed present value of the vested benefits or other liabilities or obligations, for each Pension/Profit-Sharing Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents) based on the actuarial assumptions set forth in the plan valuations included as part of Schedule 3.1(t), unless otherwise indicated on such Schedule. None of the Pension/Profit-Sharing Plans subject to ERISA Title IV has incurred any "accumulated funding deficiency" (as such term is defined in ERISA), there is no employer liability with respect to any of such Plans as determined in accordance with ERISA Section 4062, and the actuarially computed present value of the benefits of each such Plan, accrued to the Applicable Plan Year-End, does not exceed the value of the assets of such Employee Plan. Schedule 3.1(t) further sets forth as of the Applicable Plan Year End the actuarially computed present value of the accrued benefit liabilities of each such Pension/Profit-Sharing Plan subject to Title IV of ERISA, determined on the basis of the assumptions prescribed by the PBGC pursuant to ERISA Section 4044 for use in valuing accrued benefit liabilities upon a plan termination, and the value of such benefit liabilities does not exceed the value of the assets of any such Plan. There have been no material changes in the financial condition of any of the Pension/Profit-Sharing Plans since the Applicable Plan Year-End.

                (B) Other Plans. Schedule 3.1(t) fully and accurately discloses any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical, dental or life insurance arrangement and specifically designating any insured plan which provides for retroactive premium or other adjustments. The levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

                (C) Contributions.  Except as fully and accurately disclosed in
           Schedule 3.1(t): (I) Dundee and each Dundee Subsidiary have in all material respects made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law, or required to be paid as expenses under such Employee Plan, including PBGC premiums and amounts required to be contributed under Code Section 412; and (II) no excise taxes or liens are assessable against Dundee as a result of any nondeductible or other contributions made or not made to an Employee Plan or any other plan of an ERISA Affiliate.

             (iv) Reporting and Disclosure. Except as fully and accurately disclosed in Schedule 3.1(t), summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other federal law and the rules and regulations promulgated by the

        Department of Labor under ERISA and the Treasury Department or by the SEC with respect to the Employee Plans have been so filed, published or disseminated.

             (v) Prohibited Transactions; Terminations; Other Reportable Events. Except as set forth in Schedule 3.1(t):

                (A) neither Dundee nor any Dundee Subsidiary, any Employee Plan, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator or any person or entity holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) which could subject Dundee or a Dundee Subsidiary to any material tax, penalty or other cost or liability of any kind;

                (B) no termination has occurred with respect to any Employee Plan subject to ERISA since 1991;

                (C) no "reportable event" (as such term is defined in ERISA) (other than a reportable event for which the statutory notice requirements have been waived by regulation) has occurred with respect to any Employee Plan subject to Title IV of ERISA; and

                (D) no Internal Revenue Service or Department of Labor investigation with respect to any Employee Plan is currently underway or to Dundee's knowledge has been threatened.

             (vi) Claims for Benefits. Other than claims for benefits arising in the ordinary course of the administration and operation of the Employee Plans no claims, investigations or arbitrations are pending or to Dundee's knowledge threatened against any Employee Plan or against Dundee, any Dundee Subsidiary, any trust or arrangement created under or as part of any Employee Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any Employee Plan, and to Dundee's knowledge no basis to anticipate any such claim or claims exists.

             (vii) Other. Except as fully and completely disclosed in Schedule 3.1(t), Dundee and each Dundee Subsidiary have fully complied with all of their obligations under each of the Employee Plans and with all provisions of ERISA and any and all other law applicable to the Employee Plans. No written notice has been received by Dundee of any claim by any participant in the Employee Plans of any violations of such laws, and to the best knowledge of Dundee, no such claims are pending or threatened.

             (viii) Creation of Obligations By Reason of Merger. Except as set forth in Schedule 3.1(t), the execution of or performance of the transactions contemplated by this Agreement will not constitute an event under any Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, including any obligation to make a payment that would be nondeductible under Code Section 280G or any other Code provision.

             (ix) No Multi-Employer Plans. Except as set forth in Schedule 3.1(t), none of the Employee Plans are Multi-Employer Plans, and neither Dundee nor to Dundee's knowledge any ERISA Affiliate has any liability, joint or otherwise, for any withdrawal liability (potential, contingent or otherwise) under ERISA Title IV for a complete or partial withdrawal from any Multi-Employer Plan.

          (u) Major Customers. Schedule 3.1(u) sets forth (i) the names of the twenty largest customers of Dundee in each of its four principal product lines (i.e., retail and institutional towels, baby products and health care products) based on revenues during the year ended August 31, 1994; and (ii) the name of each customer of Dundee (a) described in clause (i), or (b) which during the year ended August 31, 1994, or during the four months ended December 31, 1994, generated revenue or annualized revenue, respectively, of $300,000 or more, and in either case as to which Dundee has received notice or otherwise has a reasonable basis to believe that such customer will terminate or materially reduce its purchases from Dundee on or before December 31, 1995.

          (v) Environmental.  Except as set forth in Schedule 3.1(v):

             (i) no generation, storage, presence, contamination, transport, emission, discharge or "release" (as such term is defined in 42 U.S.C. sec.9601(22)) of any Hazardous Substance (as defined below) exists or is occurring (or has existed or occurred) from, under or upon, any property owned, leased, used or controlled at any time by Dundee or any predecessor of Dundee;

             (ii) there is no past or present action, activity, event, omission, condition or circumstance (A) that could be reasonably expected to require Dundee to incur costs of removal, remedial, response or corrective action (and the terms "removal," "remediation" and "response" action include the types of activities covered by CERCLA (as defined below) pursuant to any Environmental Laws (as defined below) with respect to any Hazardous Substances or Waste (each as defined below) or
        (B) that could be reasonably expected to give rise to any common law or statutory liability (including punitive or exemplary damages and whether assessed with respect to personal injury or property damage, negligence, nuisance, trespass, damage to natural resources or the environment or otherwise) on the part of Dundee;

             (iii) Dundee (A) has obtained, maintained and complied with all permits, registrations, licenses, approvals and other authorizations (collectively, "Permits") that are required for the operation of its businesses or the ownership or operation of any of its properties, and
        (B), has maintained all records and has made all filings required by applicable Environmental Laws for Dundee's operations at past or present operating levels, including all records, filings and Permits with respect to treatment, storage, presence, contamination, generation, transport, emission, discharge or release into the environment of any substance (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials and petroleum or any fractions or by-products of it);

             (iv) without limiting or being limited by the foregoing, Dundee is (and has been) otherwise in compliance with all Environmental Laws in respect of any of the properties owned, leased, used or controlled at any time by Dundee of any of the products, business operations or other activities of Dundee, and no facts or circumstances exist that could be reasonably expected to interfere with Dundee's compliance with Environmental Laws; and

             (v) Dundee has not received since December 31, 1991 any notice of any action, activity, event, pending or threatened investigation, condition or circumstance covered by any of clauses (i), (ii), (iii) or
        (iv) above or otherwise alleging any liability or potential liability under any Environmental Law, including CERCLA and OSHA (as defined below).

        Schedule 3.1(v) to this Agreement lists: (A) all Permits, regulatory plans and compliance schedules of Dundee pertaining to its businesses, together with their expiration and renewal dates (a copy of which have been delivered by Dundee to Springs) and all environmental audit reports or site investigations with respect to any facilities or properties currently or formerly used by Dundee in its businesses; (B) all Waste dumps and disposal, treatment and storage sites used by Dundee in connection with its businesses or located on real property owned, used or leased by Dundee at any time, and the names of the entities that have been engaged in the handling, transportation and disposal of waste materials for Dundee; (C) the material safety data sheets ("MSDS") for each "hazardous chemical" (as such term is defined under OSHA) produced by (or in products produced by) or used by Dundee; (D) all "underground storage tanks" (as defined under RCRA) and the Substances stored in them presently or formerly located on any real properties currently or formerly owned, leased or operated by Dundee; (E) all asbestos on property owned, leased or used by Dundee and (F) Emergency and Hazardous Chemical Inventory Forms for each "toxic chemical" which Dundee has notice that it is required to furnish pursuant to the Emergency Planning and Community Right to Know Act of 1986. "Environmental Laws" means and includes: (i) all applicable federal, state, or local laws relating to protection, preservation, or restoration of the environment, prevention or minimization of pollution, control and tracking of Hazardous Substances and Wastes, protection of public or employee health and safety, or similar matters, or the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances (as defined below) and any record keeping, notification and reporting requirements of them, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act of 1986, the Occupational Safety and Health Act of 1970 ("OSHA") and all comparable state and local laws, as amended from time to time, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance or Waste. "Hazardous Substance" means and includes: [s] any substance currently or which, to the knowledge of Dundee, may in the future be listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law (including any substances defined as "hazardous substances" under CERCLA), whether by type or by quality, including any material containing any such substance as a component, petroleum and any products or fractions thereof; and [t] any toxic or hazardous wastes, materials, pollutants or substances regulated under any other applicable law, including any so-called "Super Fund" or "Super Lien" legislation, now existing or hereafter enacted, relating to environmental, pollution or similar matters. "Waste" means and includes any garbage, refuse or waste, whether or not involving Hazardous Substances.

          (w) Continuity of Stock Ownership.

             (i) To the best of the knowledge of the executive officers of Dundee, there is no plan or intention by the holders of Dundee Shares to sell, exchange, or otherwise dispose of a number of Springs Shares received in the Merger that would reduce the ownership of Springs Shares by the holders of Dundee Shares to a number of Springs Shares having a value, as of the date of the Merger, of less than 50 percent of the value of all the formerly outstanding Dundee Shares as of the same date. For purposes of this representation, Dundee Shares Exchanged for cash pursuant to Section 2.3, surrendered by dissenters or exchanged for cash in lieu of fractional Springs Shares will be treated as outstanding on the date of the Merger. Moreover, Dundee Shares and Springs Shares held by holders of Dundee Shares and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation;

             (ii) SubCorp will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Dundee immediately prior to the transaction. For purposes of this representation, amounts paid by Dundee to dissenters, Dundee assets used to pay its Merger expenses, and all redemptions and distributions (except for regular, normal dividends) made by Dundee immediately preceding the Merger, will be included as assets of Dundee held immediately prior to the Merger; and

             (iii) the liabilities of Dundee to be assumed by Subcorp and the liabilities to which the assets of Dundee are subject were incurred by Dundee in the ordinary course of business.

          (x) Fairness Opinion. The Board of Directors of Dundee has received an opinion from The Robinson-Humphrey Company, Inc. as of the date of this Agreement to the effect that the consideration to be received by the holders of the Dundee Shares pursuant to the Merger is fair to such holders from a financial point of view.

          (y) Brokers, Finders and Investment Bankers. None of Dundee or any of its officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement, except that Dundee has arrangements with The Robinson-Humphrey Company, Inc., the complete terms of which have been disclosed to Springs.

     3.2 Representations and Warranties by Springs. Springs represents and warrants to, and agrees with, Dundee as of the date hereof and as of the Closing as follows and, as to matters regarding Subcorp, Subcorp represents and warrants to, and agrees with, Dundee as of the date hereof and as of the Closing as follows:

          (a) Organization and Qualification, etc. Springs is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, has the corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted. SubCorp is a corporation duly organized under the laws of the State of Georgia and has the corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted. The copies of Springs's Articles of Incorporation and Bylaws and Subcorp's Articles of Incorporation and Bylaws, in each case, as amended to date, which have been delivered to Dundee, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.

          (b) Capitalization. The authorized capital stock of Springs consists of 40,000,000 Springs Shares, 20,000,000 shares of Class B Common Stock (the "Springs Class B Shares") and 1,000,000 shares of $1.00 par value preferred stock (the "Springs Preferred Shares"). As of December 31, 1994, 9,764,558 Springs Shares were validly issued and outstanding, fully paid and non-assessable, and 119,585 Springs Shares were held in the treasury of Springs. As of December 31, 1994, 7,830,375 Springs Class B Common Shares were validly issued and outstanding, fully paid and nonassessable, and no Springs Class B Common Shares were held in the treasury of Springs. No Springs Preferred Shares are issued or outstanding or held in the treasury of Springs. The authorized capital stock of Subcorp consists of 10,000 shares of common stock of no par value, of which 1,000 shares are validly issued and outstanding, fully paid and non-assessable. Springs owns all of the outstanding share of Subcorp, and no shares of Subcorp are held in its treasury.

          (c) Authority. Each of Springs and Subcorp has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Springs and SubCorp hereby. The execution and delivery by each of Springs and Subcorp of this Agreement and the consummation by each of Springs and Subcorp of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors (or a duly authorized committee thereof) and by Springs as the sole shareholder of Subcorp. No other corporate action on the part of Springs or Subcorp is necessary to authorize the execution and delivery of this Agreement by Springs or Subcorp or the consummation by Springs or Subcorp of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Springs and Subcorp and is a valid, binding and enforceable agreement of Springs and Subcorp.

          (d) Non-Contravention. The execution and delivery of this Agreement by Springs and Subcorp do not and, subject to the expiration of the applicable waiting periods after the filings required by the HSR Act referred to in paragraph (e) below, the consummation by Springs and Subcorp of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Springs or Subcorp or (ii) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both) any obligation or benefit under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets or property of Springs or Subcorp pursuant to any provision of, any contract, agreement, commitment, undertaking, arrangement or understanding to which Springs or any of its Subsidiaries is a party or bound or to which any of their assets or properties are subject that is (A) described in Item 14(a)(3) of Springs Annual Report (as hereinafter defined) in response to Items 601(b)(4) and 601(b)(10) of Regulation S-K, (B) described in Item 6(a) of Part II of the Springs Quarterly Reports (as hereinafter defined) in response to Items 601(b)(4) and 601(b)(10) of Regulation S-K or (C) required to be disclosed in Item 21(a) of the Registration Statement in response to Items 601(b)(4) and 601(b)(10) of Regulation S-K (a "Springs Material Contract"), or any law, ordinance, regulation, order, arbitration award, judgment or decree to which Springs or Subcorp is a party or by which either of them or their respective assets or properties is bound, and the same does not and will not constitute an event permitting termination of any

     Springs Material Contract, if such violation, conflict, default, acceleration, termination, entitlement, creation or imposition of a lien, charge, pledge, security interest or other encumbrance or event would, when taken together with all other such violations, conflicts, defaults, accelerations, terminations, entitlements to accelerate, creations and impositions of liens, charges, pledges, security interests and other encumbrances and events, affect adversely the assets, liabilities, financial condition, results of operations, business or prospects of Springs and its Subsidiaries taken as a whole.

          (e) Consents. Except for the filing of the Registration Statement with the SEC and state securities commissions, filings with the FTC and Justice as required by the HSR Act, the filing of the Certificate of Merger with the Secretary of State of Georgia, no consent, authorization, order or approval, or filing or registration with, any Governmental Entity is required for or in connection with the execution and delivery of this Agreement by Springs or Subcorp and the consummation by Springs and Subcorp of the transactions contemplated hereby, if the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have an adverse effect on the consummation of the Merger.

          (f) Periodic Reports. The information in the Springs's Annual Report on Form 10-K for the year ended January 1, 1994, including the proxy statement incorporated by reference therein (the "Springs Annual Report"), and its Quarterly Reports on Form 10-Q for the first three quarters of 1994 (the "Springs Quarterly Reports") (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) Financial Statements. Springs has previously furnished Dundee with a true and complete copy of the consolidated balance sheets of Springs and its Subsidiaries as of January 1, 1994, January 2, 1993 and December 28, 1991 and the related consolidated statements of operations, retained earnings and cash flows for the years then ended, including the notes thereto, certified by Deloitte & Touche, independent certified public accountants (the "Springs Audited Financial Statements"). The Springs Audited Financial Statements and the financial statements included in the Springs Quarterly Reports (together with the Springs Audited Financial Statements, the "Springs Financial Statements") have been prepared from, and are in accordance with, the books and records of Springs and its Subsidiaries and present fairly in all material respects the consolidated financial position and consolidated results of operations of Springs and Springs's Subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied, except as otherwise stated in such financial statements (including the notes thereto) and the audit reports thereon.

          (h) Absence of Certain Changes or Events. Since October 1, 1994, there has not been any material adverse change in the business, financial condition or results of operations of Springs and its Subsidiaries, taken as a whole.

          (i) Proxy Statement; Registration Statement. The information with respect to Springs, its officers and directors and its Subsidiaries (including SubCorp) that shall have been supplied by Springs or its authorized representatives in writing for use in the Proxy Statement or as contained in the Registration Statement, will not, on the date or dates the Proxy Statement is first mailed to shareholders of Dundee, or in the case of the Registration Statement at the time it becomes effective, and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct statements in any earlier filing with the SEC of such Registration Statement or amendment thereto or any earlier communication in the preparation of which Springs participated (including the Proxy Statement) to shareholders of Dundee or Springs with respect to the Merger.

          (j) Absence of Undisclosed Liabilities and Agreements. Except as set forth on the balance sheet as of October 1, 1994 included in the Springs Quarterly Reports, neither Springs nor any of its Subsidiaries had, as of October 1, 1994 debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation any uninsured liabilities resulting from failure to comply with any law applicable to the conduct of its business) required by generally accepted accounting principles to be set forth on such balance sheet or disclosed in the notes thereto.

          (k) Activities of Subcorp. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Subcorp has neither incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          (l) Brokers, Finders and Investment Bankers. None of Springs, any of its Subsidiaries or any of their respective officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement, except that Springs has arrangements with Goldman, Sachs & Co. and McGrath & Company, the complete terms of which have been disclosed to Dundee.

          (m) Governmental authorization and Compliance with Laws. Springs is in substantial compliance in all respects with all laws, orders, regulations, policies and guidelines of all Governmental Entities applicable to Springs or any of its businesses or properties and assets. Springs has all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its businesses. No notice has been issued and to Springs' knowledge no investigation or review is pending or threatened against Springs by any Governmental Entity (i) with respect to any alleged violation by Springs of any law, order, regulation, policy or guidelines of any Governmental entity, or (ii) with respect to any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of Springs, except for violations or failures that, individually or in the aggregate, would not materially and adversely affect the assets, liabilities, financial condition, results of operations or business of Springs and its Subsidiaries, taken as a whole. Springs is not in violation of any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality, arbitrator or other person.

          (n) Legal Proceedings. There is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Springs, contemplated or threatened against Springs or any of its properties or assets (or any of its officers or directors in connection with the business of Springs) before any arbitrator or Governmental Entity, domestic or foreign, which in the event of a final adverse determination, considered individually or in the aggregate with all such other claims, actions, suits or proceedings, would materially and adversely affect the assets, liabilities, financial condition, results of operations or business of Springs and its Subsidiaries, taken as a whole, nor it there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person outstanding against Springs having such effect; and (ii) Springs is not a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person against Springs which, when considered individually or in the aggregate with all such other judgments, decrees, injunctions, rulings or orders, adversely affects the assets, liabilities, financial condition, results of operations or business of Springs and its Subsidiaries, taken as a whole.

                                   ARTICLE 4

                      ADDITIONAL COVENANTS AND AGREEMENTS

     4.1 Conduct of Business. During the period from the date hereof to the Effective Time (except as required by law, as set forth on Schedule 4.1 and for the transactions contemplated by this Agreement):

          (a) Operation by Dundee in the Ordinary Course of Business. Dundee shall conduct its operations according to its ordinary and usual course of business in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its business organization, keep available the services of its officers and employees, and maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with it. Dundee shall prepare and file all federal, state, local and foreign returns for Taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Springs, at its request, to review all such returns, reports, filings and amendments at Dundee's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

          (b) Forbearances by Dundee. Dundee shall not, without the prior written consent of Springs, which consent shall not be unreasonably withheld (and shall be deemed given if no written response shall have been made within five (5) days after receipt by Springs of a written request therefor by Dundee):

             (i) incur any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of business, or pay any debt, liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt (including interest when due) in each case only in accordance with the terms of the document creating and evidencing such debt, or fail to pay any debt when due or take or fail to take any action, which taking or failing to take would permit any debt to be accelerated;

             (ii) assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation;

             (iii) declare, set aside or pay any dividend (whether in cash, capital stock or property) with respect to its capital stock or declare or make any distribution on, redeem, or purchase or otherwise acquire any Dundee Shares, or split, combine or otherwise similarly change the outstanding Dundee Shares, or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action;

             (iv) mortgage, pledge or otherwise encumber any property or asset, except in the ordinary and usual course of business;

             (v) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary and usual course of business but in no event shall any such sale or disposition exceed $100,000;

             (vi) acquire any subsidiary or make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation, except in the ordinary and usual course of business but in no event greater than $100,000;

             (vii) fail to perform in all material respects its obligations under Material Contracts (except those being contested in good faith) or enter into, assume or amend any contract or commitment that (A) extends for more than six months after the date of this Agreement and calls for the payment or receipt of more than $50,000 by Dundee, or (B) would be a Material Contract other than, in the case of this clause (B), contracts or the sale of products entered into in the ordinary and usual course of business;

             (viii) except as set forth on Schedule 4.1(b)(viii) and except for regularly scheduled increases for non-officer employees made prior to the Effective Time in accordance, both as to timing and amount, with normal prior practice, increase in any manner the compensation or fringe benefits of any of its officers or employees or pay or agree to pay any bonus or severance pay or pension or retirement allowance not required by any existing plan or agreement to any of its officers or employees, or commit itself to or enter into any employment agreement or any incentive compensa-tion, deferred compensation, profit sharing, stock option, stock purchase, savings, consulting, retirement, pension or other "fringe benefit" plan or arrangement with or for the benefit of any officer, employee or other person;

             (ix) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse, unless Dundee makes reasonable efforts to obtain simultaneously with such termination or cancellation replacement policies providing substantially the same coverage on commercially reasonable terms and, if so available, such replacement policies shall be maintained in full force and effect;

             (x) amend its Articles of Incorporation or Bylaws;

             (xi) enter into any union, collective bargaining or similar agreement;

             (xii) make sales of goods other than in accordance with its customary practices regarding price and credit or make any shipment of goods other than in accordance with its customary practices regarding delivery dates requested by customers; or

             (xiii) enter into an agreement or commitment to do any of the things described in clauses (i) through (xii).

In connection with the continued operation of the businesses of Dundee between the date of this Agreement and the Effective Time, Dundee shall confer in good faith on a regular and frequent basis with one or more representatives of Springs designated in writing to receive reports on operational matters and the general status of ongoing operations, and Springs shall be entitled to have its representatives present in the offices, plants and other facilities of Dundee to monitor its business activities and its compliance with the provisions of this Agreement. Dundee acknowledges that Springs does not and will not waive any rights it may have under this Agreement as a result of such consultations including the requirement that Dundee obtain the written consent of Springs to certain actions as required by this Section 4.1(b), nor shall Springs be responsible for any decisions made by Dundee's officers and directors with respect to matters which are the subject of such consultation.

          (c) Actions by Springs. Springs shall not, without the prior written consent of Dundee, which consent shall not be unreasonably withheld (and shall be deemed given if no written response shall have been made within five (5) days after receipt by Dundee of a written request therefor by Springs):

             (i) declare, set aside or pay any dividend (whether in cash, capital stock or property) with respect to its capital stock or declare or make any distribution on any of its capital stock, except for regular quarterly dividends at a rate not exceeding 125% of the last such dividend; or

             (ii) amend its Articles of Incorporation or Bylaws in any manner that adversely affects the rights of holders of Springs Shares.

     4.2 Meeting of Dundee Shareholders.

          (a) Approval of Merger. Dundee covenants and agrees that its Board of Directors shall (i) cause the Dundee Shareholders Meeting to be duly called and held in accordance with Dundee's Articles of Incorporation, its Bylaws and applicable law as soon as reasonably practicable to consider and vote upon this Agreement; (ii) recommend approval of this Agreement to the holders of the Dundee Shares; and (iii) use its best efforts to cause such meeting to take place and to obtain the approval by the holders of the Dundee Shares of the Merger and other transactions contemplated by this Agreement in accordance with its Articles of Incorporation, Bylaws and the GBCC.

          (b) Other Matters. At the Dundee Shareholders Meeting the holders of the Dundee Shares will be asked to approve or ratify the following matters:

             (i) all issuances or sales by Dundee of Dundee Shares since July 1, 1989; and

             (ii) the waiver of preemptive rights by holders of Dundee Shares with respect to all issuances or sales of Dundee Shares by Dundee since February 1, 1990.

     4.3 Best Efforts; Further Assurances; Cooperation. Subject to the other provisions in this Agreement, the parties hereto shall each use their best efforts to perform their respective obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement, including without limitation:

          (a) Regulatory Action. Subject to the terms and conditions of Section 4.12, Dundee and Springs shall promptly make their respective filings and submissions and shall take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to (i) comply with the provisions of the HSR Act and (ii) obtain any other required approval of any other Governmental Entity with jurisdiction over the transactions contemplated by this Agreement.

          (b) Certain Legal Proceedings.  Subject to the terms and conditions of
     Section 4.12, in the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use their best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use their best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

          (c) Notice. Each party shall give prior written notice to the others of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Dundee, Springs or SubCorp, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or that will or may result in the failure to satisfy any of the conditions specified in Article 5 and (ii) any failure of Dundee, Springs or SubCorp, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     4.4 Investigation. Dundee agrees to permit Springs and its authorized representatives to have or cause them to be permitted to have, after the date hereof and until the Effective Time, full access to the premises, books and records of Dundee at reasonable hours, and, subject to Dundee's consent which shall not be unreasonably withheld, to enter upon any and all of the properties of Dundee for purposes of testing of the soil, water, groundwater, tanks, containers, effluent, equipment, building components, raw materials, finished products and wastes, or conducting such other tests and studies as Springs or its consultants in their reasonable opinion deem appropriate or necessary, and the officers of Dundee will furnish Springs with such financial and operating data and other information with respect to Dundee's business and properties as Springs shall from time to time reasonably request. Dundee will instruct its auditing firm to permit Springs and its representatives, including its auditing firm, to review the work papers of Dundee's Auditors relating to their examination of the Dundee Audited Financial Statements. No investigation by Springs heretofore or hereafter made shall affect the representations and warranties of Dundee, and each such representation and warranty shall survive any such investigation, subject to Section 7.5. Springs covenants and agrees to hold all information received by it in connection herewith in accordance with the Confidentiality Agreement dated January 6, 1995 between Springs and Dundee (the "Confidentiality Agreement").

     4.5 Expenses. Except as otherwise provided in this Agreement, if the Merger is not consummated, all costs and expenses (including any brokerage commissions or any finder's or investment banker's fees and including attorney's and accountants' fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that Springs and Dundee shall share equally the costs of printing the Proxy Statement and Registration Statement and filing such documents with the SEC and any state securities commission.

     4.6 No Solicitation of Transactions. From the date hereof until the Effective Time or until this Agreement is terminated or abandoned as provided in
Article 6, Dundee shall not, directly or indirectly, through any officer, director, agent, shareholder or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below in this Section 4.6), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries to take any such action, and Dundee shall notify Springs thereof orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, Dundee shall deliver to Springs a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 4.6 or elsewhere in this Agreement shall prohibit the Board of Directors of Dundee, as the case may be, from: (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide proposal, which is not subject to any material contingencies that the Board of Directors of Dundee determines in good faith are not reasonably capable of being satisfied (and nothing contained in this Section 4.6 or elsewhere in this Agreement shall prohibit Dundee from holding discussions necessary to make this determination), to acquire Dundee pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction if, and only to the extent that, (A) the Board of Directors of Dundee, after consultation with and based upon the advice of independent legal counsel (who may be Dundee's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of Dundee to comply with its fiduciary duties to shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Dundee (I) provides reasonable notice to Springs to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and
(II) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in the Confidentiality Agreement; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 4.2 following the occurrence of a Competing Transaction if the Board of Directors of Dundee, after consultation with and based upon the advice of independent legal counsel (who may be Dundee's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of Dundee to comply with its fiduciary duties to shareholders under applicable law. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving
Dundee: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of Dundee, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Dundee or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of Dundee; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Nothing in this Section 4.6 shall (i) permit Dundee to terminate this Agreement, (ii) permit Dundee to enter into any agreement with respect to a Competing Transaction during the term of this Agreement or (iii) affect any other obligation of Dundee under this Agreement.

     4.7 Registration Statement and Proxy Statement. Springs shall, and Dundee shall cooperate in taking steps to, (i) prepare and file with the SEC as soon as is practicable the Registration Statement, which shall contain a preliminary draft of the Proxy Statement, and (ii) use best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable. Promptly after the Registration Statement has been declared effective by the SEC, Dundee shall mail the Proxy Statement to the holders of Dundee Shares, and Dundee shall use its best efforts to solicit proxies in favor of the adoption and approval of this Agreement and the Merger. Springs shall also take any action required to be taken under state blue sky or securities laws in connection with the Merger. The Registration Statement and the Proxy Statement shall conform as to form in all material respects with all applicable requirements of the federal securities laws and Georgia law.

     4.8 NYSE Listings. Springs shall cause the Springs Shares to be issued in connection with the Merger to be authorized for listing on the New York Stock Exchange, upon official notice of issuance, prior to the Effective Time.

     4.9 Affiliates of Dundee. Dundee will provide Springs with such information as Springs may reasonably request to determine the identity of those persons (as defined in Rule 145(e)) who may be deemed "affiliates" of Dundee under Rule 145 promulgated by the SEC under the Securities Act, and shall identify those persons whom Dundee believes may be deemed affiliates thereunder at the time the Merger is submitted to a vote of Dundee's shareholders. Dundee shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to Springs prior to the Closing a written agreement (an "Affiliate Agreement") providing that such person will not sell, pledge, transfer or otherwise dispose of the Springs Shares to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. Springs shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act for the purposes of resales of Springs Shares by "affiliates" or to deliver any certificates evidencing Springs Shares to any "affiliate" from whom an Affiliate Agreement has not been received unless any such certificate contains a legend stating in substance that Springs may refuse to transfer such Springs Shares in the absence of an effective Registration Statement as to such transfer, or unless Springs receives an opinion of counsel satisfactory to Springs that registration with respect to such transfer is not required. Such Affiliate Agreements shall provide that such "affiliates" agree that during the period of time following the consummation of the Merger when the Springs Shares of "affiliates" may be sold without registration only in compliance with Rule 145 there may be placed upon the certificates representing Springs Shares received by them pursuant to the Merger, or any substitutions therefor, a legend stating in substance that Springs may refuse to transfer such shares in violation of the Affiliate Agreement or in the absence of an effective Registration Statement as to such transfer, or an opinion of counsel satisfactory to Springs that such registration is not required.

     4.10 Rule 145. Springs covenants for a period of three years following the Effective Time of the Merger that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the SEC thereunder (or, if Springs is not required to file such reports, it will, upon the request of any holder of Springs Shares issued in connection with the Merger, make publicly available other information so long as it is necessary to permit sales under Rule 145 under the Securities Act but only if Springs otherwise makes such information publicly available), that it will take such further action as any holder of Springs Shares issued in connection with the Merger may reasonably request, all to the extent required from time to time to enable such shareholders to sell Springs Shares within the limitation of the exemptions provided by (i) Rule 145 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

     4.11 Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance unless Springs or Dundee is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable NYSE rules and then only after making a reasonable attempt to comply with provisions of this Section 4.11.

     4.12 Antitrust Challenges. In the event a suit is instituted challenging the Merger as violative of the antitrust laws, each of Springs and Dundee will use its best efforts to defend against such suit. Springs and

Dundee will use their best efforts to take such action as may be required by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of the antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the Merger; provided, however, that Springs shall not be required to agree to any divestiture by Springs or Dundee or any of Springs' Subsidiaries of any shares of capital stock or of any business, properties or assets of Springs or Dundee or any of Springs' Subsidiaries, or the imposition of any material limitation on the ability of Springs to conduct such business or to own or exercise control of such stock, business, properties or assets.

     4.13 Employee Matters.

          (a) Employee Benefits and Agreements. Springs shall provide the employees of Dundee as of the Effective Time with employee benefit plans that are in the aggregate not materially less favorable to such employees than the Employee Plans provided by Dundee and shall give each Dundee employee credit for employment with Dundee for purposes of eligibility to participate in, vesting and eligibility to receive benefits (but not for purposes of retirement plan benefit accruals) under such plans; provided, however, that, except as otherwise specifically provided in subsection (b), nothing in this Agreement shall be deemed to require Springs to cause to be continued any employee's employment, responsibilities or officer title for any definite period.

          (b) Employment. Springs will cause the Surviving Corporation to agree to employ each of the Dundee employees listed on Schedule 4.13(b) for the number of months following the Closing set forth beside his name on
     Schedule 4.13(b) (the "Initial Term") for compensation at the annual rate set forth beside the employee's name on Schedule 4.13(b); provided, however, that either Springs or any such employee shall be entitled to terminate the employment of such employee effective upon the completion of his Initial Term, after not less than two weeks notice to the other party, and upon such termination the terminated employee shall receive a one time payment equal to the amount set forth beside his name on Schedule 4.13(b). No such employee shall be required by Springs to relocate during his Initial Term without such employee's consent. Such employment shall be in such executive capacity and with such title as Springs shall determine. In addition, Springs shall offer to employ Lowell Belk until December 31, 1997 at total annual compensation of at least $118,000, provided that he agrees to relocate his office to Lancaster, S.C. at the request of Springs.

          (c) Springs agrees that upon any termination or suspension of further benefits accruals under Dundee's qualified pension plans, any funds held in trust for the pension plans will be credited to the accounts of pension plan participants of those plans in those or other qualified employee benefit plans as Springs may determine subject to any applicable ERISA requirements.

          (d) Springs agrees to guarantee Dundee's obligations under the Dundee Mills Supplemental Executive Retirement Plan following the Closing.

     4.14 Indemnification.

          (a) Articles of Incorporation; ByLaws. At the Effective Time, the Articles of Incorporation and Bylaws of Dundee will contain provisions relating to limitation of liability and indemnification which shall be continued in the Articles of Incorporation and Bylaws of the Surviving Corporation. Springs agrees that these provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation will be deemed to have been duly adopted by Dundee and will be complied with by the Surviving Corporation. From and after the Effective Time, Springs will not take any action, nor permit any action to be taken, which would change or amend the provisions of the Articles of Incorporation or Bylaws of the Surviving Corporation in effect at the Effective Time relating to limitation of liability or indemnification, prior to the expiration of all statutes of limitation applicable to events occurring on or prior to the Effective Time, in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were entitled to the benefits of such provisions.

          (b) Reorganization, etc. In the event the Surviving Corporation or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 4.14.

     4.15 Accountants' Letters. Each of Dundee and Springs agrees to use its best efforts to obtain and deliver to the other letters of Springs Auditors and Dundee's Auditors, dated the date of the Proxy Statement/Prospectus included within the Registration Statement, the effective date of the Registration Statement and the Closing Date (or such other dates reasonably acceptable to the parties) with respect to certain financial statements and other financial information included in the Registration Statement, which letters shall be in form reasonably satisfactory to the addressee.

     4.16 Financial Statements of Dundee. Dundee shall cause to be prepared and delivered to Springs as soon as practicable after they have been prepared (but in no event later than February 15, 1994) unaudited balance sheets of Dundee as of December 31, 1994 and December 31, 1993 and the related unaudited statements of income, stockholders equity and cash flows, including the notes thereto. Such financial statements shall be in conformity with GAAP in all respects and shall otherwise meet the requirements for Dundee Financial Statements in Section 3.1(g), and shall be prepared in such manner and include such information necessary in order to satisfy Springs' disclosure requirements under the United States securities laws as determined by Springs in its reasonable judgment.

     4.17 Springs Actions. Following the Effective Time, Springs shall not take any action that would disqualify, or fail to take any action necessary to preserve, the Merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 5

                            CONDITIONS TO THE MERGER

     5.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          (a) Dundee Shareholder Approval. This Agreement and the Merger shall have been approved at the Dundee Shareholders Meeting duly called and held in accordance with Dundee's Articles of Incorporation and Bylaws and the GBCC, by the holders of a majority of the Dundee Shares outstanding and entitled to vote thereon.

          (b) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

          (c) Tax Effect of Merger. Dundee and Springs shall each have received a written opinion of Sutherland, Asbill & Brennan, in form reasonably satisfactory to Dundee and Springs (the "Tax Opinion"), to the effect that to the extent the Merger Consideration is comprised of Springs Shares, the Merger shall be treated as a tax-free reorganization under the applicable provisions of the Code. In connection with the Tax Opinion, Sutherland, Asbill & Brennan shall be entitled to make factual assumptions as are customary in similar tax opinions, and such factual assumptions shall be confirmed by certificates executed by responsible officers of Dundee and Springs. Sutherland, Asbill & Brennan may also rely on all representations, warranties, covenants and agreements of the parties contained in this Agreement or any Schedule hereto.

          (d) Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the SEC pursuant to the Exchange Act and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC.

          (e) NYSE Listing. The Springs Shares to be issued in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

     5.2 Conditions to Obligations of Springs and SubCorp. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of Springs, prior to or at the Closing, of each of the following conditions:

          (a) Consents, Authorizations, etc. All consents, authorizations and approvals required under the items listed on Schedule 3.1(e) shall have been obtained or made.

          (b) Injunction, etc. The consummation of the Merger will not violate the provisions of any injunction, order, judgment, decree, law or regulation applicable or effective with respect to Springs, SubCorp or their respective officers and directors. No suit or proceeding shall have been instituted by any person, or, to the knowledge of Springs, shall have been threatened by any Governmental Entity, which seeks (i) to prohibit, restrict or delay consummation of the Merger or to limit in any material respect the right of Springs to control any material aspect of the business of Springs and its Subsidiaries or Dundee and its Subsidiaries after the Effective Time, or (ii) to subject Springs or Dundee or their respective directors or officers to material liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the transactions contemplated by this Agreement; provided, however, that in the case of (ii) above, Springs shall have made a good faith determination that a substantial basis exists which would support a finding of such liability against the officers and directors of Dundee or Springs.

          (c) Representations and Warranties. The representations and warranties of Dundee contained in this Agreement shall have been true and correct in all respects at the date hereof and shall also be true and correct in all respects at and as of the Effective Time, except for changes contemplated in this Agreement, with the same force and effect as if made at and as of the Effective Time, except in either case as such representations and warranties by their terms relate only to periods of time prior to the Effective Time, or except where the failure of any representation and warranty to be true and correct would not have a material adverse effect on the assets, liabilities, financial condition, results of operations, business or prospects of Dundee; and Dundee shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

          (d) Affiliate Agreements. There shall have been delivered to Springs Affiliate Agreements as described in Section 4.9.

          (e) Certificate. Dundee shall have delivered to Springs a certificate, dated as of the Effective Time, of the Chief Executive Officer and the Chief Financial Officer of Dundee to the effect that (i) they are familiar with the provisions of this Agreement and (ii) to the best of their knowledge the conditions specified in paragraph (c) of this Section
     5.2 have been satisfied. Such certificate shall also specify the number of issued and outstanding shares of Dundee Common Stock and shall certify that to the best of their knowledge there has been no violation by Dundee of Sections 4.1 or 4.6 hereof.

          (f) Opinion and Confirmation of Dundee's Counsel.

             (i) Springs and Subcorp shall have received an opinion or opinions, dated as of the Effective Time, of King & Spalding in form and substance and with such exceptions and limitations as shall be reasonably satisfactory to Springs, substantially to the effect that:

                (A) Dundee is a corporation incorporated, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and authority to own its properties and assets and to conduct its business as it is described in the Registration Statement.

                (B) The authorized capital stock of Dundee consists of 200,000 Dundee Shares. As of the date of such opinion, there are 46,728 Dundee Shares issued and outstanding. Dundee owns all of the outstanding shares of capital stock of its Subsidiaries.

                (C) Dundee has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Dundee. The Agreement has been duly adopted by the Board of Directors of Dundee and duly approved by its shareholders, duly executed and delivered by Dundee, and is a valid and binding agreement of Dundee enforceable in accordance with its terms, subject to: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally; and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, provided that no opinion is expressed with respect to the enforceability of Sections 4.6, 6.2 or 6.4.

                (D) Neither the execution nor delivery by Dundee of this Agreement nor the performance of its obligations hereunder will (with the passage of time or the giving of notice or both): (i) constitute a violation of, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any security interest, lien or other encumbrance or adverse claim against, or upon any of the property of, Dundee or any of its Subsidiaries under (I) any term or provision of the Articles of Incorporation or Bylaws of Dundee, (II) any contract, agreement, commitment, undertaking, arrangement, or understanding (including without limitation those imposing any rights of first refusal or transfer restrictions) to which Dundee or any of its Subsidiaries is a party or bound or to which any of its properties is subject, that is listed on Schedule 3.1(n) or that is known to such counsel, (III) any permit, judgment, decree or order of any Governmental Entity that is listed on Schedule 3.1(e) or that is known to such counsel or (IV) any applicable law which in the experience of such counsel is normally applicable to transactions of the type contemplated by this Agreement; or (ii) create or cause the acceleration of the maturity of, any indebtedness, obligation, or liability of Dundee that is listed on Schedule 3.1(n) or that is known to such counsel.

                (E) Except for the filing of the Certificate of Merger with the Secretary of State of Georgia, each consent, authorization, order and approval of, and filing and registration with, any Governmental Entity required to be made or obtained by Dundee for the execution and delivery of this Agreement and the other documents and agreements contemplated hereby and the consummation of the transactions contemplated by this Agreement have been made or obtained.

                (F) The Proxy Statement sent by Dundee to its shareholders for purposes of the Dundee Shareholders Meeting held pursuant to Section
           5.2 of this Agreement complied as to form in all material respects with the requirements of Georgia law.

                (G) The Shareholders of Dundee have duly approved or ratified the matters described in Section 4.2(b)(i) and (ii) and a disinterested committee of the Board of Directors of Dundee has duly authorized and approved the payments to officers of Dundee as set forth on Schedule 4.1(b)(viii) pursuant to Section 14-2-862 of the Georgia Business Corporation Code.

                (H) The Directors of Dundee have taken action with respect to the Dundee Mills Supplemental Executive Retirement Plan that has the effect of preventing a Change in Control (as defined in Section 1.5 of such plan) from being considered to have occurred by reason of the Merger.

                (I) Upon the filing of the Certificate of Merger with the Secretary of State of Georgia in accordance with Section 1.3 of the Agreement, the Merger shall become effective in accordance with the GBCC;

                (J) Each of Dundee's Subsidiaries listed on Schedule 3.1(f) is a corporation incorporated, validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is described in the Proxy Statement.

             (ii) Springs and Subcorp shall have received confirmation, dated as of the Effective Time, from King & Spalding, substantially to the effect that:

                (A) Such counsel has participated in the preparation and review of the Registration Statement and the Proxy Statement. From time to time such counsel has had discussions with officers, directors and employees of Dundee and the independent accountants who examined certain consolidated financial statements of Dundee and its Subsidiaries and, based thereon, no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement or the Proxy Statement (except for the financial statements, schedules and other financial and statistical information included therein, as to which such counsel need express no opinion) or any amendment or supplement thereto, at the time they were mailed to the shareholders of Dundee and at the time of the Dundee Shareholders Meeting, contained any untrue statement of a material fact regarding Dundee and its Subsidiaries or omitted to state a material fact regarding Dundee and its Subsidiaries required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel has not, however, independently verified, is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Proxy Statement;

                (B) To the knowledge of such counsel there is no litigation or other proceeding against Dundee or any its Subsidiaries, or its properties and assets, pending or overtly threatened by a written communication to Dundee, that would be required to be disclosed pursuant to the requirements of Item 103 of Regulation S-K if Dundee were subject thereto.

        Such opinion may be limited to the laws of the State of Georgia and the federal laws of the United States of America and, except as set forth in
        Section 6.2(f)(i)(E), may exclude the applicability and effect of any antitrust and unfair competition laws. In rendering such opinions such counsel may rely upon opinions of other counsel and may rely upon certificates of public officials and officers of Dundee as to factual matters and shall be under no obligation to make any independent investigation as to factual matters.

          (g) Letters from Accountants. Springs shall have received the letters of Ernst & Young contemplated by Section 4.15.

          (h) Certain Antitrust Matters. No proceeding shall be pending or threatened with respect to the transactions hereunder and no order, decree or judgement shall have been entered or issued, which, in any such case, would require any divestiture by Springs or Dundee or any of Springs' or Dundee's Subsidiaries of any shares of capital stock or of any business, properties or assets of Springs or Dundee or any of Dundee's or Springs' Subsidiaries, or the imposition of any material limitation on the ability of Springs to conduct its business or to own or exercise control of such stock, business, properties or assets.

          (i) SERP Determination. The Board of Directors of Dundee shall have determined that, for purposes of the Dundee Mills Supplemental Executive Retirement Plan, no Change in Control (as defined in Section 1.5 of such plan) will be considered to have occurred by reason of the Merger.

          (j) Appraisal Rights. Appraisal rights under the GBCC shall have been perfected by holders of not more than eight (8) percent of the outstanding Dundee Shares.

          (k) Additional Certificates, etc. Dundee shall have furnished to Springs such additional certificates, opinions and other documents as Springs may have reasonably requested as to any of the conditions set forth in Sections 5.1 and 5.2.

          (l) Certain Shareholder Action. The shareholders of Dundee shall have duly approved or ratified the matters described in Section 4.2(b).

          (m) Filing Deficiencies. Dundee shall have cured all deficiencies with respect to the filing of required forms or documents and satisfied all related obligations (including late fees or penalties) with respect to the HSR Act and all Dundee pension plans, all at no material expense to Dundee.

          (n) Shareholder Loans. All of the loans made by Dundee to Dundee Shareholders set forth on Schedule 5.2(n) shall have been repaid in full with interest in accordance with their terms.

          (o) IDB Financings. Dundee and its counsel shall have taken all action necessary to preserve the tax exempt status of the Industrial Revenue Bonds set forth on Schedule 3.1(e).

     5.3 Conditions to Obligations of Dundee. Consummation of the Merger is subject to the fulfillment to the reasonable satisfaction of Dundee, prior to or at the Effective Time, of each of the following conditions:

          (a) Consents, Authorizations, etc. All consents, authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity, (other than the filing of the Certificate of Merger with the Secretary of State of Georgia) which are required for or in connection with the execution and delivery of this Agreement by Springs and SubCorp and the consummation by Springs and SubCorp of the transactions contemplated hereby shall have been obtained or made.

          (b) Injunction, etc. The consummation of the Merger will not violate the provisions of any injunction, order, judgment, decree, law or regulation applicable or effective with respect to Dundee or its officers or directors.

          (c) Representations and Warranties. The representations and warranties of Springs and Subcorp contained in this Agreement shall have been true and correct in all respects at the date hereof and shall also be true and correct in all respects at and as of the Effective Time, except for changes contemplated in this Agreement, with the same force and effect as if made at and as of the Effective Time or except as such representations and warranties by their terms relate only to periods of time prior to the Effective Time or except where the failure of any representation or warranty to be correct would not have a material adverse effect on the ability of Springs to consummate the Merger or would not have a material adverse effect on the consolidated assets, liabilities, financial condition, results of operation, business or prospects of Springs and its subsidiaries, taken as a whole; and Springs shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

          (d) Springs Shares. The Springs Shares issued to the shareholders of Dundee pursuant to the Merger shall, upon consummation of the Merger, be validly authorized and issued, fully paid and nonassessable.

          (e) Certificate. Springs shall have delivered to Dundee a certificate, dated as of the Effective Time, of the Chief Executive Officer or a senior executive officer of Springs to the effect that (i) he is familiar with the provisions of this Agreement and (ii) to the best of his knowledge the conditions specified in paragraph (c) of this Section 5.3 have been satisfied.

          (f) Opinion and Confirmation of Springs's and Subcorp's Counsel.

             (i) Dundee shall have received an opinion, dated as of the Effective Time, of Sutherland, Asbill & Brennan, counsel to Springs and Subcorp, in form and substance and with such exceptions and limitations as shall be reasonably satisfactory to Dundee, substantially to the effect that:

                (A) Springs is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina and has the corporate power and authority to own its properties and assets and to conduct its business as it is described in the Registration Statement.

                (B) SubCorp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has corporate power and authority to own its properties and assets and to carry on its business as it is described in the Registration Statement.

                (C) The authorized capital stock of Springs consists of 40,000,000 Springs Shares, 20,000,000 shares of Class B Common Stock and 1,000,000 shares of Springs Preferred Stock. As of the date of
           such opinion there are           Springs Shares,           shares of
           Springs

           Class B shares and           shares of Preferred Stock issued and
           outstanding. The issued and outstanding Springs Shares are duly authorized, validly issued, fully paid and non-assessable.

                (D) Each of Springs and Subcorp has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Springs and SubCorp. Each of Springs and Subcorp has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby. The Agreement has been duly adopted by the respective Boards of Directors of Springs and SubCorp, executed and delivered by each of Springs and Subcorp and is a valid and binding agreement of Springs and SubCorp and enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally; and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, provided that no opinion is expressed with respect to the enforceability of Sections 4.6, 6.2 or 6.4.

                (E) Except for the filing of the Certificate of Merger with the Secretary of State of Georgia, each consent, authorization, order and approval of, and filing and registration with, any Governmental Entity required to be made or obtained by each of Springs and Subcorp for the execution and delivery of this Agreement and the other documents and agreements contemplated hereby and the consummation of the transactions contemplated by this Agreement have been made or obtained.

                (F) The Springs Shares issued to the shareholders of Dundee shall, upon consummation of the Merger, be validly authorized and issued, fully paid and nonassessable.

                (G) Neither the execution nor delivery of this Agreement by each of Springs and Subcorp and the performance by Springs and Subcorp of their respective obligations hereunder will constitute a violation of
           (i) any term or provision of the respective Articles of Incorporation or Bylaws of Springs or SubCorp, (ii) any permit, judgment, decree or order of any Governmental Entity known to such counsel or (iii) any applicable law which in such counsel's experience is normally applicable to transactions of the type contemplated by the this Agreement.

                (H) The Registration Statement with respect to the distribution of Springs Shares to the shareholders of Dundee pursuant to this Agreement complied as to form in all material respects with the requirements of the federal securities laws.

                (I) Upon the filing of the Certificate of Merger with the Secretary of State of Georgia in accordance with Section 1.3 of this Agreement, the Merger shall become effective in accordance with the GBCC.

             (ii) Dundee shall have received confirmation, dated as of the Effective Time, from Sutherland, Asbill & Brennan, substantially to the effect that:

                (A) Such counsel has participated in the preparation and review of the Registration Statement and the Proxy Statement. From time to time such counsel has had discussions with officers, directors and employees of Springs and the independent accountants who examined certain financial statements of Springs and its Subsidiaries and, based thereon, no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement or Proxy Statement (except for the financial statements, schedules and other financial and statistical information included therein, as to which such counsel need express no opinion) or any amendment or supplement thereto contained, at the time they were mailed to the holders of Dundee Shares and at the time of the Dundee Shareholders Meeting, any untrue statement of a material fact regarding Springs or omitted to state a material fact regarding Springs required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel has not, however, independently verified, and is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained the Registration Statement and the Proxy Statement.

                (B) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and insofar, as such counsel knows, no proceeding for that purpose has been instituted or is pending or contemplated.

        Such opinion may be limited to the laws of the State of Georgia, the corporation law of the State of South Carolina and the federal laws of the United States of America and, except as set forth in Section 5.3(f)(i)(E), may exclude the applicability and effect of any antitrust and unfair competition laws. In rendering such opinions such counsel may rely upon opinions of C. Powers Dorsett, General Counsel of Springs, and other counsel and may rely upon certificates of public officials and officers of Springs, SubCorp or any of Springs's other Subsidiaries as to factual matters and shall be under no obligation to make any independent investigation as to factual matters.

          (g) Letters from Accountants. Dundee shall have received the letters of Deloitte & Touche contemplated by Section 4.15.

          (h) Tax Advice. Dundee shall not have been advised by King & Spalding that in its opinion the Merger shall not be treated as a tax-free reorganization under the applicable provisions of the Code to the extent the Merger Consideration consists of Springs Shares.

          (i) Investment Banker's Opinion. The Robinson Humphrey Company, Inc. shall have delivered to Dundee its written opinion, dated approximately the date of mailing of the Proxy Statement, that the consideration to be received by the holders of the Dundee Shares pursuant to the Merger is fair to such holders from a financial point of view and shall have consented to the inclusion of a copy of such opinion in the Proxy Statement.

          (j) Additional Certificates, etc. Springs shall have furnished to Dundee such additional certificates, opinions and other documents as Dundee may have reasonably requested as to any of the conditions set forth in Sections 5.1 and 5.3.

                                   ARTICLE 6

                          TERMINATION AND ABANDONMENT

     6.1 Termination and Abandonment. This Agreement and the Merger may be terminated and abandoned at any time prior to the Effective Time:

          (a) By mutual action of the Board of Directors of Springs and Dundee, whether before or after any action by shareholders.

          (b) By Springs:

             (i) if any event shall have occurred as a result of which any condition set forth in Section 5.2 is no longer capable of being satisfied; or

             (ii) if there has been a breach by Dundee of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, results of operations, business or prospects of Dundee and its Subsidiaries taken as a whole, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Dundee, which breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Springs to Dundee.

          (c) By Springs in the event that:

             (i) Dundee (or its Board of Directors) shall have authorized, recommended, proposed or publicly announced its intention to enter into a Competing Transaction which has not been consented to in writing by Springs;

             (ii) The Board of Directors of Dundee shall have withdrawn or materially modified its authorization, approval or recommendation to the holders of Dundee Shares with respect to the Merger or this Agreement in a manner adverse to Springs or shall have failed to make such favorable recommendation; or

             (iii) Any person, entity or "group" (as that term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) (other than Springs or any of its affiliates) shall have (A) commenced or publicly proposed to commence a tender offer or exchange offer for at least 15 percent of the then total outstanding Dundee Shares, (B) acquired more than 15 percent of the then total outstanding Dundee Shares or (C) solicited and received proxies or consents sufficient to permit it to elect directors nominated by it to a majority of the members of Dundee's Board of Directors or to block approval of the Merger and the transactions contemplated by this Agreement by the holders of Dundee Shares.

     (d) By Dundee:

             (i) if any event shall have occurred as a result of which any condition set forth in Section 5.3 is no longer capable of being satisfied.

             (ii) if there has been a breach by Springs or SubCorp of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the ability of Springs or SubCorp to consummate the Merger, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Springs or SubCorp, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Dundee to Springs.

          (e) By Springs or Dundee if there shall have occurred (i) any general suspension of, or limitation on, trading in securities generally on the NYSE continuing for a period of 15 days, or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States continuing for a period of 15 days.

          (f) By either Springs or Dundee if (i) any event shall have occurred as a result of which any condition set forth in Section 5.1 is no longer capable of being satisfied or (ii) the Merger shall not have been consummated by July 31, 1995; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner which proximately contributed to the failure of any such condition to be satisfied or the failure to consummate the Merger.

     6.2 Specific Performance. The parties acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event that either violates or fails and refuses to perform any covenant made by it herein, the other party or parties will be without adequate remedy at law. Each party agrees, therefore, that, in the event that it violates or fails and refuses to perform any covenant made by it herein, the other party or parties so long as it or they are not in breach hereof, may, in addition to any remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or seek any other equitable relief.

     6.3 Rights and Obligations upon Termination. If this Agreement is terminated and abandoned as provided herein, each party will redeliver all documents, work papers, and other materials of any party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, except to the extent previously delivered to third parties in connection with the transactions contemplated hereby, and all information received by any party hereto with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however that this Section 6.3 shall not apply to any documents, work papers, material, or information which is a matter of public knowledge or which heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any governmental agency.

     6.4 Certain Fees and Expenses. Dundee acknowledges that Springs has spent, and will be required to spend, substantial time and effort in examining the business, properties, affairs, financial condition and prospects of Dundee and its Subsidiaries, and has incurred, and will continue to incur, substantial fees and expenses in connection with such examination, the preparation of this Agreement and the accomplishment of the transactions contemplated hereunder, and will be unable to evaluate and, possibly, make investments in or acquire other entities due to the limited number of personnel available for such purpose and the constraints of time. Therefore, to induce Springs to enter this Agreement:

          (a) Expenses. In the event that Springs terminates this Agreement pursuant to Section 6.1 (b) by reason of the failure to meet the condition of Section 5.2(c) due to Dundee's knowing and intentional misrepresentation or knowing and intentional breach of warranty or breach of any covenant or agreement, then Dundee shall pay Springs on demand, in same day funds, the Expenses. For purposes of this Section 6.4, "Expenses" shall include all reasonable out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all investment banking firms and their respective agents and counsel, and all fees of counsel, accountants, experts and consultants to Springs) actually incurred by Springs or on its behalf in connection with the Merger and all transactions contemplated by this Agreement; and

          (b) Fee.  If this Agreement is terminated pursuant to:

             (i) Section 6.1(b) by reason of the failure to meet the condition of Section 5.2(c) due to Dundee's knowing and intentional misrepresentation or knowing and intentional breach of warranty or breach of any covenant or agreement and (A) Dundee shall have had contacts about or entered into negotiations relating to a Competing Transaction during the period from the date of this Agreement through the date of termination of this Agreement; and (B) within one year after the date of such termination a Competing Transaction shall have been consummated involving a person with whom Dundee has had such negotiations or contacts;

             (ii) Section 6.1(f) because this Agreement does not receive the requisite vote of the holders of Dundee Shares and at the time of such vote, there existed a Competing Transaction; or

             (iii) Section 6.1(c)(i) or (ii).

        then Dundee shall pay to Springs in addition to the Expenses a Fee in the amount of three million dollars ($3,000,000) (the "Fee"), not as a penalty but as full and complete liquidated damages; provided, however, that no amount shall be paid pursuant to this Section 6.4(b) if Springs shall be in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. The Fee shall be payable to Springs notwithstanding that any action taken by the Board of Directors of Dundee which may give rise to the obligation to pay the Fee may have been taken in accordance with the fiduciary duties of the Board of Directors.

          (c) Payment. Any payment required pursuant to this Section 6.4 shall be made as promptly as practicable, but in no event later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by the Springs; provided, however, that any payment required pursuant to subsection (b)(i) of this Section 6.4 shall be made as promptly as practicable, but in no event later than five business days after the occurrence of the Competing Transaction. In the event that Springs is entitled to the Expenses or the Fee, Dundee shall also pay to Springs interest at the rate of 8 1/2% per year on any amounts that are not paid when due, plus all costs and expenses in connection with or arising out of the enforcement of the obligation of Dundee to pay the Expenses, the Fee or such interest.

          (d) Effect of Payment. Except as provided in Section 6.5, upon payment of the Expenses and, if applicable, the Fee, this Agreement shall terminate with no further liability of Dundee or Springs at law or equity resulting therefrom.

     6.5 Effect of Termination. In the event of a termination and abandonment of this Agreement pursuant to Section 6.1 above, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its respective officers, directors or stockholders, other than the provisions of Section 4.4, 4.5, 4.11, 6.3, 6.4 and this Section 6.5. Notwithstanding the foregoing, nothing contained in this Section 6.5 shall relieve any party from liability for any breach of this Agreement, and any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or agreement contained in this Agreement.

                                   ARTICLE 7

                               GENERAL PROVISIONS

     7.1 Waiver of Certain Conditions. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject, except that the conditions contained in Section 5.1,
Section 5.2(a) (with respect to consents and authorizations, orders and approvals of, and filings and registrations with, any Governmental Entity) and -- (b) (first sentence) and Section 5.3(a) and -(b) may not be so waived.

     7.2 Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

              If to Springs and any SubCorp, to:

                Springs Industries, Inc.
                205 North White Street
                P. O. Box 70
                Fort Mill, S.C. 29715
                Fax No. 803-547-3766

                Attention:  Walter Y. Elisha
                            Chairman of the Board and Chief Executive Officer and
                            C. Powers Dorsett
                            Vice President/General Counsel and Secretary

                with a copy to:

                Sutherland, Asbill & Brennan
                999 Peachtree Street, N.E.
                Atlanta, Georgia 30309-3996
                Fax No. (404) 853-8806

                Attention:  George L. Cohen

              If Dundee, to:

                Dundee Mills, Incorporated
                P.O. Box E
                Griffin, Georgia 30224-0199
                Fax No: (404) 412-5656

                Attention:  John T. Newton
                            Chairman

                with a copy to:

                King & Spalding
                42nd Floor
                191 Peachtree Street, N.E.
                Fax No. (404) 572-5146

                Attention:  Edward J. Hawie

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and telephonic confirmation of receipt. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     7.3 Table of Contents; Headings. The Table of Contents, cross reference pages and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     7.4 Variation and Amendment. Before or after the approval of this Agreement by the holders of Dundee Shares, this Agreement may be varied or amended at any time without action by the holders of Dundee Shares by action of the respective Boards of Directors of Dundee, Springs and Subcorp; provided, however, that any variance or amendment made after approval of the Merger by the holders of Dundee Shares that (i) reduces the Merger Consideration or changes the form of the Merger Consideration or (ii) changes any of the terms and conditions of this Agreement if such change would adversely affect the holders of Dundee Shares shall be subject to the further approval of the holders of Dundee Shares. Any variation, modification or amendment to this Agreement must be made in writing and executed by each of the parties hereto.

     7.5 No Survival of Representations or Warranties. None of the representations or warranties made in Article 3 of this Agreement shall survive the Effective Time.

     7.6 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be held in Atlanta, Georgia before a panel of three (3) arbitrators, one selected by Springs and SubCorp, one selected by Dundee and the third selected by mutual agreement of the first two arbitrators. Each arbitrator shall be independent and impartial. Judgment upon any award rendered by the arbitrators may be entered into any court of competent jurisdiction. The determination of which party (or combination of them) bears the costs and expenses incurred, including reasonable attorneys fees, in connection with any such arbitration proceeding shall be determined by the arbitrators.

     7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law of public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     7.8 Waiver. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

     7.9 No Third Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assignees. Except as set forth in Sections 4.10, 4.13, 4.14 and 4.17, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity, including, without limitation, employees not a party to this Agreement. Except for assignments to wholly-owned subsidiaries (direct or indirect) of Springs, in which event Springs shall remain liable for the performance of this Agreement, no transfer or assignment (including by operation of law) of this Agreement or of any rights or obligations under this Agreement may be made by any party without the prior written consent of the other parties and any attempted transfer or assignment without that required consent shall be void. No transfer or assignment by a party of its rights under this Agreement shall relieve it of any of its obligations to the other parties under this Agreement.

     7.10 Time of the Essence; Computation of Time. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a public or legal holiday, the party having such right or duty shall have until 5:00 p.m. Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

     7.11 Counterparts. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

     7.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the conflicts of law principles thereof.

     7.13 Entire Agreement. This Agreement (with its Schedules) together with the Confidentiality Agreement, contain, and is intended as, a complete statement of all the terms of the arrangements among the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their corporate seals affixed, as of the date first above written.

                                          DUNDEE MILLS, INCORPORATED

                                          By:      /s/  JOHN T. NEWTON
                                          --------------------------------------
                                                      John T. Newton

[Corporate Seal]

Attest:

      /s/  DOUGLAS R. TINGLE
- --------------------------------------
     Douglas R. Tingle, Secretary

                                          SPRINGS INDUSTRIES, INC.

                                          By:     /s/  WALTER Y. ELISHA
                                          --------------------------------------
                                                     Walter Y. Elisha

[Corporate Seal]

Attest:

      /s/  C. POWERS DORSETT
- --------------------------------------
     C. Powers Dorsett, Secretary

                                          DUNDEE ACQUISITION CORP.

                                          By:    /s/  THOMAS P. O'CONNOR
                                          --------------------------------------
                                                    Thomas P. O'Connor

[Corporate Seal]

Attest:

      /s/  C. POWERS DORSETT
- --------------------------------------
     C. Powers Dorsett, Secretary

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of March , 1995, is by and among DUNDEE MILLS INCORPORATED, a Georgia corporation ("Dundee"), DUNDEE ACQUISITION CORP., a Georgia corporation ("Subcorp"), and SPRINGS INDUSTRIES, INC. a South Carolina Corporation ("Springs").

                                   RECITALS:

     WHEREAS, Dundee, Subcorp and Springs entered into an Agreement and Plan of Merger dated as of February 6, 1995 (the "Merger Agreement") with respect to a business combination of Dundee and Subcorp;

     WHEREAS, Dundee, Subcorp and Springs desire to amend the Merger Agreement in certain respects as provided herein.

                            STATEMENT OF AMENDMENT:

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the respective meanings given to those terms in the Merger Agreement.

          2. Approval of Dundee Shareholders. Section 4.2 of the Merger Agreement is hereby amended by deleting Section 4.2(b) in its entirety and substituting the following new Section 4.2(b) in lieu thereof:

          (b) Other Matters. At the Dundee Shareholders Meeting the holders of Dundee Shares will be asked to approve and ratify the terms and conditions of all issuances or sales by Dundee of Dundee Shares since July 1, 1989.

          3. Certain Issuances of Dundee Shares. Section 5.2 of the Merger Agreement is hereby amended by deleting Section 5.2(l) in its entirety and substituting the following new Section 5.2(l) in lieu thereof:

             (1) Certain Issuances of Dundee Shares. Dundee shall have taken all corporate action necessary to establish that all Dundee Shares issued since July 1, 1989 were validly issued, fully paid and nonassessable and that no preemptive rights exist with respect to such issuances.

     4. Opinion of Dundee's Counsel. Section 5.2 of the Merger Agreement is hereby amended by deleting Section 5.2(f)(i)(G) in its entirety and substituting the following new Section 5.2(f)(i)(G) in lieu thereof:

          (G)(i) The Shareholders of Dundee have duly approved or ratified the matters described in Section 4.2(b), (ii) all corporate action has been taken that is necessary to establish that all Dundee Shares issued since July 1, 1989 were validly issued, fully paid and nonassessable and that no preemptive rights exist with respect to such issuances, and (iii) a disinterested committee of the Board of Directors of Dundee has duly authorized and approved the payments to officers of Dundee as set forth on
     Schedule 4.1(b)(viii) pursuant to Section 14-2-862 of the Georgia Business Corporation Code.

     5. Tax Structure. The Merger Agreement is hereby amended by adding the following to Section 1.1:

     In the event that 20% or less of the outstanding Dundee Shares are subject either to a Cash Election (as defined herein) or to an exercise of dissenter's rights with respect to the Merger at the time of the Dundee Shareholder's Meeting, the Merger may, at Springs' option, be consummated as a reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and Subcorp will be merged into Dundee with Dundee as the Surviving Corporation. In the event Springs exercises this option, this Agreement will be deemed to have been amended to make all changes necessary to reflect the alternative structure of the Merger.

     6. General. As hereby amended, all the terms and provisions of the Merger Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Amendment as of the date first set forth above.

                                          DUNDEE MILLS, INCORPORATED

                                          By:     /s/  Douglas R. Tingle
                                             ---------------------------


                                          DUNDEE ACQUISITION CORP.

                                          By:       /s/  James F. Zahrn
                                             ---------------------------


                                          SPRINGS INDUSTRIES, INC.

                                          By:      /s/  Walter Y. Elisha
                                             ---------------------------

                                                                       EXHIBIT B

             FORM OF OPINION OF THE ROBINSON-HUMPHREY COMPANY, INC.

                                            , 1995

Board of Directors
Dundee Mills, Inc.
301 Railroad Avenue
Griffin, Georgia 30223

Dear Gentlemen:

     We understand that Dundee Mills, Inc. (the "Company") has entered into an agreement and plan of merger among the Company, Springs Industries, Inc. ("Springs") and a wholly owned subsidiary of Springs (the "Subsidiary"). We understand that under this proposal (the "Proposed Transaction"), (i) Dundee will be merged into the Subsidiary (the "Merger") and (ii) each share of Dundee stock would be converted into the right to receive consideration of $2,525, consisting of at least 50% in the form of shares of Springs Class A Common Stock, with the remainder payable in cash. Each shareholder of Dundee will be entitled to elect the portion of the consideration to be paid in cash, subject to a limitation that no more than 3 million shares of Springs Class A Common Stock will be issued in the Merger. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, as amended (the "Agreement") by and among the Company, Springs and the Subsidiary.

     We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's shareholders of the consideration to be offered in the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement,
(2) such publicly available information concerning the Company and Springs as we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company and Springs furnished to us by the Company and Springs, (4) a history of transactions involving the Company's common stock from October 1991 to the present, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant, and (6) a comparison of the financial terms of the Proposed Transaction with the terms of certain other recent transactions which we deemed relevant. In addition, we have had discussions with the management of the Company and Springs concerning the respective businesses, operations, assets, present condition and future prospects of each, and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. With respect to the financial projections provided by the Company and Springs, we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgment of management of the Company and Springs as to the future financial performance of the Company and Springs. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Springs and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered in the Proposed Transaction is fair to the Company's shareholders.

                                          Very truly yours,

                                          The Robinson-Humphrey Company, Inc.

                                          By:
                                             ----------------------------------

                                          Charles H. Ogburn
                                          Managing Director

                                                                       EXHIBIT C

                       GEORGIA BUSINESS CORPORATION CODE

            TITLE 14.  CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
                             CHAPTER 2.  BUSINESS CORPORATIONS
                              ARTICLE 13.  DISSENTERS' RIGHTS

SEC.14-2-1301. DEFINITIONS.

     As used in this article, the term:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8) "Shareholder" means the record shareholder or the beneficial shareholder.

SEC.14-2-1302. RIGHT TO DISSENT.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

             (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

SEC. 14-2-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

SEC. 14-2-1320. NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

SEC. 14-2-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

SEC.14-2-1322. DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

SEC.14-2-1323. DUTY TO DEMAND PAYMENT.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

SEC.14-2-1324. SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SEC.14-2-1325. OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

SEC.14-2-1326. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

SEC.14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

SEC.14-2-1330. COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

SEC.14-2-1331. COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

SEC.14-2-1332. LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  South Carolina Business Corporation Act

     Section 33-8-510 of the South Carolina Business Corporation Act ("SCBCA") authorizes a South Carolina corporation to indemnify a director against loss or expense incurred by the director as a result of a civil, criminal, administrative, or investigative proceeding to which the director is made a party by virtue of his status as a director, provided that the director conducted himself in good faith and reasonably believed (1) in the case of conduct in his official capacity, that his conduct was in the best interest of the corporation, and (2) in all other cases, that his conduct was at least not opposed to its best interest, and in the case of any criminal proceeding, that the director had no reasonable cause to believe his conduct was unlawful.
Section 33-8-510 prohibits a South Carolina corporation from indemnifying a director in the event of adjudicated liability in connection with a proceeding by or in the right of the corporation, or in any other proceeding whether or not in his official capacity, if the director was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     This indemnification under the SCBCA may be made by a South Carolina corporation only upon (1) a determination that the standard of conduct set forth in Section 33-8-510 has been met, made by the majority vote of a quorum of non-party directors, or if such a quorum cannot be obtained, by majority vote of a committee consisting of two or more non-party directors, by special legal counsel, or by the affirmative vote of shareholders excluding shares owned, or the voting of which is controlled, by directors who are parties to the proceeding; and (2) authorization of indemnification, made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization must be made by majority vote of a quorum of non-party directors of a special committee consisting of two or more non-party directors, or if such quorum or committee cannot be obtained, by majority vote of the board of directors.

     Section 33-8-520 of the SCBCA also provides for the mandatory indemnification of a director for reasonable expenses if the director has been wholly successful (whether or not on the merits) in the defense of any proceeding to which he was a party because he is or was a director, unless provided otherwise by the articles of incorporation. In addition, unless provided otherwise by a corporation's articles of incorporation, Section 33-8-540 of the SCBCA authorizes a director to apply for indemnification by court order, which may be granted if the court determines that the director is entitled to mandatory indemnification or is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the statutory standard of conduct, or was adjudged liable to the corporation or improperly derived a personal benefit, but in that event court-ordered indemnification is limited to reasonable expenses incurred in connection with the proceeding.

     A South Carolina corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the statutory standard of conduct described in Section 33-8-510, (2) the director furnishes the corporation with a written promise to repay expenses advanced if it is ultimately determined that he did not meet the standard of conduct, and (3) the corporation determines, in the same manner required for determining the statutory standard of conduct, that the facts as known would not preclude indemnification under the SCBCA.

     Section 33-8-560 of the SCBCA permits a South Carolina corporation to indemnify an officer, employee or agent who is not a director to the same extent as to a director. An officer who is not a director is also entitled to the mandatory indemnification and court-ordered indemnification available to a director. A South Carolina corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     The SCBCA provides that a South Carolina corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation, or one serving as such for another entity or enterprise at the request of the corporation, against liability whether or not the corporation would have the power to indemnify him against such liability under the SCBCA.

     The SCBCA validates provisions in the articles of incorporation or bylaws of a South Carolina corporation, resolutions of its shareholders or board of directors, or otherwise, only to the extent such provisions or resolutions are consistent with the SCBCA, but does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he is not a defendant or respondent to the proceeding.

  Bylaws

     Under Article Seven of the Registrant's Bylaws, any present or former director or, officer of the Registrant, or any director or officer who, at the request of the Registrant, may have served at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, is entitled to reimbursement of expenses and other liabilities, including attorney's fees actually and reasonably incurred by him and any amount owing or paid by him in connection with a civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of the Registrant or a director, officer, partner, trustee, employee or agent of such other company. The Registrant may also indemnify, or advance expenses in connection with a proceeding that may be the subject of indemnification to, a non-officer or non-director agent or employee of the Registrant if, to the extent and on such terms as the board of directors of the Registrant may from time to time determine. Article Seven also authorizes the Registrant to enter into agreements which provide indemnification rights and procedures permitted by the SCBCA.

  Insurance

     The Company has purchased an executive protection policy covering persons serving as directors, officers and assistant officers or in certain specified positions ("insured persons") with the Company or its subsidiaries or, at the direction or request of the Company, with certain outside entities, including non-profit entities. Subject to certain exclusions, insured persons are covered for liability incurred because of any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed, attempted, or allegedly committed or attempted in their capacity with the Company or its subsidiaries or such outside entity, or for any matter claimed against an insured person solely by reason of serving as director, officer or assistant officer or in such specified capacity. The insurance policy provides that the insurance company shall pay the total amount which an insured person becomes legally obligated to pay including damages, judgments, settlements, costs and defense costs (excluding fines or penalties imposed by law or the multiple portion of any multiplied damage award and matters uninsurable under applicable law). The maximum coverage under the policy is $20 million per loss and per year. If an insured person incurs liability for which he is not indemnified by the Company or its subsidiaries, then no deductible applies. If the individual is indemnified by the Company or a subsidiary, then the insurance company reimburses the Company for the indemnification payment subject to the policy limits and to a deductible of $500,000.

     The Company has obtained liability coverage under the above insurance policy, covering all directors, officers and employees of the Company or its subsidiaries serving as fiduciaries of the employee welfare or benefit plans of the Company and its subsidiaries. The maximum coverage provided by this insurance policy for such liabilities is an aggregate of $10 million per year subject to a deductible amount of $25,000 per loss applicable to defense costs, charges and expenses.

ITEM 21.  EXHIBITS

     (A) EXHIBITS

EXHIBIT
  NO.                                             DESCRIPTION
- -------       ------------------------------------------------------------------------------------
   2     --   Agreement and Plan of Merger dated as of February 6, 1995, as amended by Amendment
              No. 1 thereto, dated March 7, 1995, by and among Springs, Subcorp and Dundee
              (included as Exhibit A to the Proxy Statement and Prospectus which is a part of this
              Registration Statement). The exhibits and schedules to the Agreement and Plan of
              Merger have been omitted from Exhibit A to the Proxy Statement and Prospectus.
              Springs agrees to furnish supplementally such exhibits and schedules to the
              Commission upon request.
   3.1   --   Registrant's Restated Articles of Incorporation (filed as an exhibit to Registrant's
              Form 10-Q filed August 15, 1994 and incorporated herein by reference).
   3.2   --   Registrant's Bylaws (filed as an exhibit to Registrant's Form 10-Q filed May 17,
              1994 and incorporated herein by reference).
   4     --   See Articles 6, 7 and 8 of the Registrant's Restated Articles of Incorporation, as
              amended (filed as an exhibit to Registrant's Form 10-Q filed August 15, 1994 and incorporated herein by reference), and Articles II, III, VI and VII of the
              Registrant's Bylaws, as amended (filed as an exhibit to Registrant's Form 10-Q filed
              May 17, 1994 and incorporated herein by reference).
   5     --   Opinion of Sutherland, Asbill & Brennan.
   8     --   Form of Opinion of Sutherland, Asbill & Brennan regarding tax consequences of the
              Merger.
  23.1   --   Consent of Sutherland, Asbill & Brennan is contained in its legal opinions filed as
              Exhibits 5 and 8.
  23.2   --   Consent of Deloitte & Touche LLP.
  23.3   --   Consent of Ernst & Young LLP.
  23.4   --   Consent of The Robinson-Humphrey Company, Inc.
  24     --   Power of Attorney authorizing Walter Y. Elisha and James F. Zahrn to sign on behalf of the other directors is contained on Page II-5 of this Registration Statement.
  99.1   --   Form of Proxy to be used by Dundee Mills, Incorporated.
  99.2   --   Form of Letter of Transmittal.
  99.3   --   Form of Option and Proxy Agreement executed by Springs Industries, Inc. and each of the directors and one of the officers of Dundee Mills, Incorporated.

     (B) FINANCIAL STATEMENTS SCHEDULES

          Not applicable.

     (C) REPORTS, OPINIONS, APPRAISALS

          Opinion of The Robinson-Humphrey Company, Inc., dated           , 1995
     (included as Exhibit B to the Proxy Statement and Prospectus which is a part of this Registration Statement).

ITEM 22.  UNDERTAKINGS

     (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14c-3 or Rule 14d-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (4) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Mill, State of South Carolina on March 8, 1995.

                                          SPRING INDUSTRIES, INC.

                                          By:     /s/  WALTER Y. ELISHA

                                            ------------------------------------
                                                      Walter Y. Elisha
                                              Chairman of the Board, President
                                                and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter Y. Elisha and James F. Zahrn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                       DATE
- ----------------------------------------  ------------------------------------  ---------------

            /s/  WALTER Y. ELISHA         Chairman of the Board, President,       March 8, 1995
- ----------------------------------------    Chief Executive Officer and
            Walter Y. Elisha                Director
             /s/  JAMES F. ZAHRN          Vice President-Finance and Treasurer    March 8, 1995
- ----------------------------------------    (Principal Financial Officer)
             James F. Zahrn

           /s/  JAMES C. McKELVEY         Vice President and Controller           March 8, 1995
- ----------------------------------------    (Principal Accounting Officer)
           James C. McKelvey

               /s/  JOHN F. AKERS         Director                                March 8, 1995
- ----------------------------------------
             John F. Akers

          /s/  CRANDALL C. BOWLES         Director                                March 8, 1995
- ----------------------------------------
           Crandall C. Bowles

           /s/  JOHN L. CLENDENIN         Director                                March 8, 1995
- ----------------------------------------
           John L. Clendenin

              /s/  LEROY S. CLOSE         Director                                March 8, 1995
- ----------------------------------------
             Leroy S. Close

               SIGNATURE                                 TITLE                       DATE
- ----------------------------------------  ------------------------------------  ---------------

           /s/  CHARLES W. COKER          Director                                March 8, 1995
- ----------------------------------------
            Charles W. Coker

             /s/  DAN M. KRAUSSE          Director                                March 8, 1995
- ----------------------------------------
             Dan M. Krausse

           /s/  JOHN H. McARTHUR          Director                                March 8, 1995
- ----------------------------------------
            John H. McArthur

                /s/  ALDO PAPONE          Director                                March 8, 1995
- ----------------------------------------
              Aldo Papone

              /s/  ROBIN B. SMITH         Director                                March 8, 1995
- ----------------------------------------
             Robin B. Smith

          /s/  SHERWOOD H. SMITH          Director                                March 8, 1995
- ----------------------------------------
           Sherwood H. Smith

             /s/  STEWART TURLEY          Director                                March 8, 1995
- ----------------------------------------
             Stewart Turley

                               INDEX TO EXHIBITS

                                                                                         SEQUENTIALLY
EXHIBIT                                                                                    NUMBERED
  NO.                                        DESCRIPTION                                     PAGE
- -------       -------------------------------------------------------------------------  ------------
   2     --   Agreement and Plan of Merger dated as of February 6, 1995, as amended by
              Amendment No. 1 thereto, dated March 7, 1995, by and among Springs,
              Subcorp and Dundee (included as Exhibit A to the Proxy Statement and
              Prospectus which is a part of this Registration Statement). The exhibits and schedules to the Agreement and Plan of Merger have been omitted from
              Exhibit A to the Proxy Statement and Prospectus. Springs agrees to furnish supplementally such exhibits and schedules to the Commission upon request..................................................................

   3.1   --   Registrant's Restated Articles of Incorporation (filed as an exhibit to
              Registrant's Form 10-Q filed August 15, 1994 and incorporated herein by reference)...............................................................
   3.2   --   Registrant's Bylaws (filed as an exhibit to Registrant's Form 10-Q filed
              May 17, 1994 and incorporated herein by reference).......................

   4     --   See Articles 6, 7 and 8 of the Registrant's Restated Articles of
              Incorporation, as amended (filed as an exhibit to Registrant's Form 10-Q filed August 15, 1994 and incorporated herein by reference), and Articles
              II, III, VI and VII of the Registrant's Bylaws, as amended (filed as an exhibit to Registrant's Form 10-Q filed May 17, 1994 and incorporated herein by reference).....................................................

   5     --   Opinion of Sutherland, Asbill & Brennan..................................

   8     --   Form of Opinion of Sutherland, Asbill & Brennan regarding tax consequences of the Merger...............................................

  23.1   --   Consent of Sutherland, Asbill & Brennan is contained in its legal opinions filed as Exhibits 5 and 8.......................................

  23.2   --   Consent of Deloitte & Touche LLP.........................................

  23.3   --   Consent of Ernst & Young LLP.............................................

  23.4   --   Consent of The Robinson-Humphrey Company, Inc............................

  24     --   Power of Attorney authorizing Walter Y. Elisha and James F. Zahrn to sign on behalf of the other directors is contained on Page II-5 of this
              Registration Statement...................................................

  99.1   --   Form of Proxy to be used by Dundee Mills, Incorporated...................

  99.2   --   Form of Letter of Transmittal............................................

  99.3   --   Form of Option and Proxy Agreement executed by Springs Industries, Inc.
              and each of the directors and one of the officers of Dundee Mills,
              Incorporated.............................................................